Exhibit 4.1

TERM LOAN AGREEMENT

THIS AGREEMENT, is made on August 14, 2012 by and between PACIFIC RIM BANK, a Hawaii corporation, whose mailing address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813 (the “Lender”), and CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation, both of whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (individually and collectively, the “Borrower”);

W I T N E S S E T H :

WHEREAS, the Borrower has applied to the Lender for a loan (the “Loan”), up to the aggregate principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $5,500,000.00) in order to provide funds for new capital improvements and finance equipment purchases; and

WHEREAS, the Lender is willing to make a loan to the Borrower on the terms and conditions hereinafter set forth and in full reliance upon the representations and warranties made by the Borrower in this Agreement;

NOW, THEREFORE, the Borrower and the Lender, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound, hereby agree as follows:

Section 1. The Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow from the Lender the principal sum not to exceed FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $5,500,000.00).

The obligation of the Borrower to repay the Loan, together with accrued interest thereon, shall be evidenced by those certain Promissory Notes (the “Notes”), in form and substance satisfactory to the Lender, duly executed and delivered by the Borrower to the Lender.

Interest shall accrue on the outstanding principal balance of the Notes, and monthly payments of principal and interest shall be paid by Borrower in accordance with the terms of the Notes.

Interest shall be calculated on the basis of a 365-day year.

All payments shall be applied first to accrued interest, then to the principal balance and then to any charges payable by the Borrower.

The maturity date for the Notes shall be on August 14, 2032, at which time the entire outstanding balance, plus all accrued but unpaid interest shall be due and payable in full.

Not later than the Closing Date, as hereinafter defined, the Borrower shall have paid a nonrefundable loan fee to the Lender in the amount of EIGHTY-TWO THOUSAND FIVE HUNDRED AND N0/100 DOLLARS ($82,500.00), of which $41,250.00 shall be payable to Commercial and Business Lending and $41,250.00 shall be payable to the Lender. The Borrower shall have also paid the USDA Guarantee fee in the amount of ONE HUNDRED THIRTY-TWO THOUSAND AND NO/100 DOLLARS ($132,000.00).

In addition to the USDA Guarantee fee, United States Department of Agriculture Rural Development requires an annual fee of 0.25% based on the outstanding guaranty balance, i.e., eighty percent (80%) of the Loan principal balance outstanding, as of December 31st of each year.

To secure the due and punctual payment of the Notes, and the performance of any and all obligations of the Borrower under the “Loan Documents” (as hereinafter defined), the Borrower will deliver or cause to be delivered to the Lender on or before the Closing Date:

(a)                                 A Mortgage, Security Agreement and Financing Statement (the “Mortgage”), in form and content satisfactory to the Lender, dated concurrently with the Notes, duly executed and acknowledged by CYANOTECH CORPORATION, as “Mortgagor”, constituting at all times a valid and subsisting first lien upon the leasehold property located at 73-860 Makako Bay Drive, Kailua-Kona, Island and County of Hawaii, State of Hawaii 96740, identified by Tax Map Key No. (3) 7-3-043-063 (the “Property”), and on all structures and improvements constructed and located thereon and a valid and subsisting security interest in any and all other personal property now owned or hereafter acquired by the Mortgagor, and incorporated in the improvements or otherwise situated upon the Property.

(b)                                 An Assignment of Lessor’s Interest in Leases and Rents (the “Assignment”), in form and content satisfactory to the Lender, dated concurrently with the Notes, duly executed and acknowledged by Mortgagor, unconditionally and absolutely assigning to the Lender all of the Mortgagor’s right, title and interest in and to any leases arising out of the Property.

(c)                                  Two Security Agreements (collectively, the “Security Agreement”), in form and content satisfactory to the Lender, duly executed and acknowledged by each Borrower, as debtor, constituting at all times valid and subsisting liens on all of the assets and personal property of each Borrower, including, but not limited to, all machinery and equipment purchased subsequently hereafter, and all furnishings, fixtures and equipment associated with the improvements at the Property relating to the Property (the “Collateral”).

(d)                                 A UCC Financing Statement (the “Financing Statement”), in form and content satisfactory to the Lender perfecting the Lender’s security interest in and to the Collateral.

(e)                                  The United States Department of Agriculture Rural Development (“USDA”) Unconditional Guarantee- Business and Industry Guaranteed Loan Program for an eighty percent (80%) guarantee of the Loan (the “USDA Guarantee”).

(f)                                   A Hazardous Substances Certificate and Indemnity Agreement (the “Indemnity Agreement”), in form and content satisfactory to the Lender, duly executed and acknowledged by Borrower and Mortgagor.

(g)                                  An Assignment of Construction Contract (the “Assignment of Construction Contract”), in form and content satisfactory to the Lender, duly executed and acknowledged by Mortgagor and NO’EAU CONSTRUCTION LIMITED LIABILITY COMPANY, a Hawaii limited liability company (“General Contractor”).

(h)                                 Sublessor’s Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement dated August 27, 2012 (the “Consent to Mortgage”) given by the NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, STATE OF HAWAII, as Sublessor.

This Agreement, the Notes, the Mortgage, the Assignment, the Security Agreement, the Financing Statement, the USDA Guarantee, the Indemnity Agreement, the Assignment of Construction Contract, the Consent to Mortgage and all other documents contemplated by or necessary to effect the purposes of this Agreement are herein sometimes collectively called the “Loan Documents”.

The execution of the principal Loan Documents shall take place at the office of the Lender, at such time or times as shall be mutually agreed upon by the Lender and the Borrower.  The date of filing and recordation of the Mortgage and the Assignment is herein referred to as the “Closing Date”.

Section 2.  Representations and Warranties by the Borrower.  The Borrower represents and warrants to the Lender that:

2.1.                            Organization, Standing and Authority of Borrower.  CYANOTECH CORPORATION is a corporation duly registered, validly existing and in good standing under the laws of the State of Nevada.  NUTREX HAWAII, INC., is a corporation duly registered, validly existing and in good standing under the laws of the State of Hawaii.  Each Borrower shall provide the Lender with (i) resolutions and/or other documentation duly authorizing the execution and delivery of the documents required to be executed by such corporation; (ii) copies of its articles of incorporation certified by the State of Hawaii or Nevada, as applicable; and (iii) its by-laws.  Each corporation has all requisite power and authority to carry on the business and to own the property that it now carries on and owns.  Each Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof.  No other corporate action of the Borrower is required to the execution and delivery of the Loan Documents.  Each Borrower shall conduct and carry on its business in substantially the same field of activity as has been originally planned and as documented in the USDA loan application.

2.2                               Title to the Property.  The Mortgagor now has good, marketable title to the Property, free and clear of all defects, liens and encumbrances, excepting only liens for taxes, assessments of governmental charges or levies not yet delinquent or payable without penalty or interest, and such liens and encumbrances as may be approved by the Lender.

2.3                               Tax Returns and Payments.  All tax returns and reports of the Borrower required by law to be filed have been duly filed and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender, but which are currently being contested in good faith) upon the Borrower or upon its properties or assets or income which are due and payable, have been paid.

2.4                               Litigation.  There is no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Property which might materially affect the Borrower’s ability to perform its obligations under the Loan Documents.

2.5                               Financial Statements.  All financial statements heretofore delivered to the Lender by the Borrower are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly represent the financial condition of the Borrower as of the dates thereof; no material, adverse changes have occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by the Borrower other than borrowing approved by the Lender.

2.6                               Utility Services.  All utility services necessary for servicing of the improvements and the operation and use thereof for their intended purposes are available at the boundary of the Property, including, but not limited to, water supply, storm and sanitary sewer facilities, electric and telephone facilities.

2.7                               Access.  The Property is contiguous to publicly dedicated streets, roads or highways; and vehicular access from the Property is permitted to all such publicly dedicated streets, roads or highways.

2.8                               Character of Representations and Warranties.  None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the Loan, and none of the representations and warranties by Borrower in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.  To the best of the knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the ability of the Borrower to observe or perform its obligations under the Loan Documents which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower.

2.9                               Compliance with Law.  The consummation of the transactions contemplated by the Loan Documents will not conflict with or result in a breach of any law, statute, ordinance, regulation, order, writ, injunction, decree or judgment of any court or governmental instrumentality, domestic or foreign.

2.10                        Governmental Authorizations.  With respect to the design and construction of the improvements, no consent, approval or authorization of or registration, declaration or filing with any governmental or public body or authority is required (or, if required, such consent, approval, order or authorization shall have been obtained prior to the Lender making any advance of the Loan proceeds for any expenses other than those in connection with (a) the valid execution and delivery of each of the Loan Documents, (b) any compliance with building, setback, building moratorium, special design district, historic preservation, or other ecological or environmental requirements, or state land use classification or county zoning of the Property; or any other federal, state or municipal laws, regulations, codes or rules, or (c) the observance or performance of any of the transactions required or contemplated hereby or thereby, including, but not limited to, the construction of the improvements).

Section 3.  Conditions of the Lender’s Obligation.  The Lender’s obligation to make the Loan hereunder is subject to the fulfillment, to the Lender’s satisfaction prior to or on the Closing Date, of the following conditions:

3.1                               Representations and Warranties True at Closing.  The representations and warranties contained in this Agreement and otherwise made by or on behalf of the Borrower in connection with the Loan shall be true and correct as of the Closing Date.

3.2                               No Event of Default.  There shall exist at the Closing Date hereunder no condition or event which would constitute an Event of Default, as defined herein, or which, after notice or lapse of time or both, would constitute an Event of Default.

3.3                               Performance.  The Borrower shall have performed and complied with all agreements and conditions contained herein and required to be performed and complied with prior to or at the Closing Date.

3.4                               Title Insurance.  The Borrower shall have delivered to the Lender policies of title insurance on ALTA form (the “Title Policy”), including such indorsements as the Lender may require, issued by a title insurance company (the “Title Insurer”) and reinsured by such number of additional title insurance companies as the Lender may require, in form, substance and amount (which shall not be less than the full principal amount of the Notes) reasonably satisfactory to the Lender, insuring (or agreeing to insure) that the Mortgage constitutes a valid first lien on the Property, free and clear of all defects, liens, encumbrances and exceptions to title whatsoever, except such as are shown on Exhibit “A” attached to the Mortgage and such additional matters as the Lender may approve. The Title Policy shall effect full coverage against losses arising out of encroachments against boundary or setback lines, against losses from existing mechanics’ or materialmen’s liens and subsequent mechanics’ and materialmen’s liens which may gain priority over the Mortgage or which may attach to the Property, losses arising out of the violation of zoning ordinances and regulations and such other losses with respect to which the Lender may require coverage.  The Title Policy shall contain no exclusions, stipulations or exceptions not theretofore approved by the Lender.  The Lender hereby notifies the Borrower that the Borrower is free to procure such policy from any title insurer or insurers authorized to do business in the State of Hawaii.

3.5                               Chattel Lien Report.  The Borrower shall have delivered to the Lender a chattel lien report by a substantial, financially responsible corporate title searcher, in form and substance satisfactory to the Lender, advising the Lender that a search of the public records discloses, as of the Closing Date, no judgments, pending actions in state or federal court, security agreements, chattel mortgages, financing statements, title retention agreements, notices or certificates of tax liens or other instruments or documents (except the Mortgage and the Assignment described hereinabove) filed or recorded against the Borrower or the Property.

3.6                               Insurance; Insurance Certificates.  The Borrower shall have delivered to the Lender evidence of public liability and other insurance, including, but not limited to, fire insurance or all risk insurance, and flood, hurricane and such other hazard insurance as may be reasonably required by the Lender, all in form and amount reasonably satisfactory to the Lender and bearing such endorsements as shall be deemed reasonably necessary by the Lender. The Borrower hereby acknowledges the Lender’s execution of this Agreement as written notice to the Borrower that the Borrower is free to procure all insurance required hereunder or under any of the other loan documents from any insurance company authorized to do business in the State of Hawaii.  All losses payable under such fire, flood, hurricane and hazard insurance shall be payable to the Lender, as mortgagee, pursuant to a standard mortgagee clause.  Certified copies of all such policies or certificates of insurance in respect thereof shall be deposited with the Lender.  Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Lender, that it will give the Lender at least thirty (30) days’ prior written notice before any such policy or policies shall be altered or cancelled, and that no act or default of the Borrower or any other person shall affect the right of the Lender to recover under such policy or policies in case of loss or damage. In case of loss or damage to the Property either by fire or other cause, the Borrower shall promptly repay the Loan in full or use all available insurance proceeds for the restoration of the Property to its former condition, at the option of the Lender.

3.7                               Appraisals.  The Lender shall have received appraisal reports, in form and substance reasonably satisfactory to the Lender, by a recognized real estate appraiser(s) acceptable to the Lender, relating to the Property. The Lender shall have the right to obtain at the Borrower’s expense, reappraisals of the Property from any certified appraiser designated by the Lender, from time to time, but not more than once a year, whenever such reappraisals may be (a) required by any law, rule or regulation applicable to the conduct of the Lender’s business, (b) requested or directed by any governmental authority charged with the administration of such law, rule or regulation or the Lender’s compliance thereof, whether or not such request or direction has the force of law, or (c) when reasonably deemed appropriate by the Lender.

3.8                               Current Financial Statements.  The Borrower shall have delivered current financial statements reasonably satisfactory to the Lender, showing that no material adverse changes have occurred in their financial conditions since the date of the financial statements previously delivered to the Lender. During the term of the Loan, all financial statements provided to the Lender will be true and correct in all respects, and prepared in accordance with generally accepted accounting principles consistently applied, which fairly represent the financial condition of the Borrower as of the dates thereof; no material adverse changes will have occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings will have been made by the Borrower other than borrowing approved by the Lender.

3.9                               Evidence of Tax Payments; Tax Clearance Certificate.  The Lender shall have received a Tax Clearance Certificate issued by the Department of Taxation of the State of Hawaii certifying that all taxes due to the State of Hawaii by the Borrower up to and including a date within twenty (20) days of the Closing Date have been paid.

3.10                        Environmental Survey.  The Lender shall have received a Phase I environmental assessment report, by a professional consultant, reasonably acceptable to Lender, indicating that all land that is to be collateral is free of any material amounts of hazardous or toxic substances or materials, within the definition of all federal, state, or local statutes, ordinances and regulations applicable to the land, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), and any other environmental requirements all as amended to the Closing Date, or describing whether any environmentally hazardous materials or toxic substances, including, but not limited to asbestos, has been or are placed, located, held, manufactured or stored on or under the Mortgaged Property, except as provided therein.  The Lender reserves the right to decline the Loan if the report and/or subsequent examination reveals the existence or prospect of environmentally hazardous materials in amounts or of a nature unacceptable to the Lender, in its sole discretion.  The Lender hereby notifies the Borrower that the Borrower is free to obtain such environmental assessment report from any company qualified in the State of Hawaii.

3.11                        ADA Compliance.  The Lender must be satisfied that the Property is in compliance with the Americans With Disabilities Act (“ADA”). Additionally, the Loan Documents will provide for the Borrower’s indemnification of the Lender against all liabilities or costs which the Lender may incur resulting from the Property’s non-compliance with the ADA including, but not limited to, costs incurred to bring the Property into ADA compliance.

3.12                        Commitment for USDA Guarantee.  The Lender shall have received and satisfactorily reviewed and accepted a United States Department of Agriculture (“USDA”) Rural Development (“RD”) Conditional Commitment (“Conditional Commitment”) for Guarantee equal to 80% of the Loan.

3.13                        Trade Confirmation.  The Lender shall have received a Trade Confirmation from McDonald USAF, LP for the purchase of the 80% USDA Guaranteed portion of the Loan.

3.14                        Zoning.  The Borrower shall have furnished to the Lender evidence satisfactory to the Lender that the Property is duly and validly classified under the State land use law and zoned under the applicable ordinances of the County of Hawaii for the construction of the improvements.

3.15                        Plans and Specifications; Permits.  The Borrower shall have furnished to the Lender and the Lender shall have approved:

(a)                                 A complete set of the Plans and Specifications for the office building and warehouse building to be located at the Property (the “Project”) (the “Plans and Specifications”) with each sheet initialed by the Borrower and the General Contractor, together with the General Contractor’s certification that (i) such Plans and Specifications conform to the plans and specifications approved by officers of the County of Hawaii charged with the responsibility of issuing grading and building permits and (ii) that such officers have issued all such permits (the “Permits”) prerequisite to construction of the improvements for the Project in accordance with such Plans and Specifications;

(b)                                 Copies of all the Permits and the applications therefor;

(c)                                  Copies of all other permits or approvals of any governmental or regulatory authority or agency having jurisdiction requisite for construction and use of any improvement provided for in the Construction Contract for the improvements; and

(d)                                 If requested by the Lender, letters or other appropriate instruments from the County of Hawaii, in form and substance satisfactory to the Lender, evidencing that the Permits are valid and subsisting and that the Borrower is the legal holder thereof.

3.16                        Construction Contract.  The Borrower shall have furnished to the Lender and the Lender shall have approved an executed copy of the Construction Contract with NO’EAU CONSTRUCTION LIMITED LIABILITY COMPANY, a Hawaii limited liability company, dated October 21, 2011 for the improvements, in form and substance satisfactory to the Lender.  The General Contractor shall be licensed and bonded in the State of Hawaii.

3.17                        Performance and Payment Bonds.  The Borrower shall have furnished to the Lender a performance bond and a labor and material payment bond (hereinafter collectively called the “Performance and Payment Bond”) each in an amount equal to 100% of the amount of each

Construction Contract, with such riders and supplements as the Lender may require, each in form and substance satisfactory to the Lender, naming the General Contractor as principal, a corporate surety satisfactory to the Lender as surety, and the Lender as an additional or dual obligee.  The bonding agent must be listed on U.S. Treasury Circular 570.

3.18                        Compliance With Law; Governmental Authorization.  The Borrower shall provide the Lender with evidence reasonably satisfactory to the Lender that the construction and the use of the improvements fully comply with all federal, state and county statutes, laws, ordinances and regulations relating to land use classification, zoning, coastal zone management subdivision, setback, environmental, ecological and pollution control, and waste product sewage disposal (or, if such compliance is not necessary, verification that such compliance is not necessary).

Section 4.  Disbursement of Loan Proceeds and Other Funds.  The disbursement of the Loan proceeds shall be made upon and subject to the following terms and conditions:

4.1                               Funding of the Loan.  The funding of the Loan will be made in two (2) increments to be determined based on (a) the cash flow needs to complete the construction and expansion project, and (b) the issuance of the USDA Guaranteed portion of the Loan on each incremental disbursement.

4.2                               Advances; Equity Funds.

(a)                                 Advances shall be conditioned upon the Borrower meeting the conditions set forth in Sections 4.2 and 4.3; and

(b)                                 If requested by the Lender at any time during the term of the Loan, the Borrower shall furnish to the Lender documentary evidence, reasonably satisfactory to the Lender, that the Borrower has expended or will have available for expenditure sufficient funds (“Equity Funds”) from its own assets and earnings, from capital contributions or from a Subordinated Loan and Loans for the payment of that portion, if any, of Project Costs which exceeds the amount of the Loan.  As used in this Agreement the term “Subordinated Loan” means a loan from another lender or creditor who shall have executed an agreement, in form and substance reasonably satisfactory to the Lender (a) irrevocably and unconditionally subordinating such lender’s or creditor’s claim against the Borrower to the entire indebtedness owing by the Borrower to the Lender under the Loan Documents, (b) irrevocably and unconditionally undertaking not to demand, assert, collect or enforce any part of such lender’s or creditor’s claim against the Borrower until such indebtedness owing to the Lender is paid in full, and (c) waiving, to the extent of such lender’s or creditor’s loan to the Borrower, any right or rights which such lender or creditor may have to file an application for and notice of a mechanic’s or materialman’s lien against the Property;

(c)                                  Applications on behalf of the Borrower for payment of any other Project costs shall be supported by vouchers verified and approved in writing by the Borrower and such other evidence as shall be reasonably required by the Lender.  Notwithstanding anything contained in the Cash Flow Forecast, disbursements for such costs shall be made at such times, in such amounts and to such parties as the Lender shall deem advisable;

(d)                                 Each application for an advance shall be deemed a certification by the Borrower that, as of the date of such application, all applicable representations and warranties contained in Section 2 are true and correct and that the Borrower is in compliance with all of the provisions of Sections 3 and 4 of this Agreement; and

(e)                                  The Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact to pay all such advances directly (a) to the General Contractor and to any subcontractors or other parties in payment of the sums due under its Construction Contract, (b) to any other creditor furnishing labor or materials in connection with the construction or equipping of the improvements and (c) to any other person or entity having a claim upon or who shall be a creditor of the Project, the Property or the Collateral.  This power-of-attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.  Upon the occurrence of any Event of Default which is not timely cured, no further direction or authorization from the Borrower shall be necessary to warrant such direct advances, and all such advances shall, to the extent of such advances, directly satisfy the obligations of the Lender hereunder, and shall be secured by the Mortgage and the Security Agreement in full as if made to the Borrower, regardless of the disposition thereof by any of the General Contractor, subcontractors, materialmen or other parties.

4.3                               Conditions Precedent to Each Advance.  The Lender’s obligation to make each advance hereunder shall be subject to the fulfillment to the Lender’s satisfaction, as of the time of application and as of the time of the advance, of all of the conditions precedent set forth in Section 3 as well as the conditions precedent set forth in this Section 4.

(a)                                 Representations and Warranties. Applicable representations and warranties contained in Section 2 of this Agreement and otherwise made by or on behalf of the Borrower in connection with the Loan shall be true and correct as of the time of each disbursement by the Lender under this Agreement, with the same effect as if made at such time;

(b)                                 No Event of Default. There shall exist at the time of each disbursement of Loan proceeds no condition which would constitute an Event of Default (as defined in Section 7 of this Agreement) or which, after notice or lapse of time or both, would constitute an Event of Default;

(c)                                  Performance.  The Borrower shall have performed and complied with all agreements and conditions contained herein and required to be performed and complied with by the Borrower prior to each disbursement of Loan proceeds;

(d)                                 Cost Overruns. The Borrower shall have fully complied with Sections 4.7 and 5.2 of this Agreement;

(e)                                  Compliance With Statutes, Ordinances and Regulations.  The Borrower shall have furnished to the Lender a certification by the General Contractor that the construction and equipping of the improvements has complied and will continue to comply with all applicable statutes, ordinances, building codes, regulations and subdivision, zoning, land use, ecological and environmental requirements;

(f)                                   Satisfactory Construction. The Borrower shall have furnished to the Lender a certification by the Borrower and the General Contractor and a certification by the Lender’s Inspector that the construction of the improvements is proceeding satisfactorily in accordance with the Plans and Specifications and with the Construction Contract.  Such certification by the Lender’s Inspector, as well as any other certification required under this Agreement to be furnished by the Lender’s Inspector, shall be separate from the Borrower’s and General Contractor’s certification and may state that it is being furnished for the sole benefit of the Lender. Each certification by the General Contractor and the Borrower shall include the written representation that they have no cause or reason to believe that the remaining work under the Construction Contract cannot be completed on or before the completion date thereunder for an amount not greater than the aggregate amount of undisbursed sums (excluding retentions pertaining to prior disbursements) shown on the detailed budget for payments under the Construction Contract.  Any such certification may contain such exceptions or qualifications as may be deemed necessary by the General Contractor or the Borrower in order to disclose fully and accurately the facts upon which such certification is based; provided, however, if the Lender shall not be reasonably satisfied with any such exception or with respect to the facts disclosed in such certification, the Lender may withhold further advances until arrangements reasonably satisfactory to the Lender have been made (including, without limitation, the deposit of Equity Funds);

(g)                                  Payment of Expenses of the Lender.  The Borrower shall have paid to the Lender all fees and expenses which the Lender shall determine to be due and payable as of the date of the application for such advance; and

(h)                                 Insolvency, Bankruptcy, Etc. No Borrower shall have become insolvent or shall have become voluntarily or involuntarily dissolved (other than by reason of the death of any general partner of such party); or shall have made an assignment for the benefit of creditors; or shall have failed generally to pay its debts as they become due; or shall have become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or shall have commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or shall have filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or shall have filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or shall have sought or consented to or acquiesced in the appointment of or taking possession by any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or shall have taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of or taking possession by any custodian, any trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated;

The final advance to the General Contractor shall also be subject to the provisions of Section 4.4 of this Agreement and the conditions required by the Lender by virtue of Section 4.5 of this Agreement.

4.4                               Final Payment to the General Contractor.  After both the completion of the construction specified by the Construction Contract and the expiration, without the filing of any applications for liens, of the statutory period for filing applications for and notices of mechanics’ and materialmen’s liens pursuant to Section 507-43, H.R.S., as the same may be amended; and upon the satisfaction of all the conditions precedent set forth in Section 4.3, the Lender shall make an advance to cover the final payment due to the General Contractor; PROVIDED, HOWEVER, that the construction shall not be considered complete for purposes of final payment unless and until the Lender shall have received:

(a)                                 Evidence satisfactory to the Lender that construction was substantially complete at the time of the first publication of the notice of completion for the improvements and a certified copy of the affidavit of publication of notice of completion filed in the Third Circuit Court of the State of Hawaii;

(b)                                 Evidence reasonably satisfactory to the Lender that all work under the Construction Contract requiring inspection by county and other governmental authorities having jurisdiction has been duly inspected and approved by such authorities, that a Certificate of Occupancy for the improvements has been issued by the County of Hawaii and that all parties performing such work have been or will be paid for such work; and

(c)                                  A certification from the General Contractor and the Lender’s Inspector that the improvements have been completed substantially in accordance with the Plans and Specifications and the Construction Contract, that the improvements as built conform with all applicable zoning, environmental, building and land use ordinances and regulations and no municipal authority has issued any notice of violation or nonconformity in connection with the improvements, that all utilities necessary for the use thereof have been connected to the improvements, and that the improvements are ready for occupancy.

4.5                               Optional Conditions to Advance.  The Lender may, as a condition precedent to the making of any advance, require the Borrower (i) to obtain and attach to each application for an advance executed acknowledgments of payment of all sums due and releases of mechanics’ and materialmen’s liens for the sums covered by the immediately preceding advance; (ii) to furnish the Lender with an updated survey, prepared and certified as correct by a registered surveyor satisfactory to the Lender, disclosing (a) that with respect to the improvements there are no encroachments or violations of any applicable setback or violation of any applicable zoning ordinances, and (b) no state of facts objectionable to the Lender; and (iii) to deliver to the Lender, concurrently with the making of the advance to cover the final payment to the General Contractor, duly executed acknowledgments of payment and releases of mechanics’ and materialmen’s liens, in form reasonably satisfactory to the Lender, from the General Contractor and all subcontractors and materialmen dealing directly with the General Contractor, which acknowledgments of payment and releases ofliens shall cover all work, labor and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction and equipping of the improvements.

4.6                               Amounts and Order of Disbursement of Funds.  The Loan proceeds and the Equity Funds shall be disbursed by the Lender pursuant and subject to the provisions of Section 4 of this Agreement in such amounts and in such order of priority as the Lender shall determine in its sole judgment.

4.7                               Conditions are Solely for Benefit of the Lender.  All conditions of the obligations of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender, its successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other person (including, without limitation, any surety, contractor, subcontractor, materialman, unit purchaser, or junior lienholder) shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Lender at any time if, in its judgment, the Lender deems it advisable to do so.

4.8                               Advances Made to the Borrower; Trust Fund.  All advances made to the Borrower hereunder shall be held by the Borrower as a trust fund for the purpose of paying the Project Costs and the Borrower shall apply the same first to such payment before using any part thereof for any other purpose; and

4.9                               Limitation of Responsibility.  The making of any advance or part of any such advance shall not be deemed to constitute an approval or acceptance by the Lender of the work theretofore done.  Inspections and approvals of the Plans and Specifications, the improvements and the workmanship and the materials used therein and the exercise of any other right of inspection or inquiry granted to the Lender in this Agreement are solely for the benefit and protection of the Lender, and shall impose no responsibility or liability of any nature whatsoever on the Lender, the Lender’s sole obligation hereunder being to make the advances if and to the extent required by this Agreement.

Section 5.  Covenants of the Borrower Concerning Construction of the Improvements.  The Borrower covenants and agrees with the Lender as follows:

5.1                               Compliance With Plans and Specifications, Construction Contract and Applicable Laws and Ordinances.  The Borrower shall cause the improvements (i) to be constructed and equipped in a diligent and orderly manner and strictly in accordance with the Plans and Specifications approved by the Lender, the Construction Contract and all applicable permits, ordinances, building codes, zoning laws, statutes and the requirements of all regulatory authorities having jurisdiction, (ii) to be constructed entirely on the Property, and not to encroach upon or overhang any easement or right-of-way on the land of others, (iii) to be constructed wholly within any building restriction lines, however established, and (iv) not to violate any applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulations.

If requested by the Lender, within five (5) business days after the foundation lines for any building or improvement requiring a building permit are physically established, the Borrower shall provide the Lender with a certification by a licensed surveyor satisfactory to the Lender that such foundations are located wholly within the perimeter of the Property and that the improvements to be constructed thereon will comply with all applicable setback and similar regulations. The Borrower shall strictly enforce each Construction Contract to assure that the General Contractor promptly and diligently performs the obligations on its part to be performed thereunder in a manner preserving to the Lender its security in the Property and the Collateral.  Promptly after the Borrower discovers that any estimate or allowance in the Construction Contract will be insufficient, the Borrower shall give the Lender notice of such insufficiency. The Borrower will cause all the improvements of the Project to be completed on or before 120 days from the first day of construction, the Project completion date.

5.2                               Estimated Cost Overruns.  The Lender may from time to time reasonably redetermine the projected total costs of the Project from current cost data and other information obtained by or otherwise made available to the Lender, including, but not limited to, applications for advances made by the Borrower.  If, in the judgment of the Lender, the projected total costs of the Project, as so redetermined, shall at any time exceed the total Project Costs specified in the Cost Budget (including any revisions thereof which may be submitted by the Borrower and approved by the Lender), or if such projected total costs of the Project, as so redetermined shall exceed the aggregate total of the funds available from the Loan and from Equity Funds previously deposited with the Lender to pay for such projected total costs, then and in any such case, within ten (10) days after receipt of a written request from the Lender, the Borrower shall:

(a)                                 deposit with the Lender for disbursement pursuant to this Agreement additional Equity Funds equal to the amount (“Cost Overrun”) by which the projected total costs so redetermined by the Lender shall exceed the aggregate of (i) the Loan in the amount of FIVE

MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00) and (ii) any Equity Funds previously deposited with the Lender; or

(b)                                 furnish to the Lender a letter of credit or other documentary evidence, in form and substance reasonably satisfactory to the Lender, confirming that sufficient additional Equity Funds are unconditionally and irrevocably committed by a financially responsible and substantial investor or lender to the payment of the Cost Overrun; or

(c)                                  deliver to the Lender documentary evidence satisfactory to the Lender that a creditor or creditors of the Borrower which has or have furnished services, labor, materials or equipment in connection with the development of the Project has or have duly executed an agreement, in form and substance reasonably satisfactory to the Lender, (a) irrevocably and unconditionally subordinating, to the extent of the Cost Overrun, such creditor’s or creditors’ claim or claims to the indebtedness owing by the Borrower to the Lender under the Loan Documents, (b) irrevocably and unconditionally undertaking not to enforce any part of their respective claims against the Borrower until such indebtedness owing to the Lender is paid in full, and (c) waiving, to such extent, any right or rights which such creditor or creditors may have to file notice of mechanics’ or materialmen’s liens against the Project.  The Lender may also require, in connection with such an agreement, the written confirmation of any surety of such creditor that the surety’s obligation to the Lender is unimpaired by such agreement.

5.3                               Insurance.  The Borrower shall provide, or cause to be provided, workers’ compensation insurance and public liability and other insurance, including, but not limited to, fire insurance (in builders’ risk completed value form, one hundred percent (100%) coverage, including extended coverage), or all risk insurance, and flood, settling, subsidence and difference-in-conditions insurance and such other hazard insurance as may be reasonably required by the Lender, all in form and amount satisfactory to the Lender and bearing such endorsements as shall be deemed reasonably necessary by the Lender.  The Borrower hereby acknowledges the Lender’s execution of this Agreement as written notice to the Borrower that the Borrower is free to procure all insurance required hereunder or under any of the other loan documents from any insurance company authorized to do business in the State of Hawaii, subject to the legal right of the Lender to be reasonably satisfied as to the insurer’s financial condition.  All losses payable under such fire, flood, settling, subsidence and difference-in-conditions insurance and hazard insurance shall be payable to the Lender, as mortgagee, pursuant to a standard mortgagee clause.  The originals or certified copies of all such policies or certificates of insurance in respect thereof, stamped “paid” in each case, shall be deposited with the Lender. Each insurer shall agree by endorsement upon the policy or policies issued by it, or by independent instruments furnished to the Lender, that it will give the Lender at least thirty (30) days’ prior written notice before any such policy or policies shall be altered or cancelled, and that no act or default of the Borrower or any other person shall affect the right of the Lender to recover under such policy or policies in case of loss or damage.

The Borrower shall also furnish evidence reasonably satisfactory to the Lender that its General Contractor is covered by liability (errors and omissions) insurance in amounts which are appropriate in the Lender’s judgment to the size and scope of the Project;

5.4                               Damage or Destruction.  In case of loss or damage to the improvements by fire or other cause, the Borrower shall promptly repay the Loan in full or use all available insurance proceeds in resuming construction of the improvements, including the repair of all damage resulting from such fire or other cause and the restoration of the improvements to their former condition.

5.5                               Change Orders.  All requests for changes in the Plans and Specifications which alter the original Plans and Specifications, other than minor changes involving no extra cost, must be in writing, signed by the Borrower and the General Contractor, and shall be delivered to the Lender promptly after execution and before performance of the work.  The Borrower shall not permit the performance of any work pursuant to any Change Order materially affecting the value or use of the improvements or which will result in an increase or decrease in the aggregate of the contract prices for the construction of the improvements in excess of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00), nor pursuant to any Change Order which, together with the aggregate of change orders theretofore executed by the Borrower, will result in total increases or total decreases in such prices in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) for each Construction Contract, unless, in either case, it shall have received the written approval of the Lender to such Change Order.  Each such computation will be made prior to giving effect to any cost savings in such Change Order. As used herein, the term “Change Order” shall mean any change order or change bulletin or other instrument or understanding which may result in any change of the contract price (whether an increase or decrease) or any other revision of whatever nature or form in the Construction Contract.  Without limiting the generality of the foregoing, the Borrower will not direct or permit the performance of any work pursuant to any Change Order which would result in a material change in the structural composition, the size or the quality of the improvements, without in each case the prior written approval of the Lender.  The Borrower will obtain all required consents of all bonding companies and all required permits or authorizations from governmental authorities having jurisdiction thereover before approving or requesting any Change Order, regardless of the price thereof.  The Borrower will submit copies of all Change Order to the Lender’s Inspector regardless of the nature or size of such change or whether the Lender’s prior approval is required under this Section 5.5.

5.6                               Modifications of Construction Contract or Other Contracts.  The Borrower shall not make or permit to be made any modification in the Construction Contract or any other contract between the Borrower and any other person or entity supplying labor, equipment or materials to the improvements unless the Borrower shall have received the prior written approval of the Lender.

5.7                               Defects.  The Borrower shall, upon demand of the Lender, promptly correct any defect in the improvements or any departure from the Plans and Specifications not approved by the Lender.  After any such request by the Lender, no further work shall be done upon that portion of the improvements so affected without the prior written consent of the Lender unless and until such defective condition has been corrected.

5.8                               Liens.  The Borrower shall not, without the prior written consent of the Lender, create, or suffer to be created, any mechanics’, materialmen’s, laborers’, tax, statutory or other lien or charge upon the improvements, the Property or the Collateral, or any part thereof, except Permitted Liens (as defined in Section 6.9), security interests or charges approved in writing by the Lender and liens for taxes or assessments not yet payable or payable without penalty so long as payable or liens subject to Permitted Protests (as defined in section 6.3).

5.9                               Appointment of lnspector.  Borrower agrees that the Lender may retain, at the sole cost and expense of the Borrower, an inspector, architect, engineer, architect or architectural firm (the “Lender’s Inspector”) of the Lender’s choice to review and inspect the Plans and Specifications, to inspect the construction of the improvements, to report to the Lender on the conformity of such construction with the Plans and Specifications, to certify requests for Change Orders and advances and to perform such other services as may be requested by the Lender. No consent, approval or other action by the Lender’s Inspector shall be deemed to be a release or waiver of any of the terms and conditions of this Agreement or the other Loan Documents.  The Borrower shall be responsible only for the reasonable costs and fees of the Lender’s Inspector.

5.10                        Status Reports.  At the reasonable request of the Lender, the Borrower shall cause its management personnel to meet with representatives of the Lender at times and locations designated by the Lender in the County of Hawaii to discuss the progress of construction, to furnish pertinent information relating to the Project and other such information as the Lender may reasonably request.

5.11                        The Lender’s Right of Entry and Inspection.  Borrower agrees that the Lender, the Lender’s Inspector and the agents of either shall at all reasonable times during the construction of the improvements have the right of entry upon and free access to the construction site and the right to inspect all work done, labor performed, materials and equipment furnished with respect to such construction, and to inspect and to make extracts from or copies of, the Plans and Specifications as amended from time to time and all books, contracts, subcontracts, records and papers, wherever located, of the Borrower relating to the Project. All such books, contracts, subcontracts, records and papers will be made available to the Lender, the Lender’s Inspector or the agents or either promptly upon demand by the Lender.  The Lender shall be under no duty to supervise or to inspect the work or construction or any books and records, it being understood that any such inspection by the Lender’s Inspector or the agents of the Lender is for the sole purpose of preserving the Lender’s rights hereunder.  Any such inspection not followed by notice of default shall not constitute a representation by the Lender that there has been or will be compliance with the Plans and Specifications or that the work is free from defective materials and workmanship or that the Borrower is not otherwise in default hereunder.

5.12                        Waste Materials.  The Borrower shall keep the Property and the improvements free from unreasonable accumulations of waste materials and refuse at all times, and prior to completion of the improvements will remove or cause to be removed all waste materials and refuse from and about the Property, and all tools, surplus materials and any and all structures and equipment utilized in connection with the prefabrication, erection and construction of the improvements.

5.13                        Default in Construction.  If at any time prior to the completion of the construction and equipping of the improvements the same shall be abandoned or work thereon shall cease for any cause or causes other than those permitted by the Construction Contract, or if the improvements are not completed for purposes of final payment (as provided in Section 4.4) prior to the completion date described in Section 5.1, whichever is the first to occur, regardless of the reason for the delay, or if the improvements shall not be constructed and equipped substantially in accordance with the Plans and Specifications (except as to changes therein approved by the Lender or permitted by Section 5.5), or if changes shall be made in the Plans and Specifications without the Lender’s prior written approval (except as to changes permitted by Section 5.5), or if the Borrower shall fail in any respect to comply with the provisions of this Agreement, then, and in any such event, the Lender, at its option, may refuse to make further advances, may accelerate the indebtedness under the Note and other Loan Documents as provided in Section 7, and in addition, without thereby impairing any of the rights, powers or privileges of the Lender under any of the Loan Documents, may enter into possession of the construction site and perform any and all work and labor necessary to complete the improvements substantially according to the Plans and Specifications, and all sums expended by the Lender in so doing, including, but not limited to, a construction supervision fee, payable to the Lender, up to ten percent (10%) of all such sums, shall be deemed to be paid for the account of the Borrower and secured by the Mortgage and the Security Agreement, notwithstanding that such expenditures (including such fee) may exceed the amount of the loan or the cost of the Construction Contract or any other contracts.  For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to complete such construction and equipping in the name of the Borrower, and hereby empowers such attorney or attorneys:

(a)                                 To use any of the Loan proceeds and any Equity Funds which may remain unadvanced for the purpose of completing the construction and equipping in the manner called for by the Plans and Specifications;

(b)                                 To make such changes and corrections in the Plans and Specifications as shall be necessary or desirable to complete the construction in substantially the manner contemplated by the Plans and Specifications;

(c)                                  To employ such contractors, subcontractors, agents, engineers, architects and inspectors as shall be required for such purposes;

(d)                                 To pay, settle or compromise all bills and claims which may be or become liens or security interests against the Property or the Collateral, or any part thereof;

(e)                                  To execute applications and certificates in the name of the Borrower which may be required by the Construction Contract, the Loan Documents or any other agreement or instrument executed by the Borrower in connection with the Project;

(f)                                   To prosecute, defend, compromise or settle, on such terms as the Lender sees fit in its sole discretion, all actions or proceedings in connection with the construction of the improvements or the Property or the Collateral, and to take such action and request such performance as such attorney deems necessary under the construction Contract, the Performance and Payment Bonds and the Loan Documents;

(g)                                  To submit any applications to the Office of Planning Commissions, and to prosecute and defend all actions, administrative or judicial, in connection therewith; and behalf.

(h)                                 To do any and every other act which the Borrower might do in its own

This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.  For purposes of this Section 5.13, the Borrower hereby assigns and quitclaims to the Lender all sums to be advanced under the Loan as well as all Equity Funds, conditioned upon the use of such sums in trust for the completion and equipping of the improvements and for payment of all sums due the Lender pursuant to the terms of the Loan Documents.

Section 6.  Other Covenants of the Borrower.  The Borrower covenants and agrees with the Lender as follows:

6.1                               Financial  Information.  The Borrower shall (a) furnish to the Lender with reasonable promptness such data and information, financial or otherwise, concerning the Borrower as from time to time may reasonably be requested by the Lender, including but not limited to Borrower’s audited year end financial statements in a form acceptable to the Lender due within ninety (90) days of the business fiscal year end, such financial statements will contain, at a minimum, a balance sheet and a profit and loss statement reflecting the financial condition of Borrower as of its year end, which Lender shall obtain from Borrower, analyze and provide copies of such statements with a detailed written analysis to USDA within one hundred twenty (120) days; (b) promptly notify the Lender of any condition or event which constitutes a breach or event of default of any covenant, condition, warranty, representation or provision of any of the Loan Documents and of any materially adverse change in the financial condition of the Borrower; and (c) permit any authorized representative of the Lender, upon reasonable notice to Borrower, to inspect the Borrower’s books of account (and to make extracts or copies therefrom) and to discuss the Borrower’s affairs, finances and accounts with its accountants, agents, officers and accounting department representatives, all at such reasonable times and as often as the Lender may reasonably request.

6.2                              Financial Covenants.

(a)                                 Borrower shall maintain, on an annual basis, a Debt Service Coverage Ratio of at least 1.25:1.00.  For the purposes of this Agreement, the “Debt Service Coverage Ratio” shall be defined as Net Profit plus Depreciation plus Depletion plus Amortization divided by Total Debt Service, all determined in accordance with generally accepted accounting principles.

(b)                              Borrower shall maintain, on an annual basis, a Current Ratio of at least 2.00:1.00.  For the purposes of this Agreement, the “Current Ratio” shall be defined as Current Assets divided by Current Liabilities.

(c)                                  Borrower shall maintain, on an annual basis, a Debt-to-Tangible Net Worth not more than 2.00:1.00.  For the purposes of this Agreement, the “Debt-to-Tangible Net Worth” shall be defined as Total Liabilities divided by Tangible Net Worth.  “Tangible Net Worth” shall be defined as Total Assets minus Total Liabilities minus Intangible Assets.

(d)                                 Borrower shall not invest in additional fixed asset purchases in an annual aggregate of more than $250,000.00 without approval of the Lender.

6.3                               Payment of Taxes.  The Borrower shall pay or cause to be paid all taxes, assessments or other governmental charges levied upon any of its properties or assets, or in respect of its income before the same become delinquent except that the Borrower will have the right to contest assessments and other charges in the manner provided herein (“Permitted Protests”).

6.4                               Litigation.  The Borrower will give the Lender prompt notice of:

(a)                                 any litigation or claims of any kind in excess of FIFTY THOUSAND AND N0/100 DOLLARS ($50,000.00) which might subject the Borrower to any liability, whether covered by insurance or not; and

(b)                                 all complaints and charges filed by any governmental agency or any other party affecting the Property, or exercising supervision or control of the Borrower, or its respective businesses or assets which may impair the security of the Lender or adversely affect any of its right hereunder.

6.5                               Compliance With Loan Documents and Other Documents.  Borrower shall duly perform and observe all covenants, conditions, undertakings and obligations to be performed by the Borrower under the Loan Documents.

6.6                               Indemnification of the Lender.  The Borrower shall indemnify and hold the Lender harmless from any and all claims asserted against the Lender by any person, entity or governmental authority arising out of or in connection with the sale or use of the Property. The Lender shall be entitled to appear in any action or proceeding to defend itself against such claims and all costs incurred by the Lender in connection therewith, including attorneys’ fees, shall be reimbursed by the Borrower to the Lender within ten (10) days after presentment, as provided herein.  Any failure to so reimburse the Lender within the specified time period shall constitute an Event of Default under this Agreement, and the unreimbursed amount shall thereupon be added to the Loan and shall bear interest at the rate then in effect thereunder until paid.

The Lender shall, at its sole option, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon the Borrower for purposes of this indemnification. Payment thereof by the Lender or the payment by the Lender of any judgment or claim successfully perfected against the Lender shall constitute an additional principal advance under the Loan, shall bear interest at the Notes rate and shall be payable within ten (10) days of demand of the Lender.  The agreements contained in this section shall survive repayment of the Loan and shall survive the termination of any other portions of this Agreement.

6.7                               Other Projects.  The Borrower shall not enter into any agreements, arrangements or ventures which shall impair its ability to perform its obligations under the Loan Documents.

6.8                               Indebtedness.  The Borrower shall not create, assume or guarantee or become or remain liable for or committed to incur, directly or indirectly, any indebtedness except:

(a)                                indebtedness in respect of the Loan Documents;

(b)                                 indebtedness for taxes, assessments, governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions herein;

(c)                                  indebtedness incurred in the ordinary course of business which will not materially impair the ability of the Borrower to repay the Loan; and

(d)                                indebtedness approved by the Lender.

During the term of this Loan, Borrower shall not, without the prior written consent of Lender incur additional indebtedness, including operating leases and liens in excess of $100,000.00 outstanding at any time.

6.9                               Mortgages, Liens and Encumbrances.  Without the Lender’s prior written consent, the Borrower shall not incur or suffer to be created or incurred or to exist any encumbrance, mortgage, security interest, pledge, lien or charge of any kind upon the Property, whether now owned or hereafter acquired, or transfer all or any of the same for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; PROVIDED,

HOWEVER, that the Borrower may create or incur or suffer to be created or incurred or to exist the following (collectively, “Permitted Liens”):

(a)                                 liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made in accordance with the provisions herein;

(b)                                the lien and security interest of the Mortgage;

(c)                                 any other liens with the prior written approval of the Lender;

(d)                                 judgment liens with respect to judgments not in excess of $50,000.00 per judgment or up to $100,000.00 in the aggregate;

(f)                                  the interests of lessors under operating leases;

(g)                                  purchase money liens or the interests of lessors under capital leases to the extent that such liens or interests secure purchase money indebtedness (to the extent permitted under Section 6.8 so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof;

(h)                                 liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, and which liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests;

(i)                                     liens on amounts deposited m connection with obtaining worker’s compensation or other unemployment insurance;

(j)                                    liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;

(k)                                 liens on amounts deposited as security for surety or appeal bonds m connection with obtaining such bonds in the ordinary course of business; and

(l)                                     with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operating thereof.

The Borrower shall have the right to apply for additional loans and advances from the Lender to be secured by an additional mortgage on the Property depending upon which mortgages are in full force and effect at the time such new proceeds are disbursed by the Lender; provided that the

Borrower shall not be in default under any terms and conditions of this Agreement, the Notes, Mortgage and all other Loan Documents.

6.10                        Merger or Sale.  Without prior written approval of the Lender, the Borrower shall not enter into any merger or consolidation or assign, transfer, sell, lease or otherwise dispose of all or a substantial part of its assets except in the course of its business as planned and as documented in the USDA loan application.  Any sale or disposition of business or collateral property must be approved by the Lender and RD, except for inventory sold in the ordinary course of Borrower’s business.  The Borrower will not purchase or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) the Property or any interest therein or any assets (whether now owned or hereafter acquired) to, any person, other than as permitted by the Loan Documents.  Without limiting the foregoing, within thirty (30) days of receipt by the Lender of a written proposal by the Borrower for the sale of the Property or any other assets, the Lender shall consider such proposal in its sole discretion, independent of the reasonableness of such proposal, and shall have the right to approve or reject such proposal.  A sale or transfer of fifty percent (50%) or more of the membership interest of any Borrower shall constitute a sale of the Borrower’s assets and will require the prior written consent of the Lender.

6.11                        Investments, Loans and Advances.  The Borrower shall not directly or indirectly purchase or acquire any stock or other securities of or make or permit to remain outstanding any loan or advance to or permit outside investment and loans or advances to members, owners, officers, or affiliates without the prior written consent of Lender. Loans from members, owners, officers or affiliates must be subordinated to the guaranteed Loan or converted to membership interest.  No payments are to be made on these debts unless the Loan is current and in good standing.

6.12                        Anticipation of Payment.  The Borrower shall not pay or discharge any of its obligations (other than the Notes) prior to the maturity thereof, and shall not intentionally cause an accelerated maturity of any obligation.

6.13                        Dividend Payments.  Dividend payment shall be limited to an amount that, when taken, will not adversely affect the repayment ability of the Borrower.  No dividend payment shall be made unless (a) an after-tax profit was made in the preceding fiscal year; (b) the Borrower is and shall remain in compliance with covenants of the Loan and Conditional Commitment; (c) all Borrower’s debts are paid to a current status; and (d) prior written concurrence of the Lender is obtained.  This is not intended to apply to dividend payments to cover personal tax liability resulting from profitability of the business.

6.14                        Compensation of Officer(s).  Compensation of officers and owners shall be limited to an amount that, when taken, shall not adversely affect the repayment ability of the Borrower.  This amount shall not be increased year to year unless (a) an after-tax profit was made in the preceding fiscal year; (b) the Borrower is and shall remain in compliance with covenants of the Loan and Conditional Commitment; (c) all Borrower debts are paid to a current status; and (d) prior written concurrence of the Lender is obtained.

6.15                        Use of Proceeds; Margin Stock.  The Borrower will use the proceeds of this Loan solely for the purposes specified in this Agreement.  No part of the proceeds of this Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with Regulations T, U, X or any other regulations of such Board of Governors, or for any purposes prohibited by any statute, rule or regulation.

6.16                        Depository Accounts.  Borrower shall establish and maintain a depository relationship with Lender which shall continue throughout the term of the Loan, unless contrary to any federal, state or local law or regulation.

Section 7.  Default; Remedies on Default.

7.1                               Events of Default.  If any of the following events (herein called “Events of Default”) shall occur:

(a)                                 The Borrower shall default in the payment of principal or interest when due on the Notes which has not been cured within ten (10) days of written notice from Lender; or

(b)                                 The Borrower shall default in the performance of or compliance with any term, covenant, condition or provision contained in any of the Loan Documents (or any note or agreement in which Lender has an interest) and such default shall not have been remedied within thirty (30) days after the Lender or any other person notifies the Borrower or the Borrower acquires knowledge of such default, unless the Lender determines that such default cannot be cured within thirty {30) days and that the Borrower is proceeding promptly and diligently to cure such default; or

(c)                                  The Borrower shall become insolvent or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or shall commence a voluntary proceeding under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statutes, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings; or the Borrower shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of all or a substantial part of its properties or assets; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statutes, law or regulation, such proceedings shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession, by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of the properties or assets of the Borrower without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated; or

(d)                                 There shall be any attachment, execution or other judicial seizure of, or affecting, the properties and assets of the Borrower or affecting the Property or the collateral, or any part thereof involving in excess of $100,000.00, unless the Borrower sets aside, dissolves, bonds off or otherwise eliminates such attachment, execution or seizure within thirty (30) days of its occurrence; or

(e)                                  Any third person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting the Borrower or the Lender from performing this Agreement or any Loan Document and such proceedings shall not be discontinued and such decree shall not be vacated within thirty (30) days after the granting thereof; or

(f)                                   There shall be a sale, transfer, hypothecation, assignment or conveyance of the Lender’s collateral or any portion thereof or interest therein, by the Borrower without the Lender’s prior written consent, except as otherwise provided in the Loan Documents; or

(g)                                  Any representation made by or on behalf of the Borrower herein or otherwise in writing in connection with the Loan shall prove to have been false or incorrect in any material respect on the date as of which such representation was made; or

(h)                                 The Lender shall reasonably determine that there has been a material adverse change in the financial condition of the Borrower; or

(i)                                     A final judgment which alone or with other outstanding final judgments against the Borrower exceeds in the aggregate ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and shall not be discharged or have execution thereof stayed pending appeal within thirty (30) days after entry of such judgment or shall not be discharged within thirty (30) days after the expiration of any such stay; or

U)                                   The Borrower shall default in the repayment of any indebtedness owed to the Lender or any other person or entity involving in excess of $100,000.00, and such default shall not be waived or remedied within thirty (30) days after the occurrence thereof or such further time permitted for the remedying of such default under the applicable documents or shall result in the acceleration of such indebtedness; or

(k)                                 Any governmental authority shall adversely classify the Loan or take any action or enact any rules which, in the Lender’s judgment, may adversely affect the ability of the Borrower to repay the Loan; PROVIDED, HOWEVER, the occurrence of the foregoing shall not constitute an Event of Default so long as the Borrower either (i) promptly undertakes to reverse, stay or rescind such action or ruling and effects such result within thirty (30) days from the date of such action, or (ii) promptly takes all steps necessary to comply with such action or ruling and thereby substantially mitigates, in the Lender’s judgment, the adverse effect of such governmental action or rule within thirty (30) day of its occurrence; or

(1)                                 All or any material portion of the Property shall be condemned, seized or appropriated without compensation and the Borrower shall not, within thirty (30) days after such condemnation, seizure or appropriation, initiate and thereafter diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure or appropriation; or

(m)                             If any Borrower dissolves, liquidates, winds up its affairs or otherwise terminates its existence, or claims non-liability or disclaims liability under this Loan; or

(n)                                 The USDA shall fail to execute a Loan Note Guarantee or shall revoke or amend its Guarantee in favor of the Lender;

THEN, AND IN ANY SUCH EVENT, the Lender, in addition to all remedies conferred upon the Lender by law and under the Loan Documents, shall have no further obligation to make advances under the Loan and shall have the option to declare the Notes to be due and payable, whereupon the entire aggregate unpaid principal balance under the Notes shall forthwith mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

The Lender shall give written notice of any such Event of Default to the Borrower.

7.2                               Additional Security.  When any event shall have occurred which, in the determination of the Lender, may adversely affect the observance or performance of any agreement or covenant on the part of the Borrower to be observed and performed under the Loan Documents, the Borrower shall (a) furnish, within ten (10) days of written request by the Lender, additional security or equity funds which, in the opinion of the Lender, will be adequate to protect the Lender against any such loss; or (b) paydown the Loan in an amount to be reasonably determined by the Lender.  In addition, upon the occurrence of such event, the Lender may advance funds or agree to undertake to advance funds to any third party to eliminate or reduce the risk of loss resulting from such event.  Such agreement or agreements by the Lender shall be in such form and have such content, the funds advanced shall be in such amount, and such advances shall be made at such time or times and upon such terms and conditions as the Lender, in its reasonable judgment, deems appropriate, necessary or useful to eliminate, reduce or indemnify the Lender against any such danger.  All sums paid or agreed to be paid by the Lender pursuant to such agreements or undertakings shall be for the account of the Borrower and shall be without prejudice to the Borrower’s rights, if any, to receive such funds from the party to whom paid. The Borrower shall reimburse the Lender, within ten (10) days following demand, for any such sums paid by the Lender, together with interest at the rate applicable to the Loan from the date of payment until the date of reimbursement.  Such advances shall be secured by the Loan Documents.

7.3                               Right of Contest.  The Borrower shall have the right to contest in good faith any claim, demand, levy or assessment by a third party the assertion of which would constitute an Event of Default hereunder; PROVIDED, HOWEVER, any such contest shall be prosecuted diligently and in a manner not prejudicial to the Lender hereunder; and, upon demand by the Lender, the contesting party shall make suitable provision by payment to the Lender or by bond reasonably satisfactory to the Lender for the possibility that the contest will be unsuccessful.  Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to the Borrower or the adverse claimant.

7.4                               Marshaling.  The Borrower hereby waives, to the extent permitted by law, any and all rights to require any security given hereunder to be marshaled and agrees and acknowledges that after the occurrence of any Event of Default which is not timely cured, the Lender may, in its sole and absolute discretion, proceed to enforce its rights under the Loan Documents and to realize on any or all of the security for the Loan or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.

7.5                               Right of Set-Off.  Whenever an Event of Default exists, the Lender is authorized to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of Borrower’s obligations under this Agreement, whether or not then due and payable. The Lender shall be deemed to have exercised its right of set-off immediately at the time of its election even though any charge therefor is made or entered on the Lender’s records subsequent to that time.  All costs, and expenses, including, without limitation, attorney’s fees, paid or incurred by the Lender in connection with any such set-off shall be paid by the Borrower within ten (10) days following demand.

Whether or not an Event of Default has occurred, Borrower authorizes Lender to charge any account Borrower maintains with Lender for the amount of any principal or interest owing under this Agreement on the date on which it is due.

Section 8.  Miscellaneous Provisions.

8.1                               Time of Payment.  All prepayments and payments of principal under this Loan shall be credited against the Loan or credited to payment of other obligations of the Borrower under the Loan Documents on the date of receipt by the Lender so long as:

(a)                                 the payment is received by the Lender prior to noon, Hawaii Standard Time; and

(b)                                 the form or payment is in federal funds or other immediately available funds.

If condition (a) is not satisfied and condition (b) is satisfied, the payment will be credited on the first business day following the date or receipt by the Lender of the instrument of payment.  If condition (a) is satisfied, credit will be made on the first business day which the Lender actually receives the funds represented by the instrument of payment.

8.2                               Authority to File Notices.  The Borrower irrevocably appoints, constitutes and designates the Lender its attorney-in-fact to file or record any notice of completion or cessation of labor or any other notice that the Lender deems necessary or desirable to protect its interest hereunder or under any other Loan Document.  Such power shall be deemed coupled with an interest and shall be irrevocable while any sum remains due and owing under any of the Loan Documents or any obligation of the Borrower thereunder remains unperformed.

8.3                               The Lender’s Right to Sell Participations in the Loan.  The Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lender or lenders (herein called “Participants”), any part of the indebtedness of the Borrower at any time outstanding under any of the Loan Documents subject to the USDA requirement that the Lender retain a minimum of five percent (5%) of the total USDA guaranteed Loan amount.  The amount required to be retained must be of the unguaranteed portion of the Loan.  The Borrower acknowledges and agrees that any such disposition will give rise to an obligation of the Borrower to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments and agreements therein described, as its interest may appear.  The Borrower hereby authorizes the Lender and each Participant, in case of default by the Borrower hereunder, to proceed directly by right of offset, banker’s lien or otherwise against any assets of the Borrower which may at the time of such default be in the hands of the Lender or any Participant, to the full extent of their respective interests in the Loan; PROVIDED, HOWEVER, that the total amount realized by all lenders upon the exercise of such rights shall not exceed the then total obligations of the Borrower under the Loan Documents. The Borrower shall, from time to time at the request of any Participant, execute and deliver, or cause to be executed and delivered, to the Lender and any Participant or to such party or parties as the Lender and any Participant may designate, any and all such further instruments as may in the opinion of the Lender and any Participant be necessary or desirable to give full force and effect to such disposition, including, but not limited to, a new note or new notes to be issued in exchange for the Notes and such estoppel certificates or other instruments as may be requested from the Borrower to evidence the continuing validity of the Loan Documents and the absence of any default by the Lender thereunder.  In addition, the Borrower shall furnish the Lender all financial and other information relating to the Loan, the Property or the Borrower as may be requested by any Participant or prospective Participant.  Notwithstanding the foregoing, Borrower acknowledges that no Participant shall be deemed a direct lender or co-lender with the Lender.

8.4                               Proceedings, Surveys and Documents Must Be Satisfactory to the Lender.  All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and any other documents, papers, drawings and other things required or contemplated by this Agreement and the person or persons responsible for the execution and preparation thereof shall be satisfactory to the

Lender, and the Lender’s counsel shall have received copies (or certified copies where appropriate in such counsel’s judgment) of all documents which it may request in connection therewith.

8.5                               Actions.  The Lender shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the disbursement of any Loan funds.  In connection therewith, the Lender may incur and pay reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees.  The Borrower shall pay to the Lender within ten (10) days following demand all such expenses and the Lender is authorized to disburse funds from the Loan for such purposes.

8.6                               Timeliness; Term of Agreement; Survival of Representations and Warranties. Time is of the essence in this Agreement.  This Agreement shall continue in full force and effect until all indebtedness of the Borrower to the Lender under the Loan Documents shall have been paid in full, and all obligations of the Borrower under the Loan Documents shall have been fully observed and performed.  All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the Loan shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of the Lender.  All statements contained in any certificate or other instrument delivered to the Lender on behalf of the Borrower pursuant hereto or otherwise in connection with the Loan shall constitute representations and warranties hereunder.

8.7                               Amendments and Waivers.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. The affirmative and negative covenants of the Borrower are solely for the benefit of the Lender, who may waive or fail to enforce any or all of them without affecting the liability of the Borrower.

8.8                               Remedies Are Cumulative.  All rights, powers and remedies herein given to the Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law and may be exercised concurrently, independently, or successively in any order whatsoever.  Without limiting the generality of the foregoing, the Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order.

8.9                               No Waiver.  No failure, forbearance or delay on the part of the Lender in exercising any power or right under any of the Loan Documents shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right.  No advance of Loan proceeds by the Lender hereunder shall constitute a waiver of any of the conditions precedent to the Lender’s obligations to make further advances, nor, in the event the Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as provided in this Agreement.

8.10                        No Joint Venture.  The execution of this Agreement, the making of the Loan and the exercise of any rights hereunder are not intended and shall not be construed to create a partnership or joint venture between the Lender and the Borrower.

8.11                        Consents of the Lender.  In all events where the consent of the Lender is required under the terms of any Loan Document, the Lender shall grant or refuse such consent within a reasonable period of time following the receipt of such request, in writing and accompanied by all documents and information required by the Lender for the purpose of its review and consideration of the Borrower’s request for consent or approval; and its consent will not be unreasonably or arbitrarily withheld or delayed.  The standard to be applied in determining whether the Lender’s granting or denial of consent is reasonable shall be the standard of prudent banking practice, taking into consideration all circumstances prevailing at the time any such consent or approval shall be requested, including (without limitation thereto) the size and nature of the Loan and any laws and regulations applicable to the Lender or any of the Participants.  No consent or approval shall be effective unless and until given by the Lender in writing, executed by a duly authorized agent of the Lender.

8.12                        Notices.  All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

To BORROWER at:		CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740
Attention:

NUTREX HAWAII, INC.
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740

	with a copy to:	Gregory Nasky
Goodsill Anderson Quinn & Stifel LLP
1009 Alakea Street, Suite 1800
Honolulu, Hawaii 96813

To LENDER at		PACIFIC RIM BANK
Two Waterfront Plaza
500 Ala Moana Boulevard, Suite 2A
Honolulu, Hawaii 96813

The addresses may be changed from time to time by the addressee by serving notice as heretofore provided.  Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third day after the date of mailing, whichever is earlier in time.

8.13                        Entire Agreement.  The Loan Documents constitute all of the agreements between the parties relating to the Loan and supersede all other prior or concurrent oral or written letters, agreements or understandings.

8.14                        Assignment; Parties in Interest.  The Lender shall have the right to assign its interest in this Agreement to any subsequent holder or holders of the Notes without the consent of the Borrower.  The Borrower shall not assign this Agreement without the prior written consent of the Lender. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of the Notes or any part thereof or interest therein.

8.15                        Headings of Paragraphs.  The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

8.16                        Applicable Law.  This Agreement is executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Hawaii.

8.17                        Waiver of Right to Jury Trial; No Offset by Borrower.  The Lender and Borrower knowingly and voluntarily waive the right to trial by jury in any lawsuit, action or proceeding arising out of or related to this Agreement.  The Borrower waives the right to offset its liability under this Agreement, including, but not limited to, the right to assert any counterclaim it may have against the Lender, it being agreed that the Borrower’s liability to the Lender under this Agreement shall be distinct and independent of any liability owed by the Lender to the Borrower.

8.18                        Severability.  If any provision of this Agreement or the other Loan Documents is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement and the other Loan Documents will remain unaffected.

8.19                        Terms and Conditions of This Agreement Supplement Other Loan Documents.  The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower under this Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Borrower under the other Loan Documents.  The terms and conditions  of this Loan Agreement and the covenants, representations and warranties of the Borrower hereunder merely supplement and do not supplant or supersede provisions of similar effect or subject matter in the other Loan Documents.

8.20                       Agents.  In exercising any rights under this Agreement or the other Loan Documents, the Lender may act through its employees, agents or independent contractors.

8.21                        Patriot Act Notice. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person establishing an account (loan or deposit) relationship with such financial institution.  In the course of processing this credit facility and the application therefor, Lender has and may, in the future, ask for Borrower’s name, address, date of birth, and other information that will allow Lender to identify Borrower.  Lender may also ask to see a driver’s license or other identifying documents.  Borrower agrees to comply with all such requests.

8.22                        Office of Foreign Asset Control and Other Laws.  Borrower is not and will not become, subject at any time to any law, regulation, or list of any governmental authority that prohibits or limits Lender from making the Loan to Borrower or from otherwise conducting business with Borrower.

8.23                        Credit Information.  Borrower and each and every signatory to the Loan Documents (collectively referred to herein as “Signatory”) agrees that Lender is authorized to obtain credit reports, consumer reports and/or business reports on Borrower and each Signatory (including, without limitation, reports from consumer reporting agencies, the Internal Revenue Service, and the State of Hawaii Department of Taxation), and to investigate, receive, verify, provide and exchange credit information about such persons and/or entities with credit reporting agencies and others in connection with the Loan, and that he/she/it/they will provide any and all additional information requested by Lender in connection with this Loan and/or the continuation and administration thereof.

8.24                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, binding on all parties, notwithstanding all of the parties are not signatory to the original or same counterparts.  In making proof of this Agreement, and for all other purposes, it shall not be necessary to produce or account for more than one such counterpart, and duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

- - - THE NEXT PAGE IS THE SIGNATURE PAGE - - -

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement on the day and year first above stated.

PACIFIC RIM BANK

By	/s/ Melvin Tanaka
Melvin Tanaka
Its Senior Vice President

Lender

CYANOTECH CORPORATION, a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

NUTREX HAWAII, INC., a Hawaii corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Borrower

ACKNOWLEDGMENT

State of California

County of Los Angeles)

On AUGUST 14TH 2012 before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared Jole Deal who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Michael Senz
Notary Public, State of California

My commission expires: 10/2/2014

PROMISSORY NOTE

Loan No. 22000119

U.S $2,250,000.00	Honolulu, Hawaii
Dated: August 14, 2012

FOR VALUE RECEIVED, the undersigned, CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation (individually and collectively, “Borrower”), promise to pay PACIFIC RIM BANK, a Hawaii corporation (“Bank”) or order, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS (U.S. $2,250,000.00) or so much thereof as is disbursed, with interest on the unpaid principal balance from the date of disbursement under this Note, until paid, at the rate specified below. All payments shall be payable at Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, or such other place as the Note holder may designate.

During the first twelve (12) months of the term of this Note, interest only shall be paid in consecutive monthly installments on the first day of each month commencing on October 01, 2012 and continuing until September 01, 2013

During months thirteen through two hundred forty of the term of this Note, the amount of the monthly installments shall equal that amount sufficient to fully amortize the unpaid balance of this Note, together with interest at the applicable rate, computed as and when provided herein, in equal monthly installments over a period of nineteen (19) years (the “Amortization Period”). The amount of the monthly installments shall be redetermined and fixed when the interest rate changes as stated below, and all payments will be due on the first day of each month commencing on October 01, 2013, until this Note has been paid in full. All remaining indebtedness, if not sooner paid, shall be due and payable on August 14, 2032, the maturity date.

Interest shall be calculated on the basis of a 365-day year.

All payments shall be applied first to accrued interest, then to the principal balance and then to any charges payable by the Borrower.

During the term of this Note, the interest rate shall be determined based upon the “Prime Rate” as defined below. The “Prime Rate” means the variable rate of interest that is one percent (1.00%) per annum in excess of the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates section in the Western Edition of the Wall Street Journal from time to time as its Prime Rate (“WSJ Prime Rate”). The interest rate shall be initially established and then adjusted and fixed quarterly based upon the Prime Rate on April 1st, July 1st, October 1st and January 1st. If the WSJ Prime Rate becomes unavailable, the Lender may designate a reasonable substitute index after notice to the Borrower.

Notwithstanding anything to the contrary stated above, in no event shall any interest rate on the Note be less than FIVE AND ONE-HALF PERCENT (5.50%) per annum. If at any time, as a result of any change to the WSJ Prime Rate or the spread added thereto, calculation of such interest rate results in a rate less than 5.50%, then such interest rate on the outstanding principal balance of this Note shall instead be 5.50% per annum until calculation of such interest rate results in a rate greater than 5.50% per annum, in which case the interest rate shall be as calculated.

If any monthly installment under this Note is not paid when due and remains unpaid for ten (10) days after written notice thereof is mailed to the Borrower, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note holder, without notice or demand. The Note holder may exercise this option to accelerate during any Event of Default (as defined in the Term Loan Agreement executed concurrently herewith) by Borrower regardless of any prior forbearance.

It is expressly understood and agreed that a default by Borrower under any loan extended to Borrower by Note holder shall be deemed a default of any or all of the loans and Note holder may elect to exercise and enforce any and all remedies as may be provided herein and available to Note holder at law or in equity.

Borrower shall pay to the Note holder a late charge of FIVE PERCENT (5%) of any monthly installment not received by the Note holder within ten (10) days after the installment is due. Such charge may be imposed only once on each delinquent installment, and is compensation to the holder for the additional costs and lost opportunities resulting from the delay.

In the event of any Event of Default, including in the repayment of the indebtedness evidenced by this Note, if the holder of this Note shall engage an attorney to enforce this Note or to collect the indebtedness evidenced hereby, whether or not an action is commenced, the Borrower shall be liable to the holder for all costs of collection and charges allowed by law, together with a reasonable sum as and for an attorney’s fee, and any payments of those costs, charges and fees by the holder shall be an indebtedness under this Note.

Borrower shall pay a prepayment fee during the first five (5) years of this Note as follows:

(a)                                 FIVE PERCENT (5%) of the principal amount prepaid if prepaid during the first year of this Note;

(b)                                 FOUR PERCENT (4%) of the principal amount prepaid if prepaid during the second year of this Note;

(c)                                  THREE PERCENT (3%) of the principal amount prepaid if prepaid during the third year of this Note;

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(d)                                 TWO PERCENT (2%) of the principal amount prepaid if prepaid during the fourth year of this Note;

(e)                                  ONE PERCENT (1%) of the principal amount prepaid if prepaid during the fifth year of this Note.

The prepayment fee expires after the first five years of this Note. Thereafter, Borrower may prepay the principal amount outstanding in whole or in part, without charge, provided that, Borrower gives the Note holder at least twenty (20) days prior written notice of any prepayment in excess of $100,000.00. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.

Presentment, demand, protest, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at the Borrower’s Address stated below, or to such other address as Borrower may designate by written notice to the Note holder. Any notice to the Note holder shall be given by mailing such notice by certified mail, return receipt requested, to the Note holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Borrower.

The indebtedness evidenced by this Note is secured by that certain Mortgage, Security Agreement and Financing Statement and Assignment of Lessor’s Interest in Leases and Rents executed concurrently herewith. Reference is made to the Mortgage, Security Agreement and Financing Statement and Term Loan Agreement executed concurrently herewith for rights as to acceleration of the indebtedness evidenced by this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

Notwithstanding any provision to the contrary, the rate of interest which Borrower shall be required to pay to Note holder shall in no event, contingency or circumstance exceed the maximum rate permitted under the laws of the State of Hawaii. If, from any circumstance whatsoever, performance by Borrower of any obligation under this Note at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by Borrower which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by law. If, notwithstanding the foregoing limitations, an excess interest shall at the maturity of the Note be determined to have been received, the same shall be deemed to have been

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held as additional security. The foregoing provisions shall never be superseded or waived and shall control every other provision of all agreements between Note holder and Borrower.

The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

Borrower’s Address:	CYANOTECH CORPORATION,
a Nevada corporation
73-4460 Queen Kaahumanu Highway
Suite 102
Kailua-Kona, Hawaii 96740	By	/s/ Brent Bailey
BRENT BAILEY
Its President

	By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

73-4460 Queen Kaahumanu Highway	NUTREX HAWAII, INC.,
Suite 102	a Hawaii corporation
Kailua-Kona, Hawaii 96740

	By	/s/ Brent Bailey
BRENT BAILEY
Its President

	By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Borrower

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ACKNOWLEDGMENT

State of California

County of Los Angeles)

On AUGUST 14TH 2012 before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared Jole Deal who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Michael Senz
Notary Public, State of California

My commission expires: 10/2/2014

PROMISSORY NOTE

Loan No. 22000120

U.S $3,250,000.00	Honolulu, Hawaii
Dated: August 14, 2012

FOR VALUE RECEIVED, the undersigned, CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation (individually and collectively, “Borrower”), promise to pay PACIFIC RIM BANK, a Hawaii corporation (“Bank”) or order, the principal sum of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS (U.S. $3,250,000.00) or so much thereof as is disbursed, with interest on the unpaid principal balance from the date of disbursement under this Note, until paid, at the rate specified below. All payments shall be payable at Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, or such other place as the Note holder may designate.

During the first twelve (12) months of the term of this Note, interest only shall be paid in consecutive monthly installments on the first day of each month commencing on October 01, 2012 and continuing until September 01, 2013

During months thirteen through two hundred forty of the term of this Note, the amount of the monthly installments shall equal that amount sufficient to fully amortize the unpaid balance of this Note, together with interest at the applicable rate, computed as and when provided herein, in equal monthly installments over a period of nineteen (19) years (the “Amortization Period”). The amount of the monthly installments shall be redetermined and fixed when the interest rate changes as stated below, and all payments will be due on the first day of each month commencing on October 01, 2013, until this Note has been paid in full. All remaining indebtedness, if not sooner paid, shall be due and payable on August 14, 2032, the maturity date.

Interest shall be calculated on the basis of a 365-day year.

All payments shall be applied first to accrued interest, then to the principal balance and then to any charges payable by the Borrower.

During the term of this Note, the interest rate shall be determined based upon the “Prime Rate” as defined below. The “Prime Rate” means the variable rate of interest that is one percent (1.00%) per annum in excess of the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates section in the Western Edition of the Wall Street Journal from time to time as its Prime Rate (“WSJ Prime Rate”). The interest rate shall be initially established and then adjusted and fixed quarterly based upon the Prime Rate on April 1st, July 1st, October 1st and January 1st. If the WSJ Prime Rate becomes unavailable, the Lender may designate a reasonable substitute index after notice to the Borrower.

Notwithstanding anything to the contrary stated above, in no event shall any interest rate on the Note be less than FIVE AND ONE-HALF PERCENT (5.50%) per annum. If at any time, as a result of any change to the WSJ Prime Rate or the spread added thereto, calculation of such interest rate results in a rate less than 5.50%, then such interest rate on the outstanding principal balance of this Note shall instead be 5.50% per annum until calculation of such interest rate results in a rate greater than 5.50% per annum, in which case the interest rate shall be as calculated.

If any monthly installment under this Note is not paid when due and remains unpaid for ten (10) days after written notice thereof is mailed to the Borrower, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note holder, without notice or demand. The Note holder may exercise this option to accelerate during any Event of Default (as defined in the Term Loan Agreement executed concurrently herewith) by Borrower regardless of any prior forbearance.

It is expressly understood and agreed that a default by Borrower under any loan extended to Borrower by Note holder shall be deemed a default of any or all of the loans and Note holder may elect to exercise and enforce any and all remedies as may be provided herein and available to Note holder at law or in equity.

Borrower shall pay to the Note holder a late charge of FIVE PERCENT (5%) of any monthly installment not received by the Note holder within ten (10) days after the installment is due. Such charge may be imposed only once on each delinquent installment, and is compensation to the holder for the additional costs and lost opportunities resulting from the delay.

In the event of any Event of Default, including in the repayment of the indebtedness evidenced by this Note, if the holder of this Note shall engage an attorney to enforce this Note or to collect the indebtedness evidenced hereby, whether or not an action is commenced, the Borrower shall be liable to the holder for all costs of collection and charges allowed by law, together with a reasonable sum as and for an attorney’s fee, and any payments of those costs, charges and fees by the holder shall be an indebtedness under this Note.

Borrower shall pay a prepayment fee during the first five (5) years of this Note as follows:

(a)                                  FIVE PERCENT (5%) of the principal amount prepaid if prepaid during the first year of this Note;

(b)                                  FOUR PERCENT (4%) of the principal amount prepaid if prepaid during the second year of this Note;

(c)                                   THREE PERCENT (3%) of the principal amount prepaid if prepaid during the third year of this Note;

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(d)                                 TWO PERCENT (2%) of the principal amount prepaid if prepaid during the fourth year of this Note;

(e)                                  ONE PERCENT (1%) of the principal amount prepaid if prepaid during the fifth year of this Note.

The prepayment fee expires after the first five years of this Note. Thereafter, Borrower may prepay the principal amount outstanding in whole or in part, without charge, provided that, Borrower gives the Note holder at least twenty (20) days prior written notice of any prepayment in excess of $100,000.00. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.

Presentment, demand, protest, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at the Borrower’s Address stated below, or to such other address as Borrower may designate by written notice to the Note holder. Any notice to the Note holder shall be given by mailing such notice by certified mail, return receipt requested, to the Note holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Borrower.

The indebtedness evidenced by this Note is secured by that certain Mortgage, Security Agreement and Financing Statement and Assignment of Lessor’s Interest in Leases and Rents executed concurrently herewith. Reference is made to the Mortgage, Security Agreement and Financing Statement and Term Loan Agreement executed concurrently herewith for rights as to acceleration of the indebtedness evidenced by this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Hawaii.

Notwithstanding any provision to the contrary, the rate of interest which Borrower shall be required to pay to Note holder shall in no event, contingency or circumstance exceed the maximum rate permitted under the laws of the State of Hawaii. If, from any circumstance whatsoever, performance by Borrower of any obligation under this Note at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by Borrower which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by law. If, notwithstanding the foregoing limitations, an excess interest shall at the maturity of the Note be determined to have been received, the same shall be deemed to have been

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held as additional security. The foregoing provisions shall never be superseded or waived and shall control every other provision of all agreements between Note holder and Borrower.

The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

Borrower’s Address:	CYANOTECH CORPORATION,
a Nevada corporation
73-4460 Queen Kaahumanu Highway
Suite 102
Kailua-Kona, Hawaii 96740	By	/s/ Brent Bailey
BRENT BAILEY
Its President

	By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

73-4460 Queen Kaahumanu Highway	NUTREX HAWAII, INC.,
Suite 102	a Hawaii corporation
Kailua-Kona, Hawaii 96740

	By	/s/ Brent Bailey
BRENT BAILEY
Its President

	By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Borrower

4

ACKNOWLEDGMENT

State of California

County of Los Angeles)

On AUGUST 14TH 2012 before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared Jole Deal who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Michael Senz
Notary Public, State of California

My commission expires: 10/2/2014

MORTGAGE, SECURITY AGREEMENT

AND FINANCING STATEMENT

KNOW ALL MEN BY THESE PRESENTS:

THAT on August 14, 2012, CYANOTECH CORPORATION, a Nevada corporation, whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740, hereinafter called the “Mortgagor”, in consideration of the aggregate sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $5,500,000.00) loaned by PACIFIC RIM BANK, a Hawaii corporation, whose mailing address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, hereinafter called the “Mortgagee”, and in order to secure the repayment thereof according to the terms of (a) the Promissory Note in the principal amount of$2,250,000.00, and (b) the Promissory Note in the principal amount of $3,250,000.00, both of even date herewith and both made by Mortgagor and Nutrex Hawaii, Inc., a Hawaii corporation, as borrowers, hereinafter collectively called “Borrower”, (hereinafter both Promissory Notes are individually and collectively called the “Note”), including any extensions, modifications or renewals thereof, and also in order to secure the repayment of any and all other indebtedness now or hereafter owing by the Mortgagor to the Mortgagee, does hereby grant, bargain, sell, assign, convey and mortgage unto the Mortgagee, its successors and assigns, all of that certain property more particularly described in Exhibit “A” attached hereto and made a part hereof.

TOGETHER WITH all right, title and interest of the Mortgagor in and to all goods now owned or hereafter acquired which are or are to become fixtures on the premises described in Exhibit “A”, and the improvements now on or hereafter placed on such premises, and all additions thereto, and all purchases and substitutions made to the improvements or fixtures located on the real property, and all rights, easements, tenements, privileges, hereditaments and appurtenances belonging or appertaining to the property, and the reversions, remainders, rents, issues, profits and proceeds thereof, and all of the estate, right, title and interest of the Mortgagor, both at law and in equity, therein and thereto, and TOGETHER, ALSO, WITH all other, further or additional title, estate or interest which may hereafter be acquired by the Mortgagor in and to the property described in Exhibit “A”.

TOGETHER, ALSO, WITH all rights of the Mortgagor to assume or reject any executory contracts relating to said property under Title 11, United States Code, or any rules or regulations pertaining to bankruptcy or insolvency.

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TO HAVE AND TO HOLD the said property unto the Mortgagee forever, as to all property owned by the Mortgagor in fee, and for the entire unexpired term as to all property held by the Mortgagor under a lease or term of years.

And the Mortgagor hereby covenants with the Mortgagee that the Mortgagor is the lawful owner of the leasehold estate hereby mortgaged, the same being valid and in no way void or voidable, and is the owner absolutely of all personal property which may be hereby mortgaged; that the Mortgagor has good right and lawful authority to encumber or sell, assign and convey the same; that all rents, covenants, conditions and provisions in any lease or grant of easement or other interest herein mentioned which are to be paid, observed and performed by the Mortgagor have been paid, observed and performed up to the date hereof; that the property is free from all encumbrances excepting only such encumbrances, if any, as may be specifically described in Exhibit “A”; that the Mortgagor shall quietly enjoy and possess the same and that the Mortgagor will warrant and defend the same unto the Mortgagee against any and all lawful claims of all persons whomsoever, excepting only claims arising out of such encumbrances, if any, as may be specifically described.

Nevertheless this conveyance is intended as a Mortgage upon the property mortgaged to secure the payment of the amounts hereinabove mentioned, with interest thereon, and if the Mortgagor shall pay all indebtedness hereby secured, of which indebtedness the records of the Mortgagee shall be prima facie evidence, and otherwise will and faithfully perform and observe all of the covenants, conditions and agreements herein contained and pay the cost of release hereof, and such release shall be properly executed by the Mortgagee, this Mortgage shall become void.

AND THE MORTGAGOR, for the consideration aforesaid, hereby covenants and agrees to and with the Mortgagee as follows:

(1)           To pay unto the Mortgagee, without notice or demand being made upon it, all amounts that may be owing from time to time by Mortgagor to Mortgagee pursuant to the aforesaid Note, whether such be payments of principal or interest in lawful money of the United States of America;

(2)           To permit no waste on said premises; to keep the mortgaged property in good condition and repair and restore and replace all improvements (now or hereafter on the premises) damaged or destroyed by any cause whatsoever; to comply with all laws, rules and regulations made by governmental authority and applicable thereto; to keep the same free from statutory liens of every kind; to observe and perform all obligations of Mortgagor with respect to tenants or occupants of the property; and to do or to permit or suffer to be done thereto nothing that may in any way impair or weaken the security hereby created;

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(3)           To pay before they become delinquent all lease rent or other charges payable by Mortgagor as to any leasehold covered by this Mortgage, and taxes and assessments of every type or nature that may be levied, assessed or imposed upon said property or any part thereof or any interest therein, or with respect to any indebtedness secured hereby, notwithstanding any law heretofore or hereafter enacted imposing payment of the whole or any part thereof upon the Mortgagee. Mortgagor will upon request deposit the receipts therefor with the Mortgagee, and upon any breach of this covenant or the passage of any applicable law imposing payment of the whole or any part of any of the aforesaid taxes upon the Mortgagee and making this covenant legally inoperative or upon the rendering by any court of last resort of a decision that this covenant is legally inoperative, then, and in any such event, all indebtedness hereby secured, without any deduction, at the option of the Mortgagee, shall become immediately due and collectible notwithstanding anything to the contrary contained in this Mortgage, or in any note or other obligation secured hereby, or in any law hereafter enacted;

(4)           To maintain or cause to be maintained commercially available general liability insurance and general property damage insurance with minimum coverage equal to $5,500,000.00 or the replacement value, whichever is less, against claims for personal injury or death or property damage suffered by others occurring upon, in or about any mortgaged property, or upon, in or about the adjoining streets and passageways thereof, and naming Mortgagee as an additional insured. All such insurance shall be in such amounts and form as may from time to time be required by the Mortgagee and shall contain an agreement by the insurer that the insurance will not be cancelled or changed without at least thirty (30)·days’ prior written notice to Mortgagee. All insurance provided for in this paragraph or elsewhere in this instrument shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Hawaii;

(5)           The Mortgagor will assist in the preparation of and execute from time to time, alone or with the Mortgagee, and authorize the filing and/or recording of any financing statements, mortgages or other instruments, and do such further acts as the Mortgagee may request to establish and maintain the lien hereof and the perfection of the security interests of the Mortgagee in the mortgaged property, including all renewals, additions, substitutions, improvements to the same, and the proceeds thereof, and otherwise to protect the same against rights and interests of third parties, and will pay all expenses, including reasonable attorneys’ fees, incurred by the Mortgagee, whether in litigation or otherwise, to sustain the lien or priority of this Mortgage, or to protect or enforce any of the Mortgagee’s rights hereunder, or for any title insurance policy covering the mortgaged property, all such sums to be paid on demand, together with interest thereon at the default rate then applicable under said Note, all of which shall be secured hereby and be a first lien on the property subject hereto;

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(6)           In the event that the mortgaged property has been encumbered by any lien or mortgage prior or senior to this Mortgage, or by any lease in which Mortgagor is the landlord or the tenant, the Mortgagor shall perform any obligation thereunder and pay any indebtedness secured by such lien or mortgage without default, shall observe and perform all of the terms, covenants or conditions of such lease, lien or mortgage, and shall keep the Mortgagee indemnified against all actions, proceedings, costs (including reasonable attorneys’ fees), demands and damages which may be incurred by reason of failure to do so. The Mortgagor further covenants with the Mortgagee not to amend any such lease, lien or mortgage without prior written consent of the Mortgagee. Mortgagor will (a) promptly notify the Mortgagee in writing of any default by the Mortgagor in the performance or observance of any of the terms, covenants or conditions on the part of the Mortgagor to be performed or observed under any lease, or any lien or mortgage prior or senior to this Mortgage or of the occurrence of any event which, regardless of the lapse of time, would constitute a default under the same; (b) promptly notify the Mortgagee in writing of the giving of any notice under any such lease, lien or mortgage of the default of the Mortgagor thereunder in the performance or observance of any of the terms, covenants or conditions on the part of the Mortgagor to be performed or observed under said lease, lien, mortgage or obligation thereby secured and promptly cause a copy of each such notice to be delivered to the Mortgagee; (c) in case any proceeds of insurance upon the property subject to such lease, lien or mortgage or any part thereof, or the proceeds of any award for the taking in eminent domain of the mortgaged property or any part thereof, are deposited with any person other than the Mortgagee pursuant to the requirements of such lease, lien or mortgage, promptly notify the Mortgagee in writing of the name and address of the person with whom such proceeds have been deposited and the amount so deposited; (d) promptly, after the execution and delivery of this Mortgage, notify such lessor, lienor or mortgagee in writing of the execution and delivery hereof and of the name and address of the Mortgagee and deliver a copy of this Mortgage to such lessor, lienor or mortgagee; and (e) promptly notify the Mortgagee in writing of any request made by either party to such lease, lien or mortgage to the other party thereto for arbitration or appraisal proceedings pursuant to such lease, lien or mortgage, and of the institution of any arbitration or appraisal proceedings, and promptly deliver to the Mortgagee a copy of the determination of the arbitrators or appraisers in each such proceeding;

(7)           Mortgagor shall keep all improvements now or hereafter on said real property and all personal property subject hereto insured against hazards of such type or types and in such amount or amounts and in such forms of insurance as may be from time to time required by the Mortgagee, including fire insurance, flood insurance and hurricane insurance. All such policies of insurance shall (i) be carried in the name of Mortgagee and the mortgagee under any senior mortgage on the property, (ii) contain a standard mortgagee clause, and (iii) provide that the proceeds on account of any loss shall be payable to Mortgagee (except as any senior mortgage otherwise requires). All such policies shall provide, inter alia, that the insurance shall not be cancelled without at least thirty (30) days’ prior written notice to the

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Mortgagee or invalidated as to the interest of Mortgagee by any act or neglect of any person owning the property insured, or by any foreclosure or other proceedings, or by any change in the ownership of the insured properties, or by occupation for purposes more hazardous than permitted by such policy. All policies or true copies with certificates from the insurance companies that the same are in effect shall be deposited with Mortgagee. Upon Mortgagee’s request and unless otherwise prohibited by law, Mortgagor shall promptly restore, replace or rebuild any part of the improvements now or hereafter constructed or placed on the mortgaged property which may be damaged or destroyed by any casualty whatsoever, and the Mortgagor shall make up any deficiency between the cost thereof and any insurance proceeds. All insurance proceeds received by or under the control of the Mortgagee on account of damage or destruction to any mortgaged property received by Mortgagee and all recoveries of any type by Mortgagee for design or construction defects or other damages that relate to any mortgaged property, less the cost, if any, incurred by Mortgagee with respect thereto, shall, unless the Mortgagor is in default under the terms of this Mortgage, be applied toward the payment of the cost of repairing, restoring or rebuilding the mortgaged property so damaged or destroyed according to the original plans and specifications, or such others as may be approved by the Mortgagee, on proof sufficient to the Mortgagee that the sum requested is justly required to reimburse Mortgagor or is justly due to the contractor, materialmen, laborers, engineers, architects or other persons rendering services or materials, that the amount of such proceeds remaining in the hands of Mortgagee will be sufficient on completion of the work to pay for the same in full, and that there has not been filed with respect to the mortgaged property any mechanics’ or other lien. Upon the completion of the work and payment in full therefor, or upon any failure on the part of Mortgagor promptly to commence or continue the work, or if the Mortgagor is in default under any of the terms of this Mortgage, Mortgagee shall apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of any indebtedness secured by this Mortgage, whether or not then due;

(8)           Mortgagor shall not cause or allow the mortgaged property to become subject to any lien, mortgage or security interest of any type, other than the lien of this Mortgage and liens, if any, described in the attached Exhibit “A”. The Mortgagor shall furnish the Mortgagee with a copy of all leases hereafter entered into by Mortgagor as lessor promptly after their execution.

AND IT IS FURTHER AGREED AS FOLLOWS:

(A)          That the Mortgagee shall have the right to enter and inspect the mortgaged property; that in the event of failure of the Mortgagor to pay, observe or perform any of the terms, covenants or conditions herein contained or contained in any lease, grant, prior or senior mortgage or other instrument referred to herein and on the part of the Mortgagor to be observed and performed, including, without limiting the generality of the foregoing, failure to keep the mortgaged property in good condition and repair, or to pay rent, taxes and assessments before

5

the same become delinquent or any interest or penalty accrues thereon, or to effect said insurance and deliver the policy or policies aforesaid, or in the event there exists or shall arise at any time any claim, lien or encumbrance on said property or any part thereof, or in the event there shall exist or arise at any time during the continuance of this Mortgage any statutory lien on said property or any part thereof, the Mortgagee may, without notice or demand and without prejudice to any other right herein contained, perform such term, covenant or condition, including making such repairs as may seem advisable to the Mortgagee, the cost of which shall constitute an advance, or paying such rent, taxes and assessments or effecting such insurance or payment of such claim, lien, encumbrance or statutory lien. The sum or sums so advanced shall be immediately due and payable, regardless of the validity of such taxes, assessments, insurance, claim, lien, encumbrance or statutory lien, and shall, with interest thereon at the default rate then applicable under said Note, from time to time of such advance, be secured hereby;

(B)          If the mortgaged property or any part thereof shall be condemned, the Mortgagee may appear and defend any such suit and is hereby irrevocably authorized to collect all of the proceeds and apply the same upon any obligation secured hereby. All costs, expenses and attorneys’ fees paid or incurred by the Mortgagee in the course of such proceedings shall constitute an advance hereunder.

Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the mortgaged property by any public or quasi-public authority or corporation, the Mortgagor will continue to pay interest on the entire principal sum hereby secured until an award or payment from such authority or corporation shall have been actually received by the Mortgagee, and any reduction in the principal sum resulting from the application by the Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. Any such award or payment shall be applied in such proportions and priority as the Mortgagee, in the Mortgagee’s sole discretion, may elect, to the payment of principal and interest on the Note, whether or not then due and payable, or any sums secured by this Mortgage, or to the payment to the Mortgagor, on such terms as the Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the mortgaged property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the mortgaged property. If, prior to the receipt by the Mortgagee of such award or payment, the mortgaged property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive such award or payment to the extent of the mortgage debt remaining unsatisfied after such sale of the mortgaged property, with legal interest thereon and reasonable attorneys’ fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment. Should all or any part of the mortgaged property be taken by eminent domain, the Mortgagor hereby assigns to the Mortgagee, and forthwith

6

upon payment thereof will cause to be deposited with the Mortgagee, the award for any mortgaged property so taken.

(C)          In the event of default in the repayment of amounts owing pursuant to said Note or in the payment of any other indebtedness secured hereby, or in the repayment of any disbursement authorized by the terms of this Mortgage and actually made by any holder of the same, and such default shall continue for ten (10) days after notice thereof has been mailed to Mortgagor, or in the performance or observance of any covenant, condition or agreement herein or in said Note contained or in the performance or observance of the terms of any other obligation owed by Mortgagor to Mortgagee and such default shall continue for thirty (30) days after written notice of default has been mailed to Mortgagor; or if the Mortgagor then holding title to all or any part of the mortgaged property (or any of them, if there be more than one) shall be adjudicated a bankrupt or an insolvent or shall file or have filed against it (unless the same is dismissed within sixty (60) days of its filing) any petition or answer seeking relief as a debtor under any law for the relief or aid of debtors or shall enter into any arrangement or composition with creditors; or if a receiver shall be appointed with respect to the property herein described; or if the mortgaged property or any part thereof shall be seized or levied upon under any legal process or under claim of legal right; then in each such event the whole amount of all indebtedness owing by or chargeable to the Mortgagor under any provision of this Mortgage or intended to be secured hereby shall, at the option of the Mortgagee, become at once due and payable without notice (any provision or terms thereof to the contrary notwithstanding), and any delay or failure on the part of the Mortgagee thereto shall not comprise a waiver of that option as to that or any subsequent default by Mortgagee. In each such event, with or without foreclosure, the Mortgagee shall have the immediate right to receive and collect all rents, income and profits from the property hereby mortgaged whether then due or accrued or to become due and said rents, income and profits are hereby assigned to the Mortgagee and said Mortgagee is hereby irrevocably appointed the attorney-in-fact of the Mortgagor in the name of the Mortgagor, or in the name of the Mortgagee, to demand, sue for, collect, recover and receive all such rents, income and profits, to compromise and settle claims for rents, income or profits upon such terms and conditions as to the Mortgagee may seem proper, or to enter into, renew or terminate leases or tenancies, and the Mortgagee may, in the sole discretion of the Mortgagee, foreclose this Mortgage: (a) by civil action, with the immediate right to a receivership with the aforesaid powers upon ex parte order and without bond pending foreclosure; (b) by judicial action or power of sale, with or without entry and possession, by advertisement and sale of all or any portion or portions of the mortgaged property, either as a whole or in parcels or units, and on such terms as to payment and credit, partial credit and security for payment as the Mortgagee may approve, having first given notice as required by law, at public auction in Kona, State of Hawaii, unless at the time of such sale the law requires, notwithstanding this provision, that the sale be held elsewhere, in which event such sale shall be held wherever required by such law, and may either in the name of the Mortgagee or as the attorney-in-fact of the Mortgagor for such purpose hereby irrevocably

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appointed, give valid receipts for the purchase money and effectually assign, transfer and convey the property so sold to the purchaser or purchasers absolutely and forever; or (c) by any other remedy then provided by law. Any foreclosure shall forever bar the Mortgagor and all persons claiming under the Mortgagor from all right, title and interest in said property at law and in equity, notwithstanding any provision of law to the contrary now existing or hereafter enacted, the Mortgagor expressly waiving the benefits thereof, and no foreclosure sale shall impair or affect the lien of this Mortgage on any portion of the mortgaged property remaining or any other remedy of the Mortgagee for the recovery of any indebtedness remaining after application of said monies. Out of the proceeds of any foreclosure sale, the Mortgagee may deduct all costs and expenses of any remedy pursued, including attorneys’ fees, may pay and discharge any lien, either prior or junior to this Mortgage, on said property and retain or be awarded all sums necessary to repay advances authorized hereunder and to satisfy all indebtedness of the Mortgagor to the Mortgagee whether or not then due, rendering to the Mortgagor the surplus, if any, provided that, in the event that there exists any contingent liability of the Mortgagor because of said sale, at the time of said sale, any surplus shall be retained by the Mortgagee in trust, in the estimated amount of that liability, until the liability is satisfied or terminated. If such proceeds shall be insufficient to discharge the foregoing in full, the Mortgagee may have any other legal recourse against the Mortgagor and Borrower for the deficiency as permitted by applicable law. This Mortgage shall not prevent nor be deemed to prevent the Mortgagee, in the event of default, from pursuing any other remedy whatsoever against the Mortgagor or Borrower for the collection of the indebtedness hereby secured and interest thereon and the Mortgagee may, at the option of the Mortgagee, pursue any other course to collect said indebtedness and interest thereon and resort to any assets of the Mortgagor and Borrower whatsoever without first resorting to, and without prejudice to the right to later resort to, the mortgaged property pursuant hereto;

(D)          That any and all advances made by the Mortgagee to or for the account of the Mortgagor after the date hereof, together with interest thereon, shall be secured by this Mortgage, and all of the covenants and agreements in this Mortgage contained shall apply to such further advances as well as to all other indebtedness secured hereby, whether or not at the time such advance or advances are made there shall be then any outstanding indebtedness owing by the Mortgagor to the Mortgagee, unless a release of this Mortgage shall have been executed by the Mortgagee prior to the time of such advance or advances;

(E)           That in the event the Mortgagee shall engage an attorney either to enforce this Mortgage, whether or not an action is commenced, or to collect the indebtedness or disbursements secured hereby, or any part thereof, whether by foreclosure of this Mortgage or otherwise and whether or not such proceedings are subsequently abandoned, there shall become due, and the Mortgagor agrees to pay in addition to the cost and charges allowed by law, a reasonable sum as and for any attorneys’ fees and costs of collection as an additional indebtedness hereunder, together with interest from the date those costs, charges and fees are

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paid by the Mortgagee, at the rate specified in Paragraph (A) above, and it is agreed that this Mortgage shall stand as security therefor;

(F)           That in the event of a sale of said property or any part or parts thereof under and by virtue of the default provisions of this Mortgage, the purchaser or purchasers thereof shall have immediate and peaceable possession of the same and that if the Mortgagor remains in possession after the effective date of such sale such possession shall be construed as a tenancy at sufferance only, giving unto the purchaser all remedies, by way of summary possession or otherwise, conferred by law in such case;

(G)          That until any default, the Mortgagor may hold and enjoy the mortgaged property and receive the rents, income and profits thereof; that in the event the ownership of or any interest in the mortgaged property, or any part thereof, becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor or any intervening successor, deal with a successor or successors-in-interest with reference to this Mortgage, and the debt hereby secured, in the same manner as with the Mortgagor without discharging or in any way affecting the liability of the Mortgagor or any successor or successors-in-interest hereunder or upon any indebtedness hereby secured, and the Mortgagor (and each of them if there be more than one) and any successor-in-interest to the whole, or any part of the mortgaged property, hereby waive diligence, presentment, demand and notice of dishonor and consent to extensions of time, surrender or substitution of security, failure to apply deposit or other forbearance, without notice, with respect to any indebtedness hereby secured, such waiver or consent to be effective regardless of whether or not he, she, it or they is or are at such time the owner or owners of the mortgaged property;

(H)          In the event of a continuing default hereunder and on demand of the Mortgagee, in addition to payments of principal and interest payable under the terms of all notes or other indebtedness secured hereby, the Mortgagor will pay monthly to the Mortgagee a sum equal to the taxes, assessments, lease rentals and hazard insurance premiums next due with respect to the mortgaged property or any interest therein and required hereby to be paid by Mortgagor (all as estimated by the Mortgagee), less all sums already paid therefor, divided, in each case, by the number of months to elapse before one month prior to the date when each such tax, assessment, rental or premium will become delinquent, such payments to satisfy to the extent thereof the obligations hereunder of the Mortgagor with respect to such payments and such sums to be held by the Mortgagee in trust to pay said taxes, assessments, lease rentals and premiums before the same become delinquent; it being further covenanted and agreed by the Mortgagor that, if the total of the payments made by the Mortgagor to the Mortgagee with respect to taxes, assessments, lease rentals and hazard insurance premiums shall not be sufficient to pay all taxes, assessments, lease rentals of every kind and premiums on hazard insurance due with respect to the mortgaged property or any interest therein and required hereby to be paid by the Mortgagor when the same shall become due and payable, then the Mortgagor

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shall pay any amount necessary to make up the deficiency on or before the date when the payment of such taxes, assessments, lease rentals and hazard insurance premiums shall be due; and it being further agreed that in the event that the entire indebtedness secured hereby shall be paid in full or this Mortgage shall be foreclosed as herein provided, then, and in any such event, any balance remaining in the funds accumulated by the Mortgagee with respect to such taxes, assessments, lease rentals and hazard insurance premiums shall be credited to the account of the Mortgagor; provided that no such demand shall be made unless this Mortgage shall be in default;

(I)            That the Mortgagee or any person in behalf of the Mortgagee may be the purchaser at any foreclosure sale, and no purchaser shall be answerable for the application of the purchase money; that the Mortgagee shall have the right to enforce one or more remedies hereunder or any other lawful remedy the Mortgagee may have, successively or concurrently, including the right to foreclose this Mortgage with respect to any portion of the mortgaged property without thereby impairing the lien of this Mortgage on the remainder of the mortgaged property or affecting the remedies of the Mortgagee available with respect thereto; that the Mortgagee shall have the right and is hereby expressly authorized to make application of any payments made to the Mortgagee, and any rents, income and profits collected by the Mortgagee upon any indebtedness of the Mortgagor to the Mortgagee as provided herein regardless of the date thereof; that acceptance of any payment by the Mortgagee shall not be deemed a waiver of any default of the Mortgagor then existing, except to the extent cured by such payment, nor as a waiver of any right to declare all indebtedness secured hereby at once due and payable because of any default then existing and not cured by such payment; that as to any lease, grant of easement or other instrument referred to herein under which the Mortgagor has an estate or interest which is less than fee simple absolute, the term “mortgaged property” and similar terms shall include such indenture of lease, grant of easement or other instrument and all extensions thereof and amendments thereto, and all of the estate, right, title and interest of the Mortgagor in and to the property covered thereby and in and to all tenements, hereditaments, rights, easements, privileges and appurtenances belonging or in anyway appertaining to such property, and in and to all buildings, structures, fixtures and other improvements now on and all which may hereafter be on such property; that the terms “advances”, “costs” and “expenses”, wherever herein used, shall include reasonable attorneys’ fees and recording fees whenever incurred; that the term “indebtedness” and similar terms as used herein shall mean and include all notes, loans, advances, interest, claims, demands, obligations and liabilities whatsoever, however arising, and whether owing by the Mortgagor (or any of them if there be more than one) individually or jointly with others, and whether absolute or contingent, liquidated or unliquidated and whenever contracted, accrued or payable; that where there is more than one Mortgagor, all obligations hereunder shall be binding upon them jointly and severally; that where the Mortgagor is married, the execution hereof by the spouse shall bind the spouse individually and constitute a quitclaim and release to the Mortgagee of all interest of the spouse in the mortgaged property by way of dower, curtesy, community property or otherwise and that

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these presents shall be equally binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Mortgagor and the Mortgagee, respectively, and shall be so construed that wherever applicable with reference to any of them the use of the singular number shall include the plural number, the use of the plural number shall include the singular number, and the use of any gender shall include either or both of the other genders;

(J)                                   That the Mortgagor, upon request made either personally or by mail, shall certify, by a writing duly acknowledged, to the Mortgagee, or to any proposed assignee of this Mortgage, the amount of principal and interest then owing on this Mortgage and whether any offsets or defenses exist against the Mortgage debt, within six (6) days in case the request is made personally, or within ten (10) days after the mailing of such request in case the request is made by mail;

(K)                              That all notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered or sent by registered or certified mail addressed as follows:

To:                           CYANOTECH CORPORATION

73-4460 Queen Kaahumanu Highway, Suite 102

Kailua-Kona, Hawaii 96740

To:                           PACIFIC RIM BANK

Two Waterfront Plaza

500 Ala Moana Boulevard, Suite 2A

Honolulu, Hawaii 96813

Such addresses may be changed from time to time by the addressee by serving notice as provided above. Service of such notice or demand shall be deemed complete upon the earlier of the date of actual delivery or the third day after the date of mailing if mailed in Hawaii;

(L)                                That in the event of the adoption or amendment, after the date of this instrument, of any law of the State of Hawaii, other than a law providing for the imposition of a tax on, according to, or measured by income, which in any way shall change the manner of taxation or of the collection of taxes on mortgages or debts secured by mortgages to the end that directly or indirectly Mortgagee shall be required to pay on account of this Mortgage or the indebtedness secured hereby any tax other than taxes of the kind or character now imposed by the laws of the State of Hawaii and other than a tax on, according to, or measured by income, the holder of this Mortgage, at any time after such adoption or amendment of such law, may give written notice to Mortgagor that the said holder elects to have the indebtedness secured by this Mortgage become due and payable six (6) months from the giving of such notice unless

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Mortgagor, within the said six (6) months’ period, shall agree in writing to pay the amount of such new taxes; and in the event Mortgagor, within such six (6) months’ period, so agrees to pay the amount of such new taxes, such agreement of Mortgagor shall be deemed from the date thereof to be a covenant and obligation of Mortgagor under this Mortgage for all purposes, and in the event Mortgagor fails within said six (6) months’ period to so agree to pay such new taxes, the indebtedness secured by this Mortgage shall become due and payable upon the last day of the six (6) months’ period. If at any time Mortgagor’s agreement to pay the amount of such new taxes shall be prohibited by law or the payment of the same by Mortgagor would make the transaction usurious, then the indebtedness secured hereby shall become due and payable six (6) months after the giving of written notice by the holder of this Mortgage and the Note secured hereby that it elects to have the indebtedness secured hereby become due and payable;

(M)                            That this Mortgage is governed by and shall be construed in accordance with the laws of the State of Hawaii;

(N)                               If any of the property subject to this Mortgage shall be conveyed or assigned by the Mortgagor to any other party, or if substantially all of the property described in Exhibit “A” shall be leased for a term longer than five (5) years, or if the Mortgagor shall agree to make such lease, conveyance or assignment then, unless the Mortgagee shall in writing accept the written undertaking of the said other party to assume and discharge all obligations of this Mortgage and discharge the Mortgagor from further liability with respect thereto, which decision shall be based solely on reasonable banking standards then in effect, all of the indebtedness hereby secured shall at once become due and payable at the option of the Mortgagee (any provision or term thereof to the contrary notwithstanding), and delay or failure on the part of the Mortgagee to demand such payments shall not prejudice the Mortgagee’s right thereto;

(0)                                 With respect to environmental matters which may have, which may now, or which may in the future affect Mortgagor and/or the mortgaged property, Mortgagor makes the following representations, warranties and agreements which shall survive any foreclosure of the mortgaged property and the payoff of the indebtedness secured hereby:

(1)                                 Environmental and Industrial Hygiene Compliance. Mortgagor represents and warrants that, as of the date of this Mortgage, the mortgaged property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the mortgaged property, including, but not limited to, soil and groundwater conditions. Mortgagor further represents and warrants that, to the best of its knowledge, no third party has used, generated, manufactured, stored or disposed of on, under or about the mortgaged property, or transported to or from the mortgaged property any flammable explosives, radioactive materials, hazardous wastes, toxic substances

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or related materials (“Hazardous Materials”) in violation of applicable law. Hazardous Materials shall include, but shall not be limited to, substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 U.S.C. Sections 5101 et seq.; and the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901-6992; Clean Water Act; Clear Air Act; Toxic Substances Control Act; Safety of Public Water Systems Act, as amended or modified from time to time, and any similar state or local laws, ordinances and all regulations now or hereafter promulgated or published.

(2)                                 Hazardous Materials Disclosure. Mortgagor represents and warrants that, during the period of its ownership of the mortgaged property, there has been no disposal, release or threatened release of Hazardous Materials on, from or under the mortgaged property in violation of applicable law. Mortgagor further represents and warrants that it has no knowledge of any presence, disposal, release or threatened release of any Hazardous Materials on, from or under the mortgaged property in violation of applicable law that may have occurred prior to its acquisition of title to the mortgaged property.

(3)                                 No Hazardous Waste Litigation. Mortgagor represents and warrants that, during the period of its ownership of the mortgaged property, there has been no litigation or administrative enforcement actions or proceedings brought or threatened to be brought, nor have any settlements been reached by or with any party or parties, public or private, concerning the presence, disposal, release or threatened release of any Hazardous Materials on, from or under the mortgaged property.

(4)                                 Indemnification Related to Hazardous Materials. Mortgagor agrees to indemnify and hold Mortgagee, its directors, officers, employees, agents and any successors, harmless from and against any and all claims, damages and liabilities arising in connection with the presence, use, storage, disposal or transporting of any Hazardous Materials on, under, to, from or about the mortgaged property. Mortgagee shall have the right to join and participate in any such legal proceedings, and Mortgagor agrees to pay any attorneys’ fees and costs which may be incurred by Mortgagee.

(5)                                 Notices Concerning Hazardous Materials Violations. Mortgagor agrees to immediately advise Mortgagee in writing of (a) any and all enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the mortgaged property; and (b) all claims made or threatened by any third party against Mortgagor or the mortgaged property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

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(P)                                 The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have executed these presents on the day and year first above written.

CYANOTECH CORPORATION, a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

PACIFIC RIM BANK

By	/s/Melvin Tanaka
Melvin Tanaka
Its Senior Vice President

Mortgagee

14

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz

Notary Public, State of California

My commission expires: 10/2/2014

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STATE OF CALIFORNIA	)
)
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared JOLE DEAL, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz

Notary Public, State of California

My commission expires: 10/2/2014

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STATE OF HAWAII	)
) ss:
CITY AND COUNTY OF HONOLULU	)

On this 15th day of August, 2012, before me appeared Melvin Tanaka to me personally known, who, being by me duly sworn did say that he/~~she~~ is a Senior Vice President of PACIFIC RIM BANK, a Hawaii corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors, and said Officer acknowledged the instrument to be the free act and deed of the corporation.

/s/ Raynette R. Fong
Raynette R. Fong
Notary Public, State of Hawaii

My commission expires: March 24, 2015

Doc. Date: August 14, 2012	# Pages:	-22-
Notary Name: Raynette R. Fong	First	Circuit
Doc. Description: Mortgage, Security Agreement and Financing Statement

/s/ Raynette R. Fong	08-15-12
Notary Signature	Date

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EXHIBIT “A”

THAT CERTAIN UNRECORDED SUBLEASE NO. K-4

SUBLESSOR:	NATURAL ENERGY LABORATORY OF HAWAII, A BODY CORPORATE AND A PUBLIC INSTRUMENTALITY OF THE STATE OF HAWAII ORGANIZED PURSUANT TO HAWAII REVISED STATUTES, CHAPTER 227D
SUBLESSEE:	CYANOTECH CORPORATION, A NEVADA CORPORATION
DATED:	DECEMBER 29, 1995
TERM:	THIRTY (30) YEARS, COMMENCING ON JANUARY 1, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 WAS AMENDED BY THE FOLLOWING:

UNRECORDED SUPPLEMENTAL AGREEMENT NO. 1 TO AMEND SUBLEASE K-4

DATED:	NOVEMBER 21, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 AND UNRECORDED SUPPLEMENTAL AGREEMENT WERE SET FORTH BY THE FOLLOWING:

SHORT FORM SUBLEASE NO. K-4

EFFECTIVE AS OF:	DECEMBER 29, 1995
RECORDED:	DOCUMENT NO. 2000-056138

UNRECORDED SUPPLEMENTAL AGREEMENT NO. 2 TO MODIFY SUBLEASE NO. K-4 DATED MARCH 9, 2012, BUT EFFECTIVE AS OF FEBRUARY 1, 2012. THE TERM OF THE SUBLEASE IS 40 YEARS COMMENCING JANUARY 1, 1996, UP TO DECEMBER 31,2035, UNLESS SOONER TERMINATED.

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

THAT CERTAIN PARCEL OF LAND SITUATE ON THE WESTERLY SIDE OF KEAHOLE AIRPORT AND THE EASTERLY SIDE OF THE ROADWAY TO THE NATURAL ENERGY LABORATORY AT KALAOA 1ST TO 4TH AND OOMA 1ST, NORTH KONA, ISLAND AND COUNTY OF HAWAII, STATE OF HAWAII, BEING PARCEL H-1 A PORTION OF PARCEL “A” (C.S.F. NO. 19968) ALL OF LEASE PARCEL “G” AND PARCEL H-2 A PORTION OF LOT 9 A PORTION OF H.S.S. PLAT

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315-A (C.S.F. NO. 19934), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THIS LEASED PARCEL OF LAND BEING ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “AK.AHIPUU” BEING 9,099.64 FEET SOUTH AND 29,930.02 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1.	213°	29’	15.0”	825.97	FEET ALONG LEASED PARCEL “A” TO A POINT;

2.	123°	29’	15.0”	249.34	FEET ALONG THE REMAINDER OF PARCEL “A” TO A POINT;

	THENCE, ALONG THE REMAINDER OF THE NATURAL ENERGY LABORATORY SITE, H.S.S. PLAT 315-A (C.S.F. NO. 19934) FOR THE FOLLOWING FOUR (4) COURSES;

3.	184°	50’	25.0”	974.90	FEET TO A POINT;

	THENCE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 440.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

4.	205°	30’	12.5”	310.53	FEET TO A POINT;

5.	226°	10’	00.0”	527.04	FEET TO A POINT;

6.	274°	50’	25.0”	749.21	FEET TO A POINT;

7.	40	50’	25.0”	3,501.37	FEET ALONG THE WESTERLY SIDE OF KEAHOLE AIRPORT (C.S.F. NO. 19137) TO A POINT;

	THENCE, ALONG THE REMAINDER OF LOT 9, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 435.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

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8.	30°	13’	39.5”	373.00	FEET TO A POINT;

9.	55°	36’	54.0”	72.78	FEET ALONG THE REMAINDER OF LOT 9 TO A POINT;

10.	145°	36’	54.0”	1726.08	FEETALONGTHEEASTERLYSIDEOFTHE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO A POINT;

11.	123°	29’	15.0”	86.79	FEETALONGTHEEASTERLYSIDEOFTHE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 90.067 ACRES, MORE OR LESS.

EXCEPTING ANY PORTION OF THE LAND BELOW THE LINE OF SHORELINE VEGETATION WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSIVE CHANGES.

TOGETHER WITH EASEMENT “1-A” FOR ROADWAY PURPOSES.

TOGETHER, ALSO, WITH EASEMENT “6” FOR UTILITY PURPOSES, SAID EASEMENT “6” BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN SHORT FORM SUBLEASE NO. K-4 EFFECTIVE AS OF DECEMBER 29, 1995, RECORDED APRIL 26,2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-056138 OF OFFICIAL RECORDS.

SUBJECT, HOWEVER, to the following:

1.	Title to all mineral and metallic mines reserved to the State of Hawaii.

2.	Shoreline setback lines as they may be established by the State Land Use Commission or by the various Counties pursuant to the Hawaii Revised Statutes.

3.	Easement “2-A”, for roadway purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000-056138 of Official Records.

4.	Easement “3”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

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5.	Easement “5”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

6.

An unrecorded State of Hawaii Department of Land and Natural Resources General Lease No. S-5619 dated July 13,2001, executed by State of Hawaii (“LESSOR”), by its Board of Land and Natural Resources (“BOARD”), as Lessor, and Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as Lessee, for a term forty-five (45) years, commencing on July 3, 2011, up to and including July 2, 2045.

The foregoing unrecorded General Lease No. S-5619 was amended by Unrecorded Amendment of General Lease No. S-5619, dated December 11, 2006.

7.	The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described herein.

8.

Terms and conditions as set forth in the Notice of Dedication, wherein Owner/Lessor: State of Hawaii, by its Board of Land and Natural Resources, Lessee/Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public Instrumentality of the State of Hawaii and Sublessee: Cyanotech Corporation, a Nevada corporation dedicates the premises described herein for nonspeculative residential use for a period often years effective. Said Notice recorded February 26, 2008 as Regular System Document No. 2008-028149 of Official Records.

TOGETHER, ALSO, with all of Mortgagor’s rights, easements, privileges and appurtenances thereto belonging, and all the rents, issues, profits and proceeds thereof, and all of the estate, right, title and interest of the Mortgagor, both at law and in equity, in said property.

END OF EXHIBIT “A”

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ASSIGNMENT OF LESSOR’S INTEREST IN LEASES AND RENTS

THIS ASSIGNMENT, made on August 14, 2012, by CYANOTECH CORPORATION, a Nevada corporation whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740, hereinafter referred to as “Assignor”, to PACIFIC RIM BANK, a Hawaii corporation, whose mailing address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, hereinafter referred to as “Assignee”;

WITNESSETH:

THAT the Assignor, for good and valuable consideration, receipt whereof is hereby acknowledged, hereby grants, transfers and assigns to the Assignee the entire interest of the Assignor in and to any and all tenant leases now or hereafter in effect demising any portion of the premises or improvements located on the premises described in Exhibit “A” attached hereto and incorporated herein by reference.

TOGETHER WITH all rents, income and profits arising from the leases and renewals thereof and together with all rents, income and profits for the use and occupation of the premises described in the leases or in the mortgage hereinafter referred to and, at the option of the Assignee, for all leases upon said premises which may be executed in the future during the term of this Assignment.

TOGETHER, ALSO, WITH all rights of the Assignor to assume or reject any of those existing or future leases under Title 11 of the United States Code or its successor statute.

THIS ASSIGNMENT is made for the purpose of securing:

A.                                           The payment of the principal sum, or so much thereof as may be advanced thereunder from time to time, interest and other indebtedness evidenced by that certain Promissory Note of even date herewith, and any amendments, extensions or renewals thereof, in the amount of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (U.S. $2,250,000.00) and that certain Promissory Note of even date herewith, and any amendments, extensions or renewals thereof, in the amount of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS (U.S. $3,250,000.00) (hereafter individually and collectively called the “Note”), both made by Assignor and NUTREX HAWAII, INC., a Hawaii corporation (hereafter collectively called the “Borrower”) to

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Assignee, and secured, inter alia, by a Mortgage, Security Agreement and Financing Statement (hereafter the “Mortgage”) of even date herewith by and between Assignor, as Mortgagor, and Assignee, as Mortgagee.

B.                                    Payment of all other sums with interest thereon becoming due and payable to the Assignee under the provisions of this Assignment or of said Note or Mortgage.

C.                                    The performance and discharge of each and every obligation, covenant and agreement of the Borrower and Assignor contained herein or in said Note or Mortgage.

THE ASSIGNOR WARRANTS that the Assignor is the sole owner of the entire lessor’s interest in the leases; that the leases are valid and enforceable and have not been altered, modified or amended in any manner whatsoever save as herein set forth; that the lessees named therein are not in default under any of the terms, covenants or conditions thereof; that no rent or fees reserved in the leases have been assigned or anticipated and that no rent for any period subsequent to the date of this Assignment has been collected in advance of the time when the same became due under the terms of the leases.

THE ASSIGNOR COVENANTS with the Assignee to observe and perform all the obligations imposed upon the lessor under the leases and not to do or permit to be done anything to impair the security thereof; not to collect any of the fees, rent, income and profits arising or accruing under the leases or from the premises described in said Mortgage in advance of the time when the same shall become due; not to execute any other assignment of lessor’s interest in the leases or assignment of rents arising or accruing from the leases or from the premises described in said Mortgage; not to subordinate the leases to any mortgage or other encumbrance or permit, consent or agree to such subordination without Assignee’s prior written consent; not to alter, modify or change the terms of the leases or give any consent or exercise any option required or permitted by such terms without the prior written consent of Assignee, or cancel or terminate the leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely a merger of the estates and rights of, or a termination or diminution of the obligations of lessees thereunder; not to alter, modify or change the terms of any guaranty of the leases or cancel or terminate such guaranty without the prior written consent of the Assignee; at the Assignee’s request to assign and transfer to the Assignee any and all subsequent leases upon all or any part of the premises described in the leases or said Mortgage; and to execute and deliver at the request of the Assignee all such further assurances and assignments in the premises as the Assignee shall from time to time require.

THIS ASSIGNMENT is made on the following terms, covenants and conditions:

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I.                                        Notwithstanding that this instrument is a present assignment of the leases and of said rents and other rights, it is understood and agreed that so long as there shall exist no default by the Borrower or Assignor in the payment of the principal sum, interest and indebtedness secured hereby and by said Note or Mortgage or in the performance of any obligation, covenant or agreement herein or in said Note or Mortgage or in the leases contained on the part of the Assignor to be performed, the Assignor shall have the permission to manage the demised premises in the ordinary course of business and to collect at the time of, but not prior to, the date provided for the payment thereof, all fees, rents, income and profits arising under the leases or from the premises described herein and to retain, use and enjoy the same, but this permission terminates immediately upon receipt of a written notification from the Assignee of (a) the occurrence of an Event of Default as described in Paragraph 2 below and (b) Assignee’s election to terminate said permission. This Assignment is intended not as a pledge nor a security interest requiring the transfer of possession but as an absolute assignment conditioned only on whether the Assignor and Borrower default as provided in Paragraph 2 below or performs as provided in Paragraph 4 below.

2.                                      Upon or at any time after default which is not timely cured in the payment of the principal sum, interest and indebtedness secured hereby and by said Note or Mortgage or in the performance of any obligation, covenant or agreement herein or in said Note or Mortgage or leases contained on the part of the Borrower and Assignor to be performed (“Event of Default”), the Assignee without in any way waiving such default may, at its option, without notice and without regard to the adequacy of the security for the said principal sum, interest and indebtedness secured hereby and by said Note or Mortgage, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the premises described in the leases and/or Mortgage and have, hold, manage, license, lease and operate the same on such terms and for such period of time as the Assignee may deem proper and either with or without taking possession of said premises, in its own name, demand, sue for or otherwise collect and receive all fees, rents, income and profits of said premises, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee, and to apply such fees, rents, income and profits to the payment of all expenses of managing the premises, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as the Assignee may deem necessary or desirable and all expenses of operating and maintaining the premises, including, without being limited thereto, all taxes, charges, claims, assessments, water and sewer fees and any other liens, and premiums for all insurance which the Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the premises as the Assignee may reasonably determine to be appropriate, any custom or use to the contrary notwithstanding. The exercise by the Assignee of the option granted it in this paragraph and the collection of the rents, income and profits and

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the application thereof as herein provided shall not be considered a waiver of any Event of Default by the Borrower or Assignor under said Note, Mortgage, the leases or this Assignment.

3.                                      The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee’s failure to let the premises after default or from any other act or omission of the Assignee in managing the premises after an Event of Default unless such loss is caused by the gross negligence, willful misconduct and bad faith of the Assignee. Nor shall the Assignee be obligated to perform or discharge any obligation, duty or liability under the leases or under or by reason of this Assignment and the Assignor shall, and does hereby agree, to indemnify the Assignee for, and to hold the Assignee harmless from any and all liability, loss or damage which may or might be incurred under the leases or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the leases, except for any of the foregoing arising from the Assignee’s gross negligence or willful misconduct. Should the Assignee incur any such liability under the leases or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured by the Mortgage and the Assignor shall reimburse the Assignee therefor immediately upon demand and upon the failure of the Assignor to do so, the Assignee may, at its option, declare all sums secured hereby and by said Note and Mortgage immediately due and payable. And it is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said premises upon the Assignee, nor for the carrying out of any of the terms and conditions of the lease; nor shall it operate to make the Assignee responsible or liable for any waste committed on the property by the lessees, tenants or any other parties, or for any dangerous or defective condition of the premises, or for any negligence in the management, upkeep, repair or control of said tenant, licensee, stranger or other third party, except for any of the foregoing arising from the Assignee’s gross negligence or willful misconduct.

4.                                      Upon payment in full of the principal sum, interest and indebtedness secured hereby and by said Note and Mortgage, this Assignment shall become and be void and of no effect and Assignor shall then have the right to have Assignee indicate such status by the execution and delivery of a cancellation of this Assignment; but the affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee showing that any part of said principal, interest or indebtedness remains unpaid shall be and constitute prima facie evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon. The Assignor hereby authorizes and directs the lessees named in the leases or any other or future licensee(s), lessee(s) or occupant(s) of the premises described therein or in said Mortgage, upon receipt from the Assignee of written notice to the effect that the Assignee is then the holder of said Note and Mortgage and that an Event of Default exists thereunder or under this Assignment to pay over to the Assignee all fees, rents,

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income and profits arising or accruing under the leases or from the premises described therein or in said Mortgage and to continue so to do until otherwise notified by the Assignee.

5.                                      The Assignee may take or release other security for the payment of said principal sum, interest and indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

6.                                      The term “lease” or “leases” as used herein means the lease agreements or rental agreements hereby assigned or, at the option of the Assignee, any extension or renewal thereof and any lease subsequently executed during the term of this Assignment covering the premises described in the leases or said Mortgage or any part thereof.

7.                                      Nothing contained in this Assignment and no act done or omitted by the Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under said Note or Mortgage, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the terms of said Note or Mortgage. The right of the Assignee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by the Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

8.                                      In case of any conflict between the terms of this instrument and the terms of the Mortgage described above, the terms of the Mortgage shall prevail, but the Assignee shall have the right at its sole option to resort to this Assignment or said Mortgage as convenience may dictate and may enter the premises in whole or in part under either the said Mortgage or this Assignment as Assignee shall determine.

9.                                      Counterparts. The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

I 0.                              This Assignment shall be governed by and shall be construed in accordance with the laws of the State of Hawaii. If any provision of this Assignment is held to be invalid or unenforceable, such will not affect the validity or enforceability of the other provisions of this Assignment.

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THIS ASSIGNMENT, together with the covenants and warranties herein contained, shall inure to the benefit of the Assignee and any subsequent holder of said Note and Mortgage and shall be binding upon the Assignor, its successors and assigns, and any subsequent owner of the mortgaged premises.

IN WITNESS WHEREOF, the Assignor and Assignee have caused these presents to be executed on the day and year first above written.

CYANOTECH CORPORATION, a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Assignor

PACIFIC RIM BANK

By	/s/ Melvin Tanaka
MELVIN TANAKA
Its Senior Vice President

Assignee

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STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz

Notary Public, State of California

My commission expires: 10/2/2014

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STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared JOLE DEAL, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz

Notary Public, State of California
My Commission expires: 10/2/2014

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STATE OF HAWAII	)
) ss:
CITY AND COUNTY OF HONOLULU	)

On this 15th day of August, 2012, before me appeared Melvin Tanaka, to me personally known, who, being by me duly sworn did say that he/she is a Senior Vice President of PACIFIC RIM BANK, a Hawaii corporation, and that the instrument was signed in behalf of the corporation by authority of its Board of Directors, and said Officer acknowledged the instrument to be the free of the corporation.

/s/ Raynette R. Fong
R. Fong

My commission expires: March 24, 2015

Doc. Date: August 14, 2012		# Pages:	-14-
NotaryName: Raynette R. Fong		First	Circuit
Doc. Description: Assignment of Lessor’s Interest in Leases and Rents
Notary Signature	Date

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EXHIBIT “A”

THAT CERTAIN UNRECORDED SUBLEASE NO. K-4

SUBLESSOR:	NATURAL ENERGY LABORATORY OF HAWAII, A BODY CORPORATE AND A PUBLIC INSTRUMENTALITY OF THE STATE OF HAWAII ORGANIZED PURSUANT TO HAWAII REVISED STATUTES, CHAPTER 227D
SUBLESSEE:	CYANOTECH CORPORATION, A NEVADA CORPORATION
DATED:	DECEMBER 29, 1995
TERM:	THIRTY (30) YEARS, COMMENCING ON JANUARY I, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 WAS AMENDED BY THE FOLLOWING:

UNRECORDED SUPPLEMENTAL AGREEMENT NO. I TO AMEND SUBLEASE K-4

DATED:	NOVEMBER21, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 AND UNRECORDED SUPPLEMENTAL AGREEMENT WERE SET FORTH BY THE FOLLOWING:

SHORT FORM SUBLEASE NO. K-4

EFFECTIVE AS OF:	DECEMBER 29, 1995
RECORDED:	DOCUMENT NO. 2000-056138

UNRECORDED SUPPLEMENTAL AGREEMENT NO.2 TO MODIFY SUBLEASE NO. K-4 DATED MARCH 9, 2012, BUT EFFECTIVE AS OF FEBRUARY I, 2012. THE TERM OF THE SUBLEASE IS 40 YEARS COMMENCING JANUARY I, 1996, UP TO DECEMBER 31,2035, UNLESS SOONER TERMINATED.

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

THAT CERTAIN PARCEL OF LAND SITUATE ON THE WESTERLY SIDE OF KEAHOLE AIRPORT AND THE EASTERLY SIDE OF THE ROADWAY TO THE NATURAL ENERGY LABORATORY AT KALAOA 1ST TO 4TH AND OOMA 1ST, NORTH KONA, ISLAND AND COUNTY OF HAWAII, STATE OF HAWAII, BEING PARCEL H-1 A PORTION OF PARCEL “A” (C.S.F. NO. 19968) ALL OF LEASE PARCEL “G” AND PARCEL H-2 A PORTION OF LOT 9 A PORTION OF H.S.S. PLAT

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315-A (C.S.F. NO. 19934), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THIS LEASED PARCEL OF LAND BEING ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “AKAHIPUU” BEING 9,099.64 FEET SOUTH AND 29,930.02 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1.	213°	29’	15.0”	825.97	FEET ALONG LEASED PARCEL “A” TO A POINT;

2.	123°	29’	15.0”	249.34	FEET ALONG THE REMAINDER OF PARCEL “A” TO A POINT;

	THENCE, ALONG THE REMAINDER OF THE NATURAL ENERGY LABORATORY SITE, H.S.S. PLAT 315-A (C.S.F. NO. 19934) FOR THE FOLLOWING FOUR (4) COURSES;

3.	184’	50’	25.0”	974.90	FEET TO A POINT;

	THENCE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 440.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

4.	205°	30’	12.5”	310.53	FEET TO A POINT;

5.	226°	10’	00.0”	527.04	FEET TO A POINT;

6.	274°	50’	25.0”	749.21	FEET TO A POINT;

7.	40	50’	25.0”	3,501.37	FEET ALONG THE WESTERLY SIDE OF KEAHOLE AIRPORT (C.S.F. NO. 19137) TO A POINT;

	THENCE, ALONG THE REMAINDER OF LOT 9, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 435.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

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8.	30°	13’	39.5”	373.00	FEET TO A POINT;

9.	55°	36’	54.0”	72.78	FEET ALONG THE REMAINDER OF LOT 9 TO A POINT;

IO.	I45°	36’	54.0”	1726.08	FEET ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO A POINT;

II.	I23°	29’	15.0”	86.79	FEET ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 90.067 ACRES, MORE OR LESS.

EXCEPTING ANY PORTION OF THE LAND BELOW THE LINE OF SHORELINE VEGETATION WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSIVE CHANGES.

TOGETHER WITH EASEMENT “1-A” FOR ROADWAY PURPOSES.

TOGETHER, ALSO, WITH EASEMENT “6” FOR UTILITY PURPOSES, SAID EASEMENT “6” BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN SHORT FORM SUBLEASE NO. K-4 EFFECTIVE AS OF DECEMBER 29, 1995, RECORDED APRIL 26,2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-056138 OF OFFICIAL RECORDS.

SUBJECT, HOWEVER, to the following:

1.	Title to all mineral and metallic mines reserved to the State of Hawaii.

2.	Shoreline setback lines as they may be established by the State Land Use Commission or by the various Counties pursuant to the Hawaii Revised Statutes.

3.	Easement “2-A”, for roadway purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000-056138 of Official Records.

4.	Easement “3”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

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5.	Easement “5”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

6.

An unrecorded State of Hawaii Department of Land and Natural Resources General Lease No. S-5619 dated July 13, 2001, executed by State of Hawaii (“LESSOR”), by its Board of Land and Natural Resources (“BOARD”), as Lessor, and Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as Lessee, for a term forty-five (45) years, commencing on July 3, 2011, up to and including July 2, 2045.

The foregoing unrecorded General Lease No. S-5619 was amended by Unrecorded Amendment of General Lease No. S-5619, dated December 11, 2006.

7.	The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described herein.

8.

Terms and conditions as set forth in the Notice of Dedication, wherein Owner/Lessor: State of Hawaii, by its Board of Land and Natural Resources, Lessee/Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public Instrumentality of the State of Hawaii and Sublessee: Cyanotech Corporation, a Nevada corporation dedicates the premises described herein for nonspeculative residential use for a period often years effective. Said Notice recorded February 26, 2008 as Regular System Document No. 2008-028149 of Official Records.

TOGETHER, ALSO, with all of Assignor’s rights, easements, privileges and appurtenances thereto belonging, and all the rents, issues, profits and proceeds thereof, and all of the estate, right, title and interest of the Assignor, both at law and in equity, in said property.

END OF EXHIBIT “A”

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) made on August 14, 2012 by and between CYANOTECH CORPORATION, a Nevada corporation, whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (hereafter called the “Debtor”), and PACIFIC RIM BANK, a Hawaii corporation, whose mailing address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813 (hereafter called the “Secured Party”),

W I T N E S S E T H :

To secure the repayment of a loan made by the Secured Party to the Debtor and NUTREX HAWAII, INC., a Hawaii corporation (hereinafter collectively called the “Borrower”) in the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $5,500,000.00), together with interest thereon, which loan is evidenced by those certain Promissory Notes of even date herewith executed by the Borrower, and payable to the Secured Party, the provisions of such Notes and any modifications, extensions or renewals thereof being secured hereby, being incorporated herein by reference, and being hereinafter referred to individually and collectively as the “Note”;

AND ALSO to secure the performance and observance by the Debtor and Borrower of all of the covenants, conditions and agreements required to be performed by the Debtor under this Agreement, the Mortgage, Security Agreement and Financing Statement (hereinafter called the “Mortgage”) executed by the Debtor, as mortgagor, and the Secured Party concurrently herewith, and the Term Loan Agreement (hereinafter called the “Loan Agreement”) executed by the Borrower and the Secured Party concurrently herewith and under any other documents or instruments executed concurrently herewith by the Debtor and Borrower (the Note, the Mortgage, the Loan Agreement and this Security Agreement being hereinafter collectively called the “Loan Documents”), and the payment by the Borrower to the Secured Party of all sums expended or advanced by the Secured Party pursuant to any term or provision of any of the Loan Documents, the provisions of which documents and all amendments thereto being incorporated herein by reference;

AND ALSO to secure the payment by the Borrower to the Secured Party of all other sums now or hereafter loaned or advanced by the Secured Party to the Borrower, or expended by the Secured Party for the account of the Debtor or Borrower, or otherwise owing by the Borrower to the Secured Party, directly or indirectly, on any and every account whatsoever;

THE DEBTOR DOES HEREBY grant, assign, convey, transfer, deliver and set over to the Secured Party, its successors and assigns, absolutely and forever, the following described property, TOGETHER WITH a security interest, as that term is defined in the Uniform Commercial Code (Chapter 490, Hawaii Revised Statutes, as amended), in such property, whether now owned or hereafter acquired, upon the terms and conditions hereinafter set forth:

FIRST:  All of Debtor’s right, title and interest in and to all personal property of any kind, including without limitation all goods, equipment, machinery, office equipment, software, building materials, furniture, appliances, fixtures and trade fixtures, together with all parts, components, fittings, attachments, accessories, special tools, devices, appurtenances, accessions, renewals, replacements and reconstructions of all or any part thereof, either now owned or hereafter acquired, and wherever located, and all proceeds thereof.

SECOND:  All of Debtor’s right, title and interest in and to all present and future accounts (as those terms are respectively defined in Section 490:9-102, Hawaii Revised Statutes, as amended, or hereafter defined under the Uniform Commercial Code (“UCC”)), including without limitation health-care-insurance receivables, all contracts arising from Debtor’s business (the “Contracts”), receivables, invoices and general intangibles, now or hereafter entered into or owned by Debtor and in all proceeds thereof.

THIRD:  All of Debtor’s right, title and interest in and to all goods comprising Debtor’s inventory, including raw materials, work in process and material used or consumed in Debtor’s business and stock in trade, either in possession of the Debtor, warehouseman, bailee or any person, including all inventory acquired by return or repossession and all products and all proceeds of such inventory.

FOURTH:  All of Debtor’s right, title and interest in and to all instruments, whether negotiable or non-negotiable, securities, and all other investment documents and other writings evidencing a right to the payment of money, documents, such as documents of title and receipts and chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, as well as the proceeds of all such instruments, documents and chattel paper.

FIFTH:  All of Debtor’s right, title and interest in and to all binders or policies of insurance of any kind (the “Insurance Policies”), covering premises which may be used or occupied by Debtor, and all binders or policies of insurance covering any of the personal property of the Debtor and any and all

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riders, amendments, extensions, renewals, supplements or revisions of such binders or policies, Insurance Policies, insurance claims and the proceeds thereof.

SIXTH:  All right, title and interest of the Debtor in and to any and all existing and future contracts involving or relating to the property located at 73-860 Makako Bay Drive, Kailua-Kona, Hawaii 96740, identified by Tax Map Key No. (3) 7-3-043-063, which is more particularly described in the Mortgage and is hereafter called the “Property”, and the structures and improvements thereon, or any of the other items of Collateral described herein, including any and all modifications and extensions thereof.

Together with all of the Debtor’s rights and remedies thereunder and the benefit of all covenants therein.

SEVENTH:  All right, title and interest of the Debtor in and to all building permits, other permits, licenses, soils tests, appraisals, plans and specifications and any other documents and agreements, materials or personal property of any kind now or hereafter existing for the Property or the business of the Debtor and belonging to the Debtor.

EIGHTH:  All right, title and interest of the Debtor in and to all construction contracts, architect’s and engineer’s contracts now or hereafter entered into by the Debtor for the construction of any improvements on or work performed to the Property, and any and all modifications and extensions thereof, together with all of the Debtor’s rights and remedies thereunder and the benefits of all covenants therein.

NINTH:  All right, title and interest of the Debtor in and to all performance and payment bonds now or hereafter obtained by the Debtor in connection with the construction of the improvements on or work performed to the Property, together with all of the Debtor’s rights and remedies thereunder and the benefit of all covenants therein.

The Contracts and the Insurance Policies are hereinafter sometimes collectively called the “Contracts”. All articles of property described hereinabove are hereinafter sometimes collectively called the “Personal Property”. The Contracts and the Personal Property are herein sometimes collectively called the “Collateral”.

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TOGETHER WITH all right, title and interest of the Debtor in, and to use, lease or dispose of, the Collateral as well as any proceeds deriving from such Collateral;

TO HAVE AND TO HOLD the same unto the Secured Party and its successors and assigns, absolutely and forever, as security as aforesaid;

UPON CONDITION that if the Borrower shall well and truly pay to the Secured Party the principal amount of the Note, with interest and other charges, if any, according to its provisions and effect and shall discharge any and all obligations that now or hereafter may be or become owing, directly or indirectly, by the Borrower and Debtor to the Secured Party under the Loan Documents on any and every account, whether or not the same are matured, of which obligations the books of the Secured Party shall be prima facie evidence, and if the Borrower and Debtor shall fully and faithfully perform and observe all of the covenants, conditions and agreements to be performed and observed by the Debtor and Borrower in the Loan Documents, including this Security Agreement, and any and every other instrument or document secured hereby, and if the Debtor shall pay the cost of release, the Secured Party will, upon request of the Debtor, release the Collateral from the security interest created by this Agreement and these presents shall be void, it being understood, however, that an affidavit, certificate, letter or statement of any officer of the Secured Party showing that any part of the indebtedness remains unpaid or any terms, covenants, conditions, and agreements remain unperformed shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Security Agreement.

Subject to the terms hereof, until the happening of an “Event of Default” as defined in the Loan Agreement, the Debtor shall be entitled to use and to possess the Collateral.

BUT, if any “Event of Default” as defined in the Loan Agreement shall occur which is not timely cured, then the Secured Party, without obligation to do so and without releasing or waiving any of its rights, shall have the right, power and authority, without notice, presentment or demand to declare the unpaid principal amount of the Note and any other indebtedness secured hereby, whether matured or not, together with any interest thereon accrued and unpaid, to be immediately due and payable, and such indebtedness and interest shall thereupon become and be immediately due and payable, and shall bear interest until fully paid at the rate specified in the Note to be paid in the event of default, and the Secured Party may, at its option, without notice and irrespective of whether declaration of default is required to be delivered to any party named in the Loan Documents or other instrument or obligations securing the Note or secured hereunder or whether remedies under other security instruments have been exercised, exercise all right and remedies contained in the Loan Documents, including this Security Agreement, or any other security instruments and obligations and shall have all rights and remedies available to the Secured Party under the Uniform Commercial Code or other applicable laws.

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Without limiting the generality of the foregoing, upon the occurrence of an Event of Default which is not timely cured:

(a)                                 The Secured Party may, at the Secured Party’s option and at the Debtor’s expense, either in the Secured Party’s own right or in the name of the Debtor and in the same manner and to the same extent that the Debtor might reasonably so act if this Security Agreement had not been made, (i) demand, sue for, collect, recover, receive and otherwise enforce payment of all proceeds and other sums due and payable from the Collateral, the Debtor hereby requesting and instructing all other parties to the Contracts or liable to the Debtor in connection with the Collateral to make all payments then due or which may thereafter become due thereunder or thereby to the Secured Party, and the Debtor further agreeing that the receipt by the Secured Party of any such payments shall be a complete release and discharge of the obligor or obligors thereof to the extent of the payment or payments so made; (ii) do all things requisite, convenient or necessary to enforce the performance and observance of any and all other covenants, agreements, conditions, terms and provisions of the Contracts, and to exercise all the rights, remedies and privileges of the Debtor contained in the Contracts or arising from the Collateral or any part thereof, including, but not limited to, the making, modifying, amending, enforcing, cancelling, surrendering or accepting the surrender of, terminating or extending any of the Contracts now or hereafter in effect, and also including the compromising, waiving, excusing, or in any manner releasing or discharging of any obligation of any party to or arising from the Collateral; (iii) take possession of the books, papers and accounts of the Debtor, wherever located, relating to the Collateral; (iv) receive, and the Debtor will forthwith surrender to the Secured Party, the possession of the Collateral, and, to the extent permitted by law, the Secured Party may itself or by such officers or agents as it may appoint (A) manage or operate the Collateral or any part thereof, (B) exclude the Debtor, its agents and servants therefrom, (C) make, enforce, modify and accept the surrender of any Contracts or leases covering all or any portion of the Property, (D) obtain and evict tenants, fix or modify purchase prices or rents, fill any and all vacancies and lease the Property or Personal Property, or any part thereof, and (E) do all acts, including the making of contracts, which the Secured Party deems necessary for the care or management of the Property or Personal Property; (v) sue or otherwise collect and receive monies; and (vi) do all other things requisite, convenient or necessary to require the other parties to the Contracts to perform the same or which the Secured Party deems proper to protect the security given hereunder.

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(b)                                 The Secured Party may foreclose this Security Agreement in the manner now or hereafter provided or permitted by law, including treatment of the Collateral as real property subject to judicial foreclosure pursuant to Chapter 667, Hawaii Revised Statutes, as amended, and shall have the immediate right to receivership on ex parte order and without bond pending foreclosure, and may sell, assign, transfer or otherwise dispose of the Collateral at public or private sale, in whole or in part, and the Secured Party may, in its own name or as the irrevocably appointed attorney-in-fact of the Debtor, effectually assign and transfer the Collateral, or any part thereof, absolutely and execute and deliver all necessary assignments, deeds, conveyances, bills of sale and other instruments with power to substitute one or more persons or corporations with like power; and, if the Secured Party so instructs the Debtor, the Debtor shall assemble, without expense to the Secured Party, all of the Collateral at a convenient place on the Island of Hawaii, at the Secured Party’s option, and the Debtor shall ratify and confirm any such sale or transfer by delivering all proper instruments to such persons or corporations as may be designated in any such request. Any such foreclosure sale, assignment or transfer shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against the Debtor and all persons and entities lawfully claiming by or through or under the Debtor. Any such sale may be adjourned from time to time. The Secured Party shall give the Debtor notice of any public or private sale as may be required by the UCC and in any event no less than ten (10) days. Upon any sale, the Secured Party may bid for and purchase the Collateral, or any part thereof, and upon compliance with the terms of sale, may hold, retain and possess and dispose of the Collateral, in its absolute right without further accountability, and any purchaser, including the Secured Party, at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, commissioner’s compensation and other charges, in paying purchase money, turn in the Note, including interest and charges thereon, in lieu of cash, up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

In case of any Event of Default which is not timely cured, neither the Debtor nor anyone claiming by, through or under the Debtor, to the extent the Debtor may lawfully so agree, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any of the Collateral is situated in order to prevent or hinder the enforcement of this Security Agreement, or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat; and the Debtor in the Debtor’s own right and for all who may claim under the Debtor, hereby waives, to the full extent that the Debtor may lawfully do so, the benefit of all such laws and any and all right to have the estates

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comprised in the security intended to be created hereby marshalled upon any enforcement of the lien hereof and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral in parts or as an entirety. The Secured Party may apply the proceeds of any such sale first, to the costs and expenses of such sale and all proceedings in connection therewith, including counsel fees; next, to the payment of any disbursements made by the Secured Party for taxes or assessments or other charges prior to the security interest of this Security Agreement which the Secured Party shall deem it expedient to pay; next, to the repayment of any other disbursements made by the Secured Party according to the terms hereof; and next, to the payment of the unpaid principal or any interest or other charges on the Note, and any other obligations of the Debtor under the Loan Documents; and the remainder, if any, shall be paid over to the Debtor. If such proceeds shall be insufficient to discharge the entire indebtedness owing by the Debtor under this Security Agreement, the Loan Documents and any other instrument or obligation secured hereunder, the Secured Party may have any other legal recourse against the Debtor for the deficiency.

Nothing in this Agreement or the Note shall affect or impair the right, which is unconditional and absolute, of the holder of the Note to enforce payment of the principal or any interest on the Note and all fees, charges and other sums due under the Loan Documents at or after the date therein expressed as the date when the same shall become due, or the obligation of the Debtor secured hereunder, which is likewise unconditional and absolute, to pay such amounts at the respective times and places therein expressed.

A.                                    DEBTOR’S WARRANTIES. The Debtor warrants and represents to the Secured Party as follows:

1.                                      The Debtor is a party to each of the Contracts and is the absolute and sole owner of the interest in and to the Collateral subject to this Security Agreement and Permitted Liens (as defined in the Term Loan Agreement executed concurrently herewith), and, subject to the terms thereof, with full right and title to assign the same to the Secured Party and to grant the Secured Party a security interest in the same and the sums due or to become due thereunder; the Debtor has to date fully and faithfully performed and observed all of the terms, obligations, covenants, conditions and warranties to be performed and observed by the Debtor thereunder and no event has occurred and is continuing which constitutes, or with notice or the passage of time would constitute, a default thereunder; the Contracts are genuine, valid, subsisting and enforceable upon all parties thereto according to their terms; the Debtor has not alienated, assigned, pledged, transferred, mortgaged or otherwise encumbered any of the rights or interests of the Debtor in the Collateral, including the sums due or to become due thereunder, except for Permitted Liens; there have been no amendments or modifications to any of the Contracts; no financing statement or any other lien or encumbrance covering any of the Collateral is on file in the Bureau of Conveyances of the State of Hawaii, or is otherwise outstanding, except for Permitted Liens; the other parties to the Contracts have no offsets,

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counterclaims or defenses against the Debtor, whether arising out of the Contracts or otherwise; no payments of any kind required thereunder have been anticipated, discounted, waived, released or set-off; no parties thereto have been discharged, excused or released; no claims under the Contracts have been compromised; the Debtor has not accepted any payments under any of the Contracts, except as permitted by the terms thereof; all payments thereunder are current; and nothing in any of the Contracts would prevent the Secured Party from enforcing any of the rights and remedies that the Debtor might have if this Security Agreement had not been executed.

2.                                      The Debtor is the lawful owner or lessee of the Personal Property and has the right to the use and possession of the Personal Property and has good right to grant or convey the same as security under this Security Agreement; the Personal Property is free and clear of any lien or right prior to or on a parity with the lien of this Security Agreement, except as noted above; the Debtor will, on behalf of the Secured Party, defend forever against any claims or demands thereon made by all persons; and there exist no offsets, counterclaims or defenses to the Debtor’s rights therein or thereto.

3.                                      The Debtor’s exact and correct legal name is as set forth in the first paragraph of this Security Agreement. The Debtor is registered and in good standing in the State of Hawaii.

B.                                    DEBTOR’S COVENANTS. The Debtor hereby covenants and agrees with the Secured Party as follows:

1.                                      Payment of Taxes, Assessments, Etc. The Debtor will punctually pay and discharge, or cause to be paid and discharged from time to time as the same shall become due, all taxes, rates, assessments, impositions, duties and other charges of every description to which the Collateral, or any part thereof, may during the term of this Security Agreement become liable by authority of law, other than such taxes and other obligations subject to Permitted Protests (as defined in the Tern Loan Agreement executed concurrently herewith). The Debtor will, upon request, deposit copies of the receipts therefor with the Secured Party at least thirty (30) days prior to the final date such taxes, rates, assessments, impositions, duties and other charges may be paid without penalty, other than such taxes and other obligations subject to Permitted Protests.

2.                                      Preservation of Contracts. Other than in the Debtor’s ordinary course of business, without the prior written consent of the Secured Party, the Debtor will not: (a) modify, change, alter, extend, terminate, cancel, tender or accept surrender of any of the Contracts; (b) reduce, discount, compromise, settle, waive, release or set-off the amount of any sums payable thereunder, vary the terms of payment or otherwise change, alter or modify the same, or consent to the subordination of interest of any part thereto, or waive, excuse, condone

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or in any manner release or discharge any party thereunder of or from their respective obligations, covenants, conditions and agreements required to be performed; (c) execute any agreement which would prevent the Secured Party from acting as the Debtor, as provided herein; nor (d) alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein or thereto, including the sums due or to become due thereunder, other than pursuant to Permitted Liens.

3.                                      Performance. The Debtor will fully and faithfully abide by, observe and discharge, perform and enforce the performance of the terms, obligations, covenants, conditions, agreements and warranties required to be performed and observed under each of the Contracts, in respect of the Personal Property and under the Loan Documents, including this Security Agreement, and any other instrument secured hereunder, and will give prompt notice to the Secured Party of any default thereunder, whether by the Debtor or by any party thereto, together with an accurate and complete copy of any notice either received or sent by the Debtor. The Debtor will not anticipate, discount, compromise, settle, waive, release or set off any sums due under the Contracts or in respect of the Personal Property or receive any sums in any manner inconsistent with the provisions of the Contracts or this Security Agreement.

4.                                      Indemnification. The Debtor will indemnify and hold and save the Secured Party harmless from and against any and all liability, loss, damage or expense of whatever kind or nature, including attorneys’ fees, which the Secured Party may at any time sustain or incur hereunder, including, but not limited to, any claims or demands whatsoever which may be asserted against the Secured Party as a result of any failure on the part of the Debtor to perform, observe or discharge its obligations under any of the Contracts or involving any of the Collateral, other than any of the foregoing arising from Secured Party’s gross negligence or willful misconduct. Prior to the actual entry and taking possession of any property by the Secured Party, this Security Agreement shall not operate to place responsibility upon the Secured Party for the control, care, management or repair of any property constituting security hereunder.

5.                                      Enforcement and Collection. The Debtor will, at no cost to the Secured Party, diligently enforce and secure the performance and observance of each and every obligation, covenant, condition, and agreement of the other parties under all the Contracts.

6.                                      Duplicate Originals. At the request of the Secured Party, the Debtor will furnish to the Secured Party a duplicate original of each Contract now existing or hereafter executed by the Debtor.

7.                                      Litigation. The Debtor will appear in and defend any action or proceeding at law or in equity affecting in any manner all or part of the Collateral; and in such

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event the Debtor will pay all costs, charges and expenses, including cost of evidence of title and attorneys’ fees incurred, and will fully indemnify the Secured Party from and against any loss, damage or expense, including attorneys’ fees, sustained or incurred by the Secured Party as a result of any failure on the part of the Debtor to comply with its obligations under this paragraph.

8.                                      Liens. The Debtor will maintain the valid security interest of the Secured Party in the Collateral and the sums due thereunder, free and clear of all liens, claims and encumbrances that may be, or are threatened to be, made prior to or on a parity with the security interest of the Secured Party herein, except for Permitted Liens, liens for taxes or assessments not yet payable or payable without penalty so long as payable, and liens subject to Permitted Protests. The Debtor will not claim any credit on interest payable on the Note or on any other payment secured hereby for any portion of the taxes assessed against the Collateral, and the provisions of any law entitling the Debtor to such credit are hereby expressly waived by the Debtor to the extent they may be lawfully waived. The Debtor will not release any liens on its assets without at least thirty (30) days’ prior written notice to the Secured Party.

9.                                      Further Assurances. The Debtor authorizes the Secured Party to file financing statements describing the Collateral, continuation statements, amendments and any other related documents. The Debtor will assist in the preparation of and will execute and acknowledge from time to time, alone or with the Secured Party, and deliver, file or record any further instruments, including security agreements, financing or continuation statements, mortgages or other instruments, and do such further acts as the Secured Party may reasonably request to confirm, establish, continue, maintain and perfect the security interest created by this Security Agreement and to subject the Collateral to the lien hereof, including all renewals, additions, substitutions, replacements or betterments thereto and all proceeds therefrom, and otherwise to protect the same against the rights and interests of third parties, and to execute all documents and perform all acts necessary to enforce the Contracts and to make the same binding, the Debtor agreeing to pay the cost of preparing, filing and recording the same.

10.                               Acknowledgment of Debt. The Debtor, within ten (10) days after request by the Secured Party in writing, will furnish to the Secured Party, or to any proposed assignee of this Security Agreement, a written statement duly acknowledged of the amount due under this Security Agreement and the Note and due under any material Contract, and whether any offsets, counterclaims or defenses exist against the secured debt.

11.                               Personal Property. The Debtor agrees: (a) to keep all Personal Property intact and in good condition, order and repair; (b) at the Debtor’s own expense to replace any portion thereof which may be broken or become obsolete or worn out or unfit for use; (c) to comply with all laws, rules and regulations made by governmental authority an . applicable thereto; (d) not to commit or suffer any strip or waste of the Personal Property; and

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(e) not to alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein and thereto, except for Permitted Liens.

12.                                    Insurance. The Debtor will, in the name and for the benefit of the Secured Party, during the term of this Security Agreement, keep all of the Personal Property insured against hazards of such type or types and in such amount or amounts and form of policy as the Secured Party may from time to time reasonably require and will deposit the policies with the Secured Party. The Debtor further agrees to keep paid in advance all premiums and costs of all insurance required hereunder and, upon demand of the Secured Party, will furnish evidence of payment of such premiums. The Debtor, not less than thirty (30) days prior to the expiration date of each policy, shall deliver to the Secured Party a renewal policy or policies, accompanied by evidence of payment satisfactory to the Secured Party. All insurance required hereunder shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Hawaii, the Debtor hereby acknowledging receipt of written notice from the Secured Party that the Debtor is free to procure any such insurance from any insurance company so authorized. The Secured Party shall not be responsible for such insurance or for the collection of any insurance monies, or for the insolvency of any insurer or insurance underwriter. The amount collected from any fire or other insurance policy may be applied by the Secured Party upon any indebtedness secured hereby and in such order as the Secured Party may determine, or, at the option of the Debtor, the entire amount so collected, or any part thereof, may be applied to the restoration of the Personal Property, without being deemed a payment on any of the indebtedness secured hereby. Such application or restoration shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. No lien upon any of such policies of insurance, or upon any refund or return premium which may be payable on the cancellation or termination thereof, shall be given to anyone other than the Secured Party, except by proper endorsement affixed to such policy and approved by the Secured Party. In the event of loss or physical damage to the Personal Property, the Debtor shall give immediate notice thereof by mail to the Secured Party, and the Secured Party may make proof of loss if the same is not made promptly by the Debtor. In the event of foreclosure of this Security Agreement, or other transfer of title to the Collateral in the extinguishment of the indebtedness secured hereby, all right, title and interest of the Debtor in and to any insurance policies then in force shall pass to the purchaser or the grantee. All such policies or other contracts for such insurance issued by the respective insurers shall, to the extent obtainable, be without contribution and contain an agreement by the insurer that the policy or other contract shall not be cancelled or materially changed without at least thirty (30) days’ prior written notice to the Secured Party.

13.                                    Change in Status. The Debtor will not change its location or place of organization or its name without at least thirty (30) days’ prior written notice to the Secured Party. The Debtor shall keep the Secured Party timely advised with respect to any such

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changes, and the Secured Party shall have no affirmative obligation to know about any such changes.

C.                                        MUTUAL COVENANTS. The Debtor and the Secured Party mutually covenant and agree each with the other as follows:

l.                                               Secured Party Not Obligated To Perform. Neither the acceptance of this Security Agreement by the Secured Party, nor the exercise of any rights hereunder by the Secured Party, shall be construed in any way as an assumption by the Secured Party of any obligations, responsibilities or duties of the Debtor arising from the Collateral assigned hereunder or otherwise bind the Secured Party to the performance of any of the terms and provisions contained in any of the Contracts or of any obligations respecting the Personal Property, it being expressly understood that the Secured Party shall not be obligated to perform, observe or discharge any obligation, responsibility, duty or liability of the Debtor under any of the Collateral, including, but not limited to, appearing in or defending any action, expending any money or incurring any expenses in connection therewith.

2.                                           Right of Secured Party To Defend Action Affecting Security. The Secured Party may, at the Debtor’s expense, appear in and defend any action or proceeding at law or in equity purporting to affect the Secured Party’s security interest under this Security Agreement.

3.                                           Right of Secured Party To Prevent or Remedy Default. If the Debtor shall fail to perform any of the covenants, conditions and agreements required to be performed and observed by the Debtor under the Loan Documents, including this Security Agreement, the Contracts, or any other instruments secured hereby, or in respect of the Personal Property, the Secured Party (a) may, but shall not be obligated to, take action the Secured Party deems necessary or desirable to prevent or remedy any such default by the Debtor or otherwise to protect the security interest of the Secured Party under this Security Agreement, and (b) shall have the absolute and immediate right to enter in and upon or take possession of the Property, Collateral or any part thereof to such extent and as often as the Secured Party, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by the Debtor, or otherwise to protect the security of this Security Agreement. The Secured Party may advance or expend such sums of money for the account of the Debtor, as the Secured Party in its sole discretion deems necessary for any such purpose.

4.                                           Secured Party’s Expenses. All advances, costs, expenses, charges and attorneys’ fees which the Secured Party may make, pay or incur under any provision of this Security Agreement for the protection of its security or for the enforcement of any of its rights hereunder, or in foreclosure proceedings commenced and subsequently dismissed, or in any dispute or litigation in which the Secured Party or the holder of the Note may become involved

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by reason of or arising out of the Loan Documents, including this Security Agreement, or any other instrument secured hereby, or the Collateral or the care and management of the Collateral, shall be paid by the Debtor to the Secured Party, upon demand, and shall bear interest until paid at the rate specified by the Note to be paid in the event of default thereunder, all of which obligations shall be additional charges upon the Collateral and be equally secured hereby.

5.                                           Secured Party’s Right of Set-Off. Upon the occurrence of any Event of Default, or if the Secured Party shall be served with garnishee process in which the Debtor shall be named as defendant, whether or not the Debtor shall be in default hereunder at the time, the Secured Party may, but shall not be required to, set off any indebtedness owing by the Secured Party to the Debtor against any indebtedness secured hereby, without first resorting to the security hereunder and without prejudice to any other rights or remedies of the Secured Party or its security interest herein.

6.                                           No Waiver. In case the Secured Party shall have proceeded to enforce any right or remedy hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, the Debtor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been taken. No failure or delay on the part of the Secured Party in exercising any right, remedy or power under this Security Agreement or in giving or insisting upon strict performance by the Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. The Secured Party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Debtor of any and all of the terms and provisions of this Security Agreement to be performed by the Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of the Secured Party contained in the Loan Documents, including this Security Agreement, shall not cure or waive any default, or affect any notice of default or invalidate any acts done pursuant to such notice. No waiver by the Secured Party of any breach or default of or by any party hereunder, shall be deemed to alter or affect the Secured Party’s rights hereunder with respect to any prior or subsequent defaults.

7.                                           Remedies. No right or remedy herein reserved to the Secured Party is intended to be exclusive of any other right or remedy, but each and every such remedy shall be cumulative and is not in lieu of but shall be in addition to any other rights or remedies given under this Security Agreement. Any and all of the Secured Party’s rights and remedies may be exercised from time to time and as often as such exercise is deemed necessary or desirable by the Secured Party.

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8.                                           Right of Secured Party To Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any person, including the Debtor, for the payment of any indebtedness secured hereby, or the lien of this Security Agreement on the Collateral, or the remainder thereof, for the full amount of any indebtedness unpaid, the Secured Party may from time to time, without notice or without affecting or impairing any of the Secured Party’s rights under this Security Agreement: (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness or accept a renewal note or notes to evidence such an extension or alteration, (c) accept additional security therefor of any kind, including (but not limited to) deeds of trust or mortgages, (d) alter, substitute or release from any security interest or lien held by the Secured Party any property securing the indebtedness secured hereby to its several securities therefor in such order and manner as it may deem fit, (e) join in granting any easement or creating any restriction thereon, or (f) join in any extension, subordination or other agreement affecting this Security Agreement or the lien or charge thereof.

D.                                    MISCELLANEOUS

1.                                           Terms Commercially Reasonable. The terms of this Security Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code.

2.                                           Definitions. The terms “advances”, “costs” and “expenses” shall include, but shall not be limited to, attorneys’ fees whenever incurred. The terms “indebtedness” and “obligations” shall mean and include, but shall not be limited to, all claims, demands, obligations and liabilities whatsoever, however arising, whether owing by the Debtor individually or as a partner, or jointly or in common with any other party, and whether absolute or contingent, and whether owing by the Debtor as principal debtor or as a co-maker or as endorser, liquidated or unliquidated, and whenever contracted, accrued or payable. In this Security Agreement, whenever the context so required, the neuter gender includes the masculine or feminine, and the singular number includes the plural and vice versa.

3.                                           Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provisions of this Security Agreement.

4.                                           Change, Amendment, Etc. No change, amendment, modification, cancellation or discharge or any provision of this Security Agreement shall be valid unless consented to in writing by the Secured Party.

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5.                                           Assignment of Secured Party’s Interest. The Secured Party shall have the right to assign its interest in this Security Agreement to any subsequent holder of the Note.

6.                                           Parties in Interest. As and when used herein, the term “Debtor” shall mean and include the Debtor and its successors and permitted assigns, and the term “Secured Party” shall mean and include the Secured Party herein named and its successors and assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and permitted assigns. Where there is more than one entity identified as the “Debtor”, the obligations of each such entity shall be joint and several.

7.                                           Applicable Laws; Severability. This Security Agreement shall be governed by and shall be construed and interpreted under and pursuant to the laws of the State of Hawaii. If any provision of this Security Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Security Agreement shall remain unaffected.

8.                                           Notices. All notices, demands or documents which are required or permitted to be given or served hereunder shall be deemed to be delivered when a record has been (a) personally delivered, (b) received by telecopy, (c) received through the Internet, or (d) sent by registered or certified mail addressed as follows:

To:		CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740
Attention:

	with a copy to:	Gregory Nasky
Goodsill Anderson Quinn & Stifel LLP
1009 Alakea Street, Suite 1800
Honolulu, Hawaii 96813

To:		PACIFIC RIM BANK
Two Waterfront Plaza
500 Ala Moana Boulevard, Suite 2A
Honolulu, Hawaii 96813

Such addresses may be changed from time to time by the addressee by serving notice as provided above. Service of such notice or demand shall be deemed complete upon the earlier of the date of actual delivery or the third day after the date of mailing if mailed in Hawaii.

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9.                                           Waiver Of Right To Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

10.                                    Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11.                                    Terms and Conditions of This Security Agreement Supplement Other Loan Documents. The terms and conditions of this Security Agreement applicable to the Debtor and the covenants, representations and warranties of the Debtor under this Security Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Debtor or other parties under the Loan Agreement and the covenants, representations and warranties of the Debtor hereunder merely supplement and do not supplant or supersede provisions of similar effect or subject matter in the other Loan Documents.

- - - THE NEXT PAGE IS THE SIGNATURE PAGE - - -

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IN WITNESS WHEREOF, the Debtor and the Secured Party have executed these presents on the day and year first above written.

CYANOTECH CORPORATION,
a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Debtor

PACIFIC RIM BANK

By	/s/ Melvin Tanaka
Melvin Tanaka
Its Senior Vice President
Secured Party

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ACKNOWLEDGMENT

State of California
County of	Los Angeles	)

On August 14th, 2012		before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared JOLE DEAL who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz
Notary Public, State of California
My commission expires: 10/2/2014

[redacted]

/s/ NICKI ANN THOMPSON
REGISTRAR

1 3/7 TAW
B-32121746

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

8 pages

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: CYANOTECH CORPORATION

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
73-4460 Queen Kaahumanu Hwy, Suite 102	Kailua-Kona	HI	96740	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		corporation	Nevada	☒ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION | 2g. ORGANIZATIONAL ID #, if any ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: PACIFIC RIM BANK

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
Two Waterfront Plz, 500 Ala Moana, Ste 2A	Honolulu	HI	96813	USA

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's personal property now owned or hereafter acquired, including, but not limited to, the personal property more particularly described in Exhibit "A" attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☑ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

International Association of Commercial Administrators (IACA)

Form 4279-l	UNITEO STATES DEPARTMENT OF AGRICULTURE	FORM APPROVED
(Rev.07-05)	RURAL DEVELOPMENT	OMB NO.0570-0017

CONDITIONAL COMMITMENT
(Business and Industry and Section 9006 Program)

TO: Lender PACIFIC RIM BANK	Case No. 61-005 600267157
Lender’s Address TWO WATERFRONT PLAZA 500 ALA MOANA BLVD., #2A HONOLULU, HI 96813-4920	State HAWAII
Borrower CYANOTECH CORPORATION & NUTREX HAWAII, INC.	Principal Amount of Loan $2,250,000.00

From an examination of information supplied by the Lender and other relevant information, it appears that the transaction can properly be completed.

Therefore, the United States of America acting through the United States Department of Agriculture (USDA) hereby agrees that, in accordance with applicable provisions of the regulations, it will execute Form 4279—5, “Loan Note Guarantee” subject to the conditions and requirements provided in the regulations and herein.

The Loan Note Guarantee fee payable by the lender to USDA will be the amount as specified in the regulations on the dates of this Conditional Commitment for Guarantee. The interest rate for the loan is WSJ PRIME + 1.0, 5.5% FLOOR % 1/. If a. variable rate is used, it must be tied to base rate agreed to by the lender and USDA which cannot change more often than quarterly and must be published periodically in a financial publication specifically agreed to by the Lender and Borrower.

A Loan Note Guarantee will not be issued until the Lender certifies that there has been no adverse change in the Borrower’s financial condition, nor any other adverse change in the borrower’s condition, for any reason, during me period of time from USDA’s issuance of this Conditional Commitment for Guarantee to issuance of the Loan Note Guarantee regardless of the cause or causes of the change and whether the cause or causes of the change were within the Lender’s or Borrowers control. The Lender’s certification must address all adverse changes and be supported by financial statements of the Borrower and Its guarantors executed not more than 60 days before the time of certification. As used in this paragraph only, the term “Borrower” includes any parent, affiliate, or subsidiary of the Borrower.

In the event of the Government’s failure to issue a guarantee in a situation where it is found to be in breach, the other party’s remedy is limited to a suit for the guaranteed portion of principal and interest which ultimately remains unpaid.

This becomes null and void unless the conditions are accepted by the Lender and Borrower within 60 days from the date of issuance by USDA.

Except as set out below, the purposes for which the loan funds will be used and the amounts to be used for such purposes are set out in the Application for Loan Guarantee:. Once this instrument is executed and returned to USDA no major change of conditions or approved loan purpose as listed on the forms will be considered. Additional Conditions and Requirements including Source and Use of Funds: 2/.

If the conditions set forth in this commitment are not met within 180 days from the date of this commitment, USDA reserves the right to discontinue the processing of the application and terminate its commitment. If USDA decides to terminate this commitment USDA will provide the Lender a written notice at least 14 days prior to termination. 3/.

UNITED STATES OF AMERICA

06-20-2012	By	/s/ ILLEGIBLE
for CHRIS J. KANAZANA
State Director

Position 2	Form 4279-3{Rev 07-05)

ACCEPTANCE OF CONDITIONS

To: USDA 4/

The conditions of this Conditional Commitment for Guarantee including attachments are acceptable and the undersigned intends to proceed with the loan transaction and request issuance of a Loan Note Guarantee within                                            days.

PACIFIC RIM BANK
(Name of Lender)
		BY:	/s/ Illegible
Date:	August 17. 2012	Its Vice President		(Signature for Lender)

Date:	August 17. 2012	CYANOTECH CORPORATION
		BY:	/s/ Brent Bailey	BY:	/s/ Jolé Deal
Date:	August 17. 2012	Its President		Its CFO
(Signature for Borrower)

NUTREX HAWAII, INC.
		BY:	/s/ Brent Bailey	BY:	/s/ Jolé Deal
		Its President		Its CFO
(Signature for Borrower)

lnsert 1/               Interest fixed interest rate or, if authorized by regulations, variable interest rate followed by a “V” and the appropriate loan subsidy rate, if applicable.

2/             Insert any additional conditions or requirements in this space or on an attachment referred to in this space; otherwise, insert “NONE”.

3/             USDA will determine and insert the date by which conditions should be met.

4/             Return completed and signed copy of this form to USDA issuing office.

Attachment to RD Form 4279-3, “Conditional Commitment (Business & Industry)”

CYANOTECH CORPORATION AND NUTREX HAWAII, INC.

Case Number: 61-005-600267157

$2,250,000 Business & Industry (B&I) Guaranteed Loan

Approval Date: June 20, 2012

LOAN PURPOSE:

1.           The purpose of the loan is to provide long-term financing to acquire machinery and equipment and capital improvements at a commercial property located at 73-8360 Makako Drive, Kailua-Kona, HI 96740 to be used as an extraction facility. Funds will be used for:

Onsite Astaxanthin Extraction	$2,085,900
New Freezer & Drum Dryer	164,100
TOTAL	$2,250,000

These funds are to be matched by contributions from the borrower of approximately $1,982,000. Upon final disbursement of loan funds, a copy of the lender’s detailed loan settlement must be provided to Rural Development as evidence that all funds were disbursed in amounts and for purposes outlined above.

PERCENTAGE OF GUARANTEE:

2.                                   An 80% guarantee will be issued prior to the substantial completion of development work. Construction conditions are outlined below which will address construction requirements.

INTEREST RATE AND TERM:

3.                                  The term of the loan is to be twenty years. The interest rate is to be established by the formula: IR = Wall Street Journal Prime Rate+ 1.00 with a floor rate of 5.5%. Interest-on1y for the first 12 months. The loan is to be fully amortized with monthly installments. The interest rate is not to vary more often than quarterly. When the rate changes, installments are to be adjusted to assure there are no balloon payments. Prepayment will not be prohibited. Default interest rates are not covered by the guarantee.

RENEWAL FEE:

4.                                   This loan guarantee is subject to an annual renewal fee of one-quarter of one percent of the guaranteed portion of the outstanding principal as of December 31st of each year. The calculation is one-quarter of one percent of the outstanding principal multiplied by the guarantee percentage. Payments are due to Rural Development by January 31st of each year. For loans where the Loan Note Guarantee is issued between October 1 and December 31, the first annual renewal fee will be due January 31st of the second year following the date the Loan Note Guarantee is issued. Payments not received by April 1st of the following year are considered delinquent and may result in cancellation of the guarantee to the lender. Holder’s rights will continue in effect as specified in the Loan Note Guarantee and Assignment Guarantee Agreement.

Conditional Commitment Attachment

COLLATERAL:

5.                                   This loan is to be secured by a first mortgage or deed of trust on borrower’s leasehold interest in the land and improvements located on a 90.067 acre commercial property at 73-860 Makako Bay Drive, Kailua-Kona, ID 96740 (TMK: (3)-7-3-43:63).

This loan is to be secured by a first security interest in all machinery and equipment purchased with loan proceeds. This loan is also to be secured by a blanket lien on all other business assets including machinery & equipment, inventory, and accounts receivable excluding equipment financed by 4 loans with Deere & Company and 1 loan with CT Lien Solutions.

There are to be no construction or mechanics liens against the security.

The lender will not require compensating balances or other collateral as a means of eliminating the lender’s exposure for the unguaranteed portion of the loan. The entire loan will be secured by the same security with equal lien priority for the guaranteed and unguaranteed portions of the loan. The unguaranteed portion of the loan will neither be paid first nor given any preference or priority over the guaranteed portion.

6.                                   CYANOTECH CORPORATION and NUTREX HAWAII, INC.is to have full liability for the loan.

INSURANCE:

7.                                   Hazard insurance naming the lender as beneficiary will be maintained in an amount at least equal to the outstanding loan balance or the replacement value (whichever is greater) of the collateral. Hazard insurance includes fire, windstorm, lightning, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, builder’s risk during construction, and property damage. Worker’s Compensation must be carried in accordance with State law.

Key person life insurance is not required.

EQUITY:

8.                                   A minimum of ten percent tangible balance sheet equity will be required at loan closing. Tangible balance sheet equity must be met in the form of either cash or tangible earning assets contributed to the business and reflected on the business’ balance sheet. Tangible balance sheet equity will be determined using a balance sheet prepared in accordance with Generally Accepted Accounting Principles and will not include subordinated debt or appraisal surplus. Prior to issuance of the Loan Note Guarantee, the lender will provide Rural Development with a balance sheet reflecting the business’ post closing status and a certification that the borrower met the minimum tangible balance sheet equity requirement at loan closing.

2

LOAN AGREEMENT:

9.                                   A loan agreement between the lender and borrower will be executed which conforms to RD Instruction 4279-B, § 4279.161(b)(ll). The following language would comply with§ 4279.16l(b)(ll):

a.                                  The borrower must obtain audited financial statements annually, prepared in accordance with Generally Accepted Accounting Principles, and submit them to the lender within 90 days of the business’ fiscal yearend. Financial statements will contain, at a minimum, a balance sheet and a profit and loss statement reflecting the financial condition of the borrower as of its yearend. The lender is responsible for obtaining all required financial statements from the borrower, analyzing them, and providing copies of statements with a detailed written analysis to Rural Development within 120 days.

b.                                  All personal and commercial guarantors of this loan must provide audited financial statements to the lender within 90 days of guarantor’s fiscal or calendar yearend.

c.                                   The borrower will refrain from co-signing or otherwise becoming liable for obligations or liabilities of others.

d.                                   Dividend payments will be limited to an amount that, when taken, will not adversely affect the repayment ability of the borrower. No dividend payments will be made unless (1) an after-tax profit was made in the preceding fiscal year, (2) the borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment, (3) all borrower debts are paid to a current status, and (4) prior written concurrence of the lender is obtained. This is not intended to apply to dividend payments to cover personal tax liability resulting from profitability of the business.

e.                                    Borrower will not invest in additional fixed asset purchases in an annual aggregate of more than $250,000 without concurrence of the lender. Borrower will not lease, sell, transfer, or otherwise encumber fixed assets without the concurrence of the lender. Disposition of fixed assets serving as collateral for this loan must also have the concurrence of Rural Development.

f.                                     Compensation of officers and owners will be limited to an amount that, when taken, will not adversely affect the repayment ability of the borrower. This amount may not be increased year to year unless (1) an after-tax profit was made in the preceding fiscal year, (2) the borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment, (3) all borrower debts are paid to a current status, and (4) prior written concurrence of the lender is obtained.

g.                                    Borrower’s debt-to-net worth, based upon yearend financial statements and as defined by Generally Accepted Accounting Principles, shall not exceed 2.0 to 1, and the Borrower’s current ratio, similarly defined, shall not fall below 2.1 to 1.

h.                                    Borrower shall not enter into any merger or consolidation or sell the business without prior written concurrence of the lender.

3

1.                                  Outside investment and loans/advances to stockholders, owners, officers, or affiliates require the prior written consent of the lender. Loans from stockholders, owners, officers or affiliates must be subordinated to the guaranteed loan or converted to stock. No payments are to be made on these debts unless the B&I loan is current and in good standing.

ENVIRONMENTAL:

10.                          The lender will take action to ensure that all construction associated with this credit facility and the continuing operations of the business are completed in accordance with applicable Federal, State, and local laws, regulations, and ordinances, as related to any adverse impact the project/operations may potentially have on the environment.

APPRAISAL:

I 1.                         A current (less than 12 month old) appraisal acceptable to Rural Development and completed in accordance with USPAP and FIRREA indicating that the fair market value of the real property security is not less than $15,600,000, excluding any value attributed to business valuation. Lenders will be responsible for ensuring that appraisal values adequately reflect the actual value of the collateral. A qualified appraiser must determine the appraised market value in accordance with RD Instruction 4279- B, section 4279.144, prior to issuance of the Loan Note Guarantee. Collateral must have documented value sufficient to protect the interest of the lender and the Agency. The discounted collateral value will normally be at least equal to the loan amount.

LOAN GUARANTEE CLOSING:

12.                           Coincident with, or immediately after loan closing, and prior to issuance of the guarantee, the lender will provide Rural Development with the following:

a.                                  A guarantee fee of $54,000 (= $2,250,000 x 80% x 3%) made payable to the U.S. Treasury and Farm RD 1980-19, “Guaranteed Loan Closing Report.”

b.                                  This guarantee will be governed by the previously executed RD Form 4279-4, “Lender’s Agreement,” dated March 27, 2012.

c.                                   A Loan Agreement, signed by the borrower and lender, that contains loan conditions set forth by the Agency in this Conditional Commitment.

d.                                  Written lender certification in accordance with RD Instruction 4279-B, § 4279.181.

e.                                   A current (not more than 90 days old) balance sheet for the business prepared in accordance with Generally Accepted Accounting Principles. The balance sheet must reflect the business’ post-loan closing status. The business must have a tangible balance sheet equity position of no less than ten percent at the time the loan is closed.

4

13.                          The lender is required to hold in its own portfolio or retain a minimum of 5 percent of the total guaranteed loan amount. The amount required to be retained must be of the unguaranteed portion of the loan and cannot be participated to another. The lender may sell the remaining amount of the unguaranteed portion of the loan only through participation.

14.                          Agency personnel and any person(s) accompanying Agency personnel shall be authorized to enter upon the premises and into any building thereon, whether permanent or temporary, jointly or separately, with personnel of the lender to carry out the functions involving their interests. Scheduled and unscheduled inspections may be conducted by these personnel to determine the effectiveness of the loan program.

15.                          The lender will always retain responsibility for servicing the entire loan and for notifying the Agency of any violations of the terms of the Loan Agreement or Conditional Commitment. The lender will advise the Agency of the loan classification within 90 days of issuance of the guarantee and whenever the lender revises its classification of the loan.

16.                          Lender will become an approved participant in Rural Development’s Lender Interactive Network Connection (LINC). The USDA eAuthentication is the system used by USDA agencies to enable customers to obtain accounts that will allow them to access USDA Web applications and services via the Internet. To conduct official business transactions, such as submitting annual renewal fees and borrower account status reporting using the LINC, the customer must have Level 2 eAuthentication credentials. You may work directly with the Rural Development Hawaii State Office to accomplish this. The contact person is Shirley Heatherly who can be reached at (808) 483-8600 Ext. 118. Please see attachment for additional information.

17.                          PACIFIC RIM BANK (lender) certifies by accepting this Conditional Commitment for a $2,250,000 guarantee the lender understands that the intent of RD Instruction 4279-B, section 4279.18l(m), is that no adverse change may occur during the period of time from Agency issuance of the Conditional Commitment to issuance of the Loan Note Guarantee relating to CYANOTECH CORPORATION and NUTREX HAWAII, INC. (borrower) regardless of the cause or causes of the change and whether the change or cause(s) of the change were within the lender’s or borrower’s control Prior to each disbursement, lender shall be in receipt of satisfactory evidence that there has been no unremedied adverse change in the financial or any other condition of the Borrower since the date of the application or since any preceding disbursements which would warrant withholding or not making further disbursements.

18.                         Neither the lender nor the borrower will allow any change and/or cost overrun on any contract or other commitment which will result in an additional cash flow expenditure and/or debt to the business and/or request for a subsequent loan, either guaranteed or not, without the express written approval of the Agency. Furthermore, neither the lender nor borrower will divert funds from purposes identified in the Business and Industry (B&I) guaranteed loan application for any of the aforementioned items without the express written approval of the Agency. In no event will a subsequent B&I guaranteed loan be approved to cover such costs. Failure to comply with the terms of this paragraph will be considered a material adverse change in the borrower’s financial condition, and the lender must address this matter, in writing, the Agency’s satisfaction. In the event any of the aforementioned increases in costs and/or expenses are incurred by borrower, the borrower must provide for such increases in such a manner that there is no diminution of the borrower’s operating capital.

5

19.                      CYANOTECH CORPORATION and NUTREX HAWAII, INC., by accepting Form4279-3, “Conditional Commitment;’ certifies that it is not delinquent on any Federal debt, including tax debt.

20.                      By accepting this Conditional Commitment, the signatory, a corporation, attests that CYANOTECH CORPORATION and NUTREX HAWAII, INC. and PACIFIC RIM BANK have not been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature, nor has any officer or agent of CYANOTECH CORPORATION and NUTREX HAWAII, INC. and PACIFIC RIM BANK been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature.

21.                      By accepting this Conditional Commitment, the signatory, a corporation, attests that CYANOTECH CORPORATION and NUTREX HAWAII, INC. and PACIFIC RIM BANK do not have any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability.

22.                      By signing this Conditional Commitment, the lender and borrower certify that they understand and accept the conditions outlined herein. No provision stated herein shall be amended or waived without the prior written consent of the lender and Rural Development. Any loans or advances made to the Borrower by the Lender after issuance of the Loan Note Guarantee will not be covered by the guarantee, except authorized protective advances. Regulations contained in RD Instructions 4279-A and 4279-B, and Form RD 4279-4, “Lender’s Agreement,” will apply.

23.                      Any request for an extension of the expiration date of this Conditional Commitment must be made in writing and received by Rural Development prior to the expiration date. This request must be accompanied by a full explanation as to why the extension is needed.

6

Form 4279-l	UNITEO STATES DEPARTMENT OF AGRICULTURE	FORM APPROVED
(Rev.07-05)	RURAL DEVELOPMENT	OMB NO.0570-0017

CONDITIONAL COMMITMENT
(Business and Industry and Section 9006 Program)

TO: Lender PACIFIC RIM BANK	Case No. 61-005 600267157
Lender’s Address TWO WATERFRONT PLAZA 500 ALA MOANA BLVD., #2A HONOLULU, HI 96813-4920	State HAWAII
Borrower CYANOTECH CORPORATION & NUTREX HAWAII, INC.	Principal Amount of Loan $3,250,000.00

From an examination of information supplied by the Lender and other relevant information, it appears that the transaction can properly be completed.

Therefore, the United States of America acting through the United States Department of Agriculture (USDA) hereby agrees that, in accordance with applicable provisions of the regulations, it will execute Form 4279—5, “Loan Note Guarantee” subject to the conditions and requirements provided in the regulations and herein.

The Loan Note Guarantee fee payable by the lender to USDA will be the amount as specified in the regulations on the dates of this Conditional Commitment for Guarantee. The interest rate for the loan is WSJ PRIME + 1.0, 5.5% FLOOR % 1/. If a. variable rate is used, it must be tied to base rate agreed to by the lender and USDA which cannot change more often than quarterly and must be published periodically in a financial publication specifically agreed to by the Lender and Borrower.

A Loan Note Guarantee will not be issued until the Lender certifies that there has been no adverse change in the Borrower’s financial condition, nor any other adverse change in the borrower’s condition, for any reason, during me period of time from USDA’s issuance of this Conditional Commitment for Guarantee to issuance of the Loan Note Guarantee regardless of the cause or causes of the change and whether the cause or causes of the change were within the Lender’s or Borrowers control. The Lender’s certification must address all adverse changes and be supported by financial statements of the Borrower and Its guarantors executed not more than 60 days before the time of certification. As used in this paragraph only, the term “Borrower” includes any parent, affiliate, or subsidiary of the Borrower.

In the event of the Government’s failure to issue a guarantee in a situation where it is found to be in breach, the other party’s remedy is limited to a suit for the guaranteed portion of principal and interest which ultimately remains unpaid.

This becomes null and void unless the conditions are accepted by the Lender and Borrower within 60 days from the date of issuance by USDA.

Except as set out below, the purposes for which the loan funds will be used and the amounts to be used for such purposes are set out in the Application for Loan Guarantee:. Once this instrument is executed and returned to USDA no major change of conditions or approved loan purpose as listed on the forms will be considered. Additional Conditions and Requirements including Source and Use of Funds: 2/.

If the conditions set forth in this commitment are not met within 180 days from the date of this commitment, USDA reserves the right to discontinue the processing of the application and terminate its commitment. If USDA decides to terminate this commitment USDA will provide the Lender a written notice at least 14 days prior to termination. 3/.

UNITED STATES OF AMERICA

Date:	06-20-2012	By	/s/ ILLEGIBLE
for CHRIS J. KANAZANA
State Director

Position2	form 4279-3 (Rev 07-05)

7

ACCEPTANCE OF CONDITIONS

To: USDA 4/

The conditions of this Conditional Commitment for Guarantee including attachments are acceptable and the undersigned intends to proceed with the loan transaction and request issuance of a Loan Note Guarantee within                                              days.

PACIFIC RIM BANK
(Name of Lender)

		BY:	/s/ Illegible
Date:	August 17. 2012	Its Vice President		(Signature for Lender)

Date:	August 17. 2012	CYANOTECH CORPORATION
		BY:	/s/ Brent Bailey	BY:	/s/ Jolé Deal
Date:	August 17. 2012	Its President		Its CFO
(Signature for Borrower)

NUTREX HAWAII, INC.
		BY:	/s/ Brent Bailey	BY:	/s/ Jolé Deal
		Its President		Its CFO
(Signature for Borrower)

lnsert 1/               Interest fixed interest rate or, if authorized by regulations, variable interest rate followed by a “V” and the appropriate loan subsidy rate, if applicable.

   2/         Insert any additional conditions or requirements in this space or on an attachment referred to in this space; otherwise, insert “NONE”.

   3/         USDA will determine and insert the date by which conditions should be met.

   4/         Return completed and signed copy of this form to USDA issuing office.

Attachment to RD Form 4279-3, “Conditional Commitment (Business & Industry)”
CYANOTECH CORPORATION and NUTREX HAWAII, INC.

Case Number: 61-005-600267157

$3,250,000 Business & Industry (B&I) Guaranteed Loan

Approval Date: June 20, 2012

LOAN PURPOSE:

1.                                  The purpose of the loan is to provide long-term financing to acquire machinery and equipment and capital improvements at a commercial property located at 73-860 Makako Bay Drive, Kailua-Kona, HI 96740 to be used as a extraction facility. Funds will be used for:

Onsite Warehouse & Office Bldg.	$622,000
Onsite Astaxanthin Extraction	1,933,100
New Freezer & Drum Dryer	694,900
TOTAL	$3,250,000

Upon final disbursement of loan funds, a copy of the lender’s detailed loan settlement must be provided to Rural Development as evidence that all funds were disbursed in amounts and for purposes outlined above.

PERCENTAGE OF GUARANTEE:

2.                                  An 80% guarantee will be issued prior to the substantial completion of development work. Construction conditions are outlined below which will address construction requirements.

INTEREST RATE AND TERM:

3.                                  The term of the loan is to be twenty years. The interest rate is to be established by the formula: IR = Wall Street Journal Prime Rate+ 1.00 with a floor rate of 5.5%. Term includes interest-only payments not to exceed the first 12 months, and the loan maturity will coincide with the $2,250,000 B&I loan. The loan is to be fully amortized with monthly installments. The interest rate is not to vary more often than quarterly. When the rate changes, installments are to be adjusted to assure there are no balloon payments. Prepayment will not be prohibited. Default interest rates are not covered by the guarantee.

RENEWAL FEE:

4.                                  This loan guarantee is subject to an annual renewal fee of one-quarter of one percent of the guaranteed portion of the outstanding principal as of December 31st of each year. The calculation is one-quarter of one percent of the outstanding principal multiplied by the guarantee percentage. Payments are due to Rural Development by January 31st of each year. For loans where the Loan Note Guarantee is issued between October l and December 31, the first annual renewal fee will be due January 31st of the second year following the date the Loan Note Guarantee is issued. Payments not received by April lst of the following year are considered delinquent and may result in cancellation of the guarantee to the lender. Holder’s rights will continue in effect as specified in the Loan Note Guarantee and Assignment Guarantee Agreement.

COLLATERAL:

5.                                  This loan is to be secured by a first mortgage or deed of trust on borrower’s leasehold interest in the land and improvements located on a 90.067 acre commercial property at 73-860 Makako Bay Drive, Kailua-Kona, ID 96740.

‘This loan is to be secured by a first security interest in all machinery and equipment purchased with loan proceeds. This loan is also to be secured by a blanket lien on all other business assets including machinery & equipment, inventory, and accounts receivable excluding equipment financed by 4 loans with Deere & Company and 1 loan with CT Lien Solutions.

There are to be no construction or mechanics liens against the security.

The lender will not require compensating balances or other collateral as a means of eliminating the lender’s exposure for the unguaranteed portion of the loan. The entire loan will be secured by the same security with equal lien priority for the guaranteed and unguaranteed portions of the loan. The unguaranteed portion of the loan will neither be paid first nor given any preference or priority over the guaranteed portion.

6.                                  CYANOTECH CORPORATION and NUTREX HAWAII, INC. is to have full liability for the loan.

INSURANCE:

7.                                  Hazard insurance naming the lender as beneficiary will be maintained in an amount at least equal to the outstanding loan balance or the replacement value (whichever is greater) of the collateral. Hazard insurance includes fire, windstorm, lightning, hail, explosion, riot, civil commotion, aircraft, vehicle, marine, smoke, builder’s risk during construction, and property damage. Worker’s Compensation must be carried in accordance with State law.

Key person life insurance is not required.

EQUITY:

8.                                  A minimum of ten percent tangible balance sheet equity will be required at loan closing. Tangible balance sheet equity must be met in the form of either cash or tangible earning assets contributed to the business and reflected on the business’ balance sheet. Tangible balance sheet equity will be determined using a balance sheet prepared in accordance with Generally Accepted Accounting Principles and will not include subordinated debt or appraisal surplus. Prior to issuance of the Loan Note Guarantee, the lender will provide Rural Development with a balance sheet reflecting the business’ post closing status and a certification that the borrower met the minimum tangible balance sheet equity requirement at loan closing.

2

LOAN AGREEMENT:

9.                                  A loan agreement between the lender and borrower will be executed which conforms to RD Instruction 4279-B, § 4279.161(b)(ll). The following language would comply with§ 4279.16l(b)(ll):

a.               The borrower must obtain audited financial statements annually, prepared in accordance with Generally Accepted Accounting Principles, and submit them to the lender within 90 days of the business’ fiscal yearend. Financial statements will contain, at a minimum. a balance sheet and a profit and loss statement reflecting the financial condition of the borrower as of its yearend. The lender is responsible for obtaining all required financial statements from the borrower, analyzing them, and providing copies of statements with a detailed written analysis to Rural Development within 120 days.

b.               All personal and commercial guarantors of this loan must provide audited financial statements to the lender within 90 days of guarantor’s fiscal or calendar yearend.

c.                The borrower will refrain from co-signing or otherwise becoming liable for obligations or liabilities of others.

d.               Dividend payments will be limited to an amount that, when taken, will not adversely affect the repayment ability of the borrower. No dividend payments will be made unless (1) an after-tax profit was made in the preceding fiscal year, (2) the borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment, (3) all borrower debts are paid to a current status, and (4) prior written concurrence of the lender is obtained. This is not intended to apply to dividend payments to cover personal tax: liability resulting from profitability of the business.

e.                Borrower will not invest in additional fixed asset purchases in an annual aggregate of more than $250,000 without concurrence of the lender. Borrower will not lease, sell, transfer, or otherwise encumber fixed assets without the concurrence of the lender. Disposition of fixed assets serving as collateral for this loan must also have the concurrence of Rural Development.

f.                 Compensation of officers and owners will be limited to an amount that, when taken, will not adversely affect the repayment ability of the borrower. This amount may not be increased year to year unless (1) an after-tax profit was made in the preceding fiscal year, (2) the borrower is and will remain in compliance with covenants of the Loan Agreement and Conditional Commitment, (3) all borrower debts are paid to a current status, and (4) prior written concurrence of the lender is obtained.

g.                Borrower’s debt-to-net worth, based upon yearend financial statements and as defined by Generally Accepted Accounting Principles, shall not exceed 2.0 to 1, and the Borrower’s current ratio, similarly defined, shall not fall below 2.1 to 1.

h.               Borrower shall not enter into any merger or consolidation or sell the business without prior written concurrence of the lender.

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i.                   Outside investment and loans/advances to stockholders, owners, officers, or affiliates require the prior written consent of the lender. Loans from stockholders, owners, officers or affiliates must be subordinated to the guaranteed loan or converted to stock. No payments are to be made on these debts unless the B&I loan is current and in good standing.

ENVIRONMENTAL:

10.                           The lender will take action to ensure that all construction associated with this credit facility and the continuing operations of the business are completed in accordance with applicable Federal, State, and local laws, regulations, and ordinances, as related to any adverse impact the project/operations may potentially have on the environment.

APPRAISAL:

11.                           A current (less than 12 month old) appraisal acceptable to Rural Development and completed in accordance with USPAP and FIRREA indicating that the fair market value of the real property security is not less than $15,600,000, excluding any value attributed to business valuation. Lenders will be responsible for ensuring that appraisal values adequately reflect the actual value of the collateral. A qualified appraiser must determine the appraised market value in accordance with RD Instruction 4279- B, section 4279.144, prior to issuance of the Loan Note Guarantee. Collateral must have documented value sufficient to protect the interest of the lender and the Agency. The discounted collateral value will normally be at least equal to the loan amount.

CONSTRUCTION:

12.                           This project involves construction. The lender must ensure that all project facilities are designed and completed in accordance with accepted architectural and engineering practices and conform to applicable Federal, State, and local codes and to approved plans, specifications, and contract documents. The lender will also ensure that the project will be completed with available funds and, once completed, will be used for its intended purpose and produce products in the quality and quantity proposed in the completed application approved by the Agency. Furthermore, B&I Guaranteed Loans which involve the construction of or addition to commercial facilities that accommodate the public must comply with the Americans with Disabilities Act which became effective January 26, 1992. For all construction contracts in excess of $10,000, the contractor must comply with Executive Order 11246, entitled “Equal Employment Opportunity,” as amended by Executive Order 11375 and supplemented by Department of Labor regulations 41 CFR, part 60. The borrower and lender are responsible for ensuring that the contractor complies with these requirements.

The lender is to ensure that all work is properly planned and carried out. The lender will monitor the progress of design and construction and undertake the reviews and inspections necessary to ensure that construction is done in accordance with RD Instruction 4279-B, section 4279.156, and conforms to applicable Federal, State, and local code requirements. Copies of any written inspections will be furnished to the lender and the Agency. Proceeds are to be used in accordance with approved plans, specifications, and contract documents, and funds are to be used for eligible project costs. Prior to disbursement of construction funds, the lender ordinarily will have:

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a.                Have a complete set of plans and specifications for the project on file.

b.                Have a detailed timetable for the project with a corresponding budget of costs, setting forth the parties responsible for payment. The timetable and budget must be agreed to by the borrower.

c.                 Have a qualified individual confirm that the budget is adequate for the planned development.

d.                Have firm construction contract costs and provisions for change order approvals, a retainage percentage, and a disbursement schedule.

e.                 Make sure the borrower has 100 percent performance/payment bonds on the contractor or provide a construction monitoring plan acceptable to the Agency. The bonding agent must be listed on Treasury Circular 570.

f.                  Have contingencies in place to handle foreseeable cost overruns without seeking additional guaranteed B&I assistance. These are to be agreed to by the borrower.

Furthermore, once construction begins, the lender is to:

g.                 Use any borrower funds in the project first.

h.                Have inspections made by a qualified individual prior to any progress payment.

1.                Obtain lien waivers from all contractors prior to any disbursement.

j.                   Provide at least monthly, written reports to Rural Development on fund disbursement and project status.

Once construction is completed, the lender is to provide Rural Development with:

k.                A copy of all required building permits, with sign-offs, and Notice of Completion.

LOAN GUARANTEE CLOSING:

13.                           Coincident with, or immediately after loan closing, and prior to issuance of the guarantee, the lender will provide Rural Development with the following:

a.              A guarantee fee of $78,000 (= $3,250 000 x 80% x 3%) made payable to the U.S. Treasury and Form RD 1980-19, “Guaranteed Loan Closing Report.”

b.              This guarantee will be governed by the previously executed RD Form 4279-4, “Lender’s Agreement,” dated March 27, 2012.

c.               A Loan Agreement, signed by the borrower and lender, that contains loan conditions set forth by the Agency in this Conditional Commitment.

d.              Written lender certification in accordance with RD Instruction 4279-B, § 4279.181.

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e.               A current (not more than 90 days old) balance sheet for the business prepared in accordance with Generally Accepted Accounting Principles. The balance sheet must reflect the business’ post-loan closing status. The business must have a tangible balance sheet equity position of no less than ten percent at the time the loan is closed.

14.                            The lender is required to hold in its own portfolio or retain a minimum of 5 percent of the total guaranteed loan amount. The amount required to be retained must be of the unguaranteed portion of the loan and cannot be participated to another. The lender may sell the remaining amount of the unguaranteed portion of the loan only through participation.

15.                            Agency personnel and any person(s) accompanying Agency personnel shall be authorized to enter upon the premises and into any building thereon, whether permanent or temporary, jointly or separately, with personnel of the lender to carry out the functions involving their interests. Scheduled and unscheduled inspections may be conducted by these personnel to determine the effectiveness of the loan program.

16.                            The lender will always retain responsibility for servicing the entire loan and for notifying the Agency of any violations of the terms of the Loan Agreement or Conditional Commitment. The lender will advise the Agency of the loan classification within 90 days of issuance of the guarantee and whenever the lender revises its classification of the loan.

17.                            Lender will become an approved participant in Rural Development’s Lender Interactive Network Connection (LINC). The USDA eAuthentication is the system used by USDA agencies to enable customers to obtain accounts that will allow them to access USDA Web applications and services via the Internet To conduct official business transactions, such as submitting annual renewal fees and borrower account status reporting using the LINC, the customer must have Level2 eAuthentication credentials. You may work directly with the Rural Development Hawaii State Office to accomplish this. The contact person is Shirley Heatherly who can be reached at (808) 483-8600 Ext. 118. Please see attachment for additional information.

18.                            PACIFIC RIM BANK (lender) certifies by accepting this Conditional Commitment for a $3,250,000 guarantee the lender understands that the intent of RD Instruction 4279-B, section 4279.181(m), is that no adverse change may occur during the period of time from Agency issuance of the Conditional Commitment to issuance of the Loan Note Guarantee relating to CYANOTECH CORPORATION and NUTREX HAWAII, INC. (borrower) regardless of the cause or causes of the change and whether the change or cause(s) of the change were within the lender’s or borrower’s control. Prior to each disbursement, lender shall be in receipt of satisfactory evidence that there has been no unremedied adverse change in the financial or any other condition of the Borrower since the date of the application or since any preceding disbursements which would warrant withholding or not making further disbursements.

19.                            Neither the lender nor the borrower will allow any change and/or cost overrun on any contract or other commitment which will result in an additional cash t1ow expenditure and/or debt to the business and/or request for a subsequent loan, either guaranteed or not, without the express written approval of the Agency. Furthermore, neither the lender nor borrower will divert funds from purposes identified in the Business and Industry (B&I) guaranteed loan application for any of the aforementioned items without the express written approval of the Agency. In no event will a subsequent B&I guaranteed loan be

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approved to cover such costs. Failure to comply with the terms of this paragraph will be considered a material adverse change in the borrower’s financial condition, and the lender must address this matter, in writing, the Agency’s satisfaction. In the event any of the aforementioned increases in costs and/or expenses are incurred by borrower, the borrower must provide for such increases in such a manner that there is no diminution of the borrower’s operating capital.

20.                             CYANOTECH CORPORATION and NUTREX HAWAII, INC., by accepting Form4279-3, “Conditional Commitment,” certifies that it is not delinquent on any Federal debt, including tax debt.

21.                             By accepting this Conditional Commitment, the signatory, a corporation, attests that CYANOTECH CORPORATION and NUTREX HAWAII, INC. and PACIFIC RIM BANK have not been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature, nor has any officer or agent of CYANOTECH CORPORATION AND NUTREX HAWAII, INC. and PACIFIC RIM BANK been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature.

22.                             By accepting this Conditional Commitment, the signatory, a corporation, attests that CYANOTECH CORPORATION and NUTREX HAWAII, INC. and PACIFIC RIM BANK do not have any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability.

23.                             By signing this Conditional Commitment, the lender and borrower certify that they understand and accept the conditions outlined herein. No provision stated herein shall be amended or waived without the prior written consent of the lender and Rural Development. Any loans or advances made to the Borrower by the Lender after issuance of the Loan Note Guarantee will not be covered by the guarantee, except authorized protective advances. Regulations contained in RD Instructions 4279-A and 4279-B, and Form RD 4279-4, “Lender’s Agreement,” will apply.

24.                             Any request for an extension of the expiration date of this Conditional Commitment must be made in writing and received by Rural Development prior to the expiration date. This request must be accompanied by a full explanation as to why the extension is needed.

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HAZARDOUS SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT

THIS CERTIFICATE AND INDEMNITY is made in connection with and as partial consideration for the making of a loan in the principal amount of $5,500,000.00 (the “Loan”) by PACIFIC RIM BANK, a Hawaii corporation (“Lender”), to CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation, and secured by property owned by CYANOTECH CORPORATION (individually and collectively, “Indemnitor”).

NOW THEREFORE, in consideration of, and to induce Lender to make the Loan, the undersigned Indemnitor certifies, represents, warrants, covenants and agrees as follows:

1.              Indemnitor represents and warrants that it has no knowledge after due investigation of (a) the presence of any “Hazardous Substances” (as defined below) on that certain real property situate at 73-860 Makako Bay Drive, Kailua-Kona, Island and County of Hawaii, State of Hawaii, identified by Tax Map Key No. (3) 7-3-043-063, legally described in Exhibit “A” attached hereto (the “Property”), or (b) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any “Other Property” (as defined below).

2.              Indemnitor represents and warrants that, as of the date of this Agreement, Indemnitor has no knowledge after due investigation of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling transport and disposal of any Hazardous Substances by any person on the Property.

3.              Indemnitor represents and warrants that it has duly investigated the present and past uses of the Property and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Property as to whether the Property or any property in the immediate vicinity of the Property is or has been the site of storage of or contamination by any Hazardous Substances and Indemnitor has examined or been advised of the laws regulating the environment that are applicable to the Property. Upon Lender’s request, Indemnitor will provide Lender with a written summary of its investigations and copies of all inquiries and responses.

4.              Indemnitor represents and warrants that it has not and will not release or waive the liability of any previous owner, lessee, or operator of the Property or any party who may be potentially responsible for the presence or removal of Hazardous Substances on or from the Property, and that Indemnitor has made no promises of indemnification regarding Hazardous Substances to any party.

5.              Indemnitor agrees to immediately notify Lender if Indemnitor becomes aware of (a) any Hazardous Substances or other environmental problem or liability with respect to the Property or any Other Property, or (b) any lien, action or notice resulting from violation of any laws, regulations, ordinances or orders described in paragraphs 2 or 8 of this Agreement. At its own cost, Indemnitor will take all actions which are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, containment or any other remedial action required by governmental authorities.

6.              Indemnitor shall indemnify and hold Lender harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and costs and expenses (including attorneys’ fees and disbursements), which accrue to or are made against or incurred by Lender on or after transfer of the Property, pursuant to foreclosure proceedings or in lieu thereof, and arise directly or indirectly from or out of, or in any way connected with (a) the inaccuracy of the certifications contained herein, (b) any activities on the Property during Indemnitor’s ownership, possession or control of the Property which directly or indirectly result in the Property or any Other Property becoming contaminated with Hazardous Substances and (c) the discovery and/or cleanup of Hazardous Substances which were deposited or existing on the Property or any Other Property prior to such a transfer. Indemnitor acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Substances from the Property or from any Other Property as between Indemnitor and Lender.

7.              Indemnitor’s obligations under this Agreement are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in any document relating to the Loan (“Loan Documents”). The representations, warranties and covenants of Indemnitor set forth in this Agreement (including without limitation the indemnity provided for in paragraph 6 above) (a) are separate and distinct obligations from Indemnitor’s obligations under the Loan and the other Loan Documents evidencing and securing the Loan, (b) are not secured by the Mortgage and other security documents securing the Loan and shall not be discharged or satisfied by foreclosure of the liens created by such Mortgage or other security documents, (c) shall not be discharged by the payoff of the Loan, and (d) shall continue in effect indefinitely after any transfer of the Property, including without limitation transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any transfer in lieu of foreclosure.

8.              As used in this Agreement, “Hazardous Substances” shall mean: any chemical, substance or material defined, classified or designated as hazardous, toxic or radioactive, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as they may be amended from time to time, including but not limited to:

Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.

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Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980,42 U.S.C. Section 9601, et

Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et

Federal Clean Air Act, 42 U.S.C. Section 7401, et

Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seq

Federal Insecticides and Environmental Pesticide Control Act, 7 U.S.C. Section 136, et seq.

Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et

Federal Safety of Public Water Systems Act, 42 U.S.C. Section 300f, et

Hawaii Hazardous Waste, Hawaii Revised Statutes Chapter 342J

Hawaii Air Pollution Control, Hawaii Revised Statutes Chapter 342B

Hawaii Ozone Layer Protection, Hawaii Revised Statutes Chapter 342C

Hawaii Water Pollution, Hawaii Revised Statutes Chapter 342D

Hawaii Nonpoint Source Pollution Management and Control, Hawaii Revised Statutes Chapter 342E

Hawaii Integrated Solid Waste Management, Hawaii Revised Statutes Chapter 342G

Hawaii Solid Waste Pollution, Hawaii Revised Statutes Chapter 342H

Hawaii Underground Storage Tanks, Hawaii Revised Statutes Chapter 342L

Hawaii Asbestos and Lead, Hawaii Revised Statutes Chapter 342P

The term “Hazardous Substances” shall also include all toxic fungi and mold including, but not limited to Stachybotrys atra, Stachybotrys chartarum, Aspergillus, Penicillium, Fusarium, Trichoderma and Memnoniella.

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As used in this Agreement, “Other Property” means any property which become contaminated with Hazardous Substances as a result of construction, operations or other activities on, or the contamination of, the Property.

9.              This Agreement shall be binding upon and inure to the benefit of Lender, Indemnitor and their respective heirs, representatives, successors and assigns. This Agreement shall be governed under the laws of the State of Hawaii. In any suit, action or appeal therefrom to enforce or interpret this Agreement the prevailing party shall be entitled to recover its costs incurred therein including attorneys’ fees and disbursements.

I0.             If Indemnitor includes more than one person or entity, each shall be jointly and severally liable hereunder as Indemnitor, respectively.

IN WITNESS WHEREOF, Indemnitor has executed this Certificate and Indemnity Agreement dated August 14, 2012

CYANOTECH CORPORATION,
a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

NUTREX HAWAII, INC.,
a Hawaii corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

“Indemnitor”

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ACKNOWLEDGMENT

State of California

County of Los Angeles	)

On August 14th , 2012 before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared JOLE DEAL who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTYOF Los Angeles	)

On this 14th day of August , 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacities.

/s/ Michael Senz
Notary Public, State of California
My commission expires:10/2/2014

EXHIBIT “A”

THAT CERTAIN UNRECORDED SUBLEASE NO. K-4

SUBLESSOR:                                                                   NATURAL ENERGY LABORATORY OF HAWAII, A BODY CORPORATE AND A PUBLIC INSTRUMENTALITY OF THE STATE OF HAWAII ORGANIZED PURSUANT TO HAWAII REVISED STATUTES, CHAPTER 227D

SUBLESSEE:                       CYANOTECH CORPORATION, A NEVADA CORPORATION DECEMBER 29, 1995

DATED:                                                                                                 DECEMBER 29, 1995

TERM:                                                                                                       THIRTY (30) YEARS, COMMENCING ON JANUARY 1, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 WAS AMENDED BY THE FOLLOWING:

UNRECORDED SUPPLEMENTAL AGREEMENT NO. 1 TO AMEND SUBLEASE K-4

DATED:                                                                                               NOVEMBER 21, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 AND UNRECORDED SUPPLEMENTAL AGREEMENT WERE SET FORTH BY THE FOLLOWING:

SHORT FORM SUBLEASE NO. K-4

EFFECTIVE AS OF:                               DECEMBER 29, 1995

RECORDED:                                                                      DOCUMENT NO. 2000-056138

UNRECORDED SUPPLEMENTAL AGREEMENT NO.2 TO MODIFY SUBLEASE NO. K-4 DATED MARCH 9, 2012, BUT EFFECTIVE AS OF FEBRUARY 1, 2012. THE TERM OF THE SUBLEASE IS 40 YEARS COMMENCING JANUARY 1, 1996, UP TO DECEMBER 31, 2035, UNLESS SOONER TERMINATED.

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

THAT CERTAIN PARCEL OF LAND SITUATE ON THE WESTERLY SIDE OF KEAHOLE AIRPORT AND THE EASTERLY SIDE OF THE ROADWAY TO THE NATURAL ENERGY LABORATORY AT KALAOA 1ST TO 4TH AND OOMA 1ST, NORTH KONA, ISLAND AND COUNTY OF HAWAII, STATE OF HAWAII, BEING PARCEL H-1 A PORTION OF PARCEL “A” (C.S.F. NO. 19968) ALL OF LEASE PARCEL “G” AND PARCEL H-2 A PORTION OF LOT 9 A PORTION OF H.S.S. PLAT 315-A (C.S.F. NO. 19934), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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BEGINNING AT THE SOUTHWEST CORNER OF THIS LEASED PARCEL OF LAND BEING ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION “AKAHIPUU” BEING 9,099.64 FEET SOUTH AND 29,930.02 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1.	213°	29’	15.0”	825.97	FEET ALONG LEASED PARCEL “A” TO A POINT;

2.	123°	29’	15.0”	249.34	FEET ALONG THE REMAINDER OF PARCEL “A” TO A POINT;

	THENCE, ALONG THE REMAINDER OF THE NATURAL ENERGY LABORATORY SITE, H.S.S. PLAT 315-A
					(C.S.F. NO. 19934) FOR THE FOLLOWING FOUR (4) COURSES;

3.	184°	50’	25.0”	974.90	FEET TO A POINT;

	THENCE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 440.00 FEET, THE CHORD AZIMUTH AND
					DISTANCE BEING:

4.	205°	30’	12.5”	310.53	FEET TO A POINT;

5.	226°	10’	00.0”	527.04	FEET TO A POINT;

6.	274°	50’	25.0”	749.21	FEET TO A POINT;

7.	40	50’	25.0”	3,501.37	FEET ALONG THE WESTERLY SIDE OF KEAHOLE AIRPORT (C.S.F. NO. 19137) TO A POINT;

	THENCE, ALONG THE REMAINDER OF LOT 9, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 435.00
					FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

8.	30’	13’	39.5”	373.00	FEET TO A POINT;

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9.	55°	36’	54.0”	72.78	FEET ALONG THE REMAINDER OF LOT 9 TO A POINT;

10.	145°	36’	54.0”	1726.08	FEET ALONG THE EASTERLY SIDE OF THE MAIN RODWAY TO THE NATURAL ENERGY LABORATORY TO A POINT;

11.	123°	29’	15.0”	86.79	FEET ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 90.067 ACRES, MORE OR LESS.

EXCEPTING ANY PORTION OF THE LAND BELOW THE LINE OF SHORELINE VEGETATION WHERE IT WAS LOCATED PRIOR TO ANY ARTIFICIAL OR AVULSIVE CHANGES.

TOGETHER WITH EASEMENT “1-A” FOR ROADWAY PURPOSES.

TOGETHER, ALSO, WITH EASEMENT “6” FOR UTILITY PURPOSES, SAID EASEMENT “6” BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN SHORT FORM SUBLEASE NO. K-4 EFFECTIVE AS OF DECEMBER 29, 1995, RECORDED APRIL 26,2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-056138 OF OFFICIAL RECORDS.

SUBJECT, HOWEVER, to the following:

1.                                           Title to all mineral and metallic mines reserved to the State of Hawaii.

2.                                         Shoreline setback lines as they may be established by the State Land Use Commission or by the various Counties pursuant to the Hawaii Revised Statutes.

3.                                        Easement “2-A”, for roadway purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

4.                                         Easement “3”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

5.                                         Easement “5”, for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-

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056138 of Official Records.

6.                                        An unrecorded State of Hawaii Department of Land and Natural Resources General Lease No. S-5619 dated July 13, 2001, executed by State of Hawaii (“LESSOR”), by its Board of Land and Natural Resources (“BOARD”), as Lessor, and Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as Lessee, for a term forty-five (45) years, commencing on July 3, 2011, up to and including July 2, 2045.

The foregoing unrecorded General Lease No. S-5619 was amended by Unrecorded Amendment of General Lease No. S-5619, dated December 11, 2006.

7.                                        The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described herein.

8.                                        Terms and conditions as set forth in the Notice of Dedication, wherein Owner/Lessor: State of Hawaii, by its Board of Land and Natural Resources, Lessee/Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public Instrumentality of the State of Hawaii and Sublessee: Cyanotech Corporation, a Nevada corporation dedicates the premises described herein for nonspeculative residential use for a period of ten years effective. Said Notice recorded February 26,

2008 as Regular System Document No. 2008-028149 of Official Records.

END OF EXHIBIT “A”

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ASSIGNMENT OF CONSTRUCTION CONTRACT

THIS ASSIGNMENT is made on August 14, 2012, by CYANOTECH CORPORATION, a Nevada corporation, hereinafter the “Assignor”, for the benefit of PACIFIC RIM BANK, a Hawaii corporation, hereinafter the “Assignee”.

The Assignor, as security for the performance of its obligations under those certain Promissory Notes both dated August 14, 2012, in the amounts of $2,250,000.00 and $3,250,000.00 and that certain Term Loan Agreement dated August 14, 2012, between Pacific Rim Bank, as Lender, and CYANOTECH CORPORATION and NUTREX HAWAII, INC., a Hawaiian corporation, collectively as Borrower (the “Loan Agreement”), hereby assigns to the Assignee all of the right, title and interest of the Assignor in, to and under the Construction Contract dated October 21, 2011, between the Assignor, as “Owner”, and NO’EAU CONSTRUCTION LIMITED LIABILITY COMPANY, a Hawaii limited liability company, as Contractor, hereinafter the “Contractor”, relating to the Assignor’s proposed construction of the improvements described therein (the “Contract”).

So long as there shall exist no Event of Default as defined under the Promissory Note, Term Loan Agreement, Mortgage, Security Agreement and Financing Statement dated August 14, 2012, and other related documents (collectively called the “Loan Documents”), the Assignor may deal with the Contractor under the Contract and enforce the covenants thereof.

AND the Assignor covenants as follows:

(1)             If an Event of Default under any of the Loan Documents occurs which is not timely cured, the Assignee may, at its option, take all such actions and do all such things with respect to the Contract as could the Assignor, in the same manner and to the same extent that the Assignor, as Owner under the Contract, might reasonably so act.

(2)             The Assignor will indemnify the Assignee against any and all liabilities, losses, damages or expenses which the Assignee may incur under the Contract or by reason of this assignment, and against any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligation to be performed by the Assignee under the Contract or this Assignment, excepting (a) only such liabilities, losses, damages, expenses, claims or demands as may be attributable to obligations to be performed under the Contract after the date on which the Assignee obtains possession of the mortgaged property and elects to exercise its rights under this Assignment, and (b) the gross negligence or willful misconduct of Assignee. Nothing herein contained shall be construed to bind the Assignee to the performance of any of the terms and provisions contained in the Contract, or otherwise to impose any obligation on the Assignee until such time, if any, as the Assignee shall have acquired possession and ownership of the mortgaged property, in foreclosure proceedings or by deed or assignment in lieu of foreclosure.

(3)             The Assignor will execute and deliver to the Assignee, within five (5) days after the Assignee’s demand therefor made at any time during the effectiveness of this Assignment, such further instruments as the Assignee may deem necessary to make this Assignment and the covenants of the Assignor effective.

(4)             The rights and remedies of the Assignee under this instrument are cumulative and are not in lieu of, but in addition to, any other rights and remedies which the Assignee shall have under the other Loan Documents. The rights and remedies of the Assignee hereunder may be exercised from time to time and as often as such exercise is deemed expedient.

(5)             No change, amendment, modification or cancellation of the Contract (except those permitted by the Loan Agreement) shall be valid unless consented to in writing by the Assignee.

(6)             No delay or failure by Assignee to exercise any right or remedy herein provided for in the Event of Default by Assignor shall be deemed a waiver by Assignee of any such Event of Default, nor be deemed a waiver of the right to exercise the same with respect to any other or subsequent Event of Default.

The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

IN WITNESS WHEREOF, the Assignor has executed these presents on the day and year first above written.

CY ANOTECH CORPORATION,
a Nevada corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

2

The undersigned, being the Contractor under the Contract, consents to the foregoing Assignment and acknowledges and agrees as follows:

l.                It will not perform any work pursuant to any revision, change order, change bulletin or other modification of the Contract (except those permitted by the Loan Agreement) unless it shall have received the Assignee’s prior approval thereof.

2.              It will not claim any default under the Contract without fifteen (15) days’ prior written notice to the Assignee, together with an offer to the Assignee providing reasonable opportunity to cure the default; provided, however, it need not comply with the fifteen (15) day requirement if in doing so any deadline such as that for filing a notice of mechanic’s lien would expire. It further agrees to furnish Assignee with a copy of any demand for arbitration under the Contract.

3.              If there is any Event of Default in respect of the Loan which is not timely cured, it shall, at the Assignee’s request, continue performance on behalf of the Assignee under the Contract, in accordance with the terms thereof, provided that it shall be reimbursed in accordance with said Contract for all work and labor performed and materials supplied under said Contract.

4.              It agrees to keep accurate books, records and accounts relating to the construction of the improvements referred to in the Contract, separate from its books, records and accounts relating to other construction projects, and agrees that the Assignee and its designated representatives shall have the right, during reasonable business hours and at reasonable intervals, to inspect such books, records and accounts.

5.              It shall furnish certifications, upon request of the Assignor or Assignee from time to time, that the construction of the improvements, as depicted in the plans and specifications, is proceeding satisfactorily in accordance with the Contract and that it has no cause or reason to believe that the remaining work under the Contract cannot be completed on or before the date set forth in the Loan Agreement for a specified amount not greater than the aggregate amount of undisbursed sums (exclusive of retentions pertaining to prior disbursements) for payments under the Contract pursuant to the Loan Agreement.

6.              The right of the Contractor to assert any mechanic’s, materialmen’s or other liens to which it may be entitled as a result of the performance of the work under the Contract shall be and remain at all times subject and subordinate in all respects to the lien and security interest in favor of the Assignee under the Loan Documents. If requested by the Assignee, the Contractor shall obtain and attach to each application for an advance of loan proceeds, executed acknowledgments of payment for all sums due and releases of mechanic’s and materialmen’s liens on account thereof covered by the immediately preceding advance.

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7.              The Contractor hereby agrees that the retention funds referred to in the Loan Agreement shall not be disbursed to the Contractor unless and until (a) the 45-day statutory period for filing applications for and notices of mechanic’s and materialmen’s liens pursuant to Section 507-43, Hawaii Revised Statutes, as amended, has expired, and (b) all of the conditions required in the Loan Agreement have been satisfied.

8.              The Contractor hereby confirms that it is in compliance with Executive Order 11246 entitled “Equal Employment Opportunity”, as amended by Executive Order 11375 and supplemented by Department of Labor Regulations 41 C.F.R., Part 60.

NO’EAU CONSTRUCTION LIMITED LIABILITY COMPANY,
a Hawaii limited liability company

By	/s/ Carey Adkison
CAREY ADKISON
Its Owner

License No. BC-29248

4

STATE OF HAWAII BUREAU
OF CONVEYANCES
RECORDED
September 24, 2012 8:01 AM
Doc No(s) A·46500120

1 1/1 TAW B 2129944	/s/NICKI ANN THOMPSON
REGISTRAR

LAND COURT SYSTEM	REGULAR SYSTEM
4006436	After Recordation, Return by Mail (X); Pick-up ( )Phone # -

	PACIFIC RIM BANK	FAM:4006436
	TWO WATERFRONT PLAZA	TGE:T21010711
	500 ALA MOANA BLVD, #2A HONOLULU HI 96813	ANN OSHIRO-ESCROW OFFICER Document Contains 12 Pages

Tax Map Key No. (3) 7·3-043-063

SUBLESSOR’S CONSENT TO MORTGAGE OF SUBLEASE K-4;
ESTOPPEL CERTIFICATE AND SUBORDINATION AGREEMENT

1.                                 CONSENT.

The NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY, STATE OF HAWAII (the “Sublessor”), the (i) lessee under that certain unrecorded General Lease No. S-5619, made by and between the STATE OF HAWAII, BY ITS BOARD OF LAND AND NATURAL RESOURCES (the “Lessor”) and Lessee-Sublessor dated July 13, 2001, as amended (the “Master Lease”), which consolidated General Lease No. S-4717 and General Lease No. S-5157, and (ii) the sublessor under that certain Sublease K-4, entered into by and between the Sublessor and CYANOTECH CORPORATION, a Nevada corporation (the “Sublessee-Mortgagor”), dated December 29, 1995, as amended by Supplemental Agreement No. I to Amend Sublease K-4, dated November 21, 1996 (the “Sublease”), a short form of which is dated April 21, 2000, was recorded in the Bureau of Conveyances of the State of Hawaii (the “Bureau”), as Document No. 2000-056138, DOES HEREBY CONSENT to the Mortgage, Security Agreement and Financing Statement dated August 14, 2012,

recorded in said Bureau as Document No.                         (the “Mortgage”), made by the Sublessee-Mortgagor, to PACIFIC RIM BANK, a Hawaii corporation (the “Mortgagee”), intended to be recorded in said Bureau concurrently herewith, covering the Sublease, upon the following terms and conditions:

A.               Enforcement of Mortgage.

In the event of any default by the Sublessee-Mortgagor under the Mortgage, the Mortgagee shall have the right to enforce the Mortgage and acquire title to the subleasehold estate in any lawful way, and pending foreclosure of the Mortgage may take possession of and rent the premises demised by the Sublease, and upon foreclosure thereof or assignment of the Sublease to the Mortgagee in lieu of foreclosure, the Mortgagee may without further consent of the Lessee-Sublessor sell and assign the subleasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all of the covenants of the sublessee under the Sublease, including but not limited to the specific purpose as set forth in Exhibit A of the Sublease and such assignee may make a purchase money mortgage of the Sublease to the Mortgagee, provided that upon execution of any such assignment or mortgage, a true copy thereof shall be delivered promptly to the Lessee-Sublessor and that no other or further assignment of the Sublease shall be made without complying with the terms of the Sublease. The Mortgagee or any tenant of the Mortgagee pending foreclosure shall be liable to perform the obligations imposed upon the sublessee by the Sublease only during the period such party has possession or ownership of the subleasehold estate. Nothing contained in the Mortgage shall release or be deemed to relieve the Sublessee-Mortgagor from the full and faithful observance and performance of the sublessee’s covenants under the Sublease or from any liability for the nonobservance or nonperformance thereof, nor be deemed to constitute a waiver of any rights of the Lessee-Sublessor under the Sublease, and the terms, covenants and conditions of the Sublease shall control in case of any conflict with the provisions of the Mortgage, except as herein set forth.

B.               Protection of Mortgagee.

1.         Sublessee-Mortgagee Default.

The Lessee-Sublessor will not take any action to terminate the Sublease, or incur any expenses reimbursable by the sublessee, by reason of the bankruptcy or insolvency of the Sublessee-Mortgagor or because of the occurrence of any default thereunder, if the Mortgagee shall, after the receipt of written notice from the Lessee-Sublessor of intention to terminate the Sublease for any such cause and within the time period specified in paragraph 39 of the Sublease (the “Cure Period”), either remedy such default, if the default is a monetary default, or, if such is not the case, shall undertake in writing to perform all covenants and conditions of the sublessee under the Sublease until such time as the Sublease shall be assigned upon

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foreclosure pursuant to the Mortgage or assigned in lieu of foreclosure or until such time as the default of the Sublessee-Mortgagor shall be cured. If such default shall be the failure of the Sublessee-Mortgagor to promptly discharge or cause to be discharged any lien, charge or encumbrance which may be filed against the demised premises or improvements thereon junior in priority to the Mortgage, the Mortgagee may remedy such default by effecting the foreclosure of the Mortgage, and such default shall be deemed to be remedied within the Cure Period if such foreclosure proceedings are instituted within such period and thereafter prosecuted in a diligent and timely manner.

2.            Management Company Operation of Leased Premises Option.

Provided that (i) Mortgagee cures the default as set forth in the written notice from the Lessee-Sublessor, within the Cure Period, and continues to make the required payments under the Sublease to the Lessee-Sublessor, and assumes Sublessee-Mortgagor’s other obligations under the Sublease and (ii) Mortgagee has succeeded to the interest of Sublessee-Mortgagor under the Sublease as a result of foreclosure proceedings, the exercise of a power of sale granted by the Mortgage, the assignment of a lease in lieu of foreclosure, or through other means, then Mortgagee shall have the right, but not the obligation, to contract with a management company to enter into possession of the leased premises for the purpose of operating the Sublessee-Mortgagor’s facilities and business. In the event that Mortgagee elects (i) to cure the default under the Sublease; and (ii) to contract with a management company, Mortgagee agrees to promptly give written notice of such election and the name and address of the management company to the Lessee-Sublessor, as the case may be. Mortgagee further agrees that the management company so selected shall have past and sufficient experience in the industry of operating Sublessee-Mortgagor’s facilities and business. Notwithstanding the fact that Lender has cured any defaults, or makes and continues to make the required payments under the Sublease as a result of foreclosure proceedings through the exercise of a power of sale granted by the Mortgage, or the assignment of a lease in lieu of foreclosure, or through other means, or has contracted with a management company to operate the Sublessee-Mortgagor’s facilities and business, Mortgagee’s only obligation under the Sublease is to fulfill all obligations under the Sublease and make the required payments for the period of time that either Mortgagee or the management company is in possession of the leased premises and is operating such facilities. The Lessee-Sublessor expressly agrees, acknowledges and understands that by the fact that Mortgagee has succeeded to the interest of the Sublessee-Mortgagor as set forth above, Mortgagee has not and will not become legally obligated under the Sublease, except for the making of the required payments and for compliance with the obligations under the Sublease for the period of time that Mortgagee or the management company is in possession of the leased premises.

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3.            Sublessee-Mortgagee Bankruptcy.

In the event of the commencement of a bankruptcy proceeding concerning the Sublessee-Mortgagor, the Lessee-Sublessor agrees and acknowledges that the actual or deemed rejection of the Sublease (or any “New Sublease” entered into pursuant to the terms of this Agreement) under any provision of the Bankruptcy Code (Title II, United States Code) or any successor law having similar effect, shall not effect a termination of the Sublease or affect or impair the Mortgagee’s lien thereon or rights with respect thereto; provided, however, that this provision is not intended and shall not be deemed to confer any rights or benefits upon the Sublessee-Mortgagor or the Sublessee-Mortgagor’s bankruptcy trustee.

If it appears necessary to the Mortgagee, in order to give legal or practical effect to the preceding sentence, the Lessee-Sublessor agrees that promptly upon the written request of the Mortgagee, the Lessee-Sublessor will enter into a new sublease (“New Sublease”) of the demised premises to the Mortgagee or its designee (the “New Sublessee”) on the following terms and conditions:

(a)           The New Sublease shall be for the remainder of the term of the Sublease, effective as of the effective date of the rejection of the Sublease, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of the Sublease;

(b)           The Mortgagee shall pay or cause to be paid to the Lessee-Sublessor at the time of the execution and delivery of such New Sublease, any and all sums which are at the time of execution and delivery thereof due under the Sublease and, in addition thereto, all reasonable expenses, including reasonable attorneys’ fees, which the Lessee-Sublessor shall have incurred by reason of the actual or deemed rejection of the Sublease and the execution and delivery of the New Sublease, and the New Sublessee shall undertake, by executing the New Sublease, to perform all covenants and conditions of the New Sublease until such time as the New Sublease shall be assigned by the New Sublessee;

(c)            Any New Sublease made pursuant to this Agreement shall be prior to any mortgage or other lien on, or charge or encumbrance on the fee or leasehold interest in the demised premises which was subordinate to the Sublease, and the New Sublessee shall have the same right, title and interest in and to the demised premises and the buildings and improvements thereon as the Sublessee-Mortgagor had under the Sublease;

(d)           The New Sublessee may assign such New Sublease and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such New Sublease contained on the sublessee’s part to be performed and

4

observed from and after the date of such assignment, provided that any assignment by the New Sublessee shall be subject to paragraphs 30 and 31 of the Sublease.

II.            Estoppel Certificates.

A.             Lessee-Sublessor’s Certificate.

The Lessee-Sublessor hereby certifies to the Mortgagee that as of the date hereof(!) the Master Lease and the Sublease are in full force and effect and unmodified by any instruments, except as may be hereinabove provided and Lessee-Sublessor agrees to provide Mortgagee with a copy of any agreement between the Lessor and the Lessee-Sublessor modifying, canceling or surrendering the Master Lease at least forty-five (45) days prior to the effective date of such agreement; and that no agreement between the Lessee-Sublessor and the Sublessee-Mortgagor modifying the Sublease shall be effective without forty-five (45) days prior written notice to the Mortgagee, provided that any modification to the Sublease which would materially affect the Mortgagee’s interest under the Mortgage, including, but not limited to any canceling or surrendering of the Sublease, and which is objected to by the Mortgagee shall not be effective; (2) the Sublessee-Mortgagor is not in default in the payment of rent under the Sublease or in the performance or observance of any covenant or condition to be performed or observed by the Sublessee-Mortgagor thereunder; (3) no event has occurred which authorizes, or with the lapse of time will authorize, the Lessee-Sublessor to terminate the Sublease; and (4) the execution and delivery by the Sublessee-Mortgagor of the Mortgage will constitute neither a breach of the Sublessee-Mortgagor’s obligations as sublessee under the Sublease, nor an event of default thereunder.

B.              Sublessee-Mortgagor’s Certificate.

The Sublessee-Mortgagor hereby certifies to the Mortgagee that as of the date hereof (I) the Sublease is in full force and effect and unmodified by any instruments, except as may be hereinabove provided; (2) the Sublessee-Mortgagor is not in default in the payment of rent under the Sublease or in the performance or observance of any covenant or condition to be performed or observed by the Sublessee-Mortgagor thereunder; (3) no event has occurred which authorizes, or with the lapse of time will authorize, the Lessee-Sublessor to terminate the Sublease; and (4) the execution and delivery by the Sublessee-Mortgagor of the Mortgage will constitute neither a breach of the Sublessee-Mortgagor’s obligations as sublessee under the Sublease, nor an event of default thereunder.

III.                           Subordination Agreement.

Subordination of Personal Property Lien Rights. The Lessee-Sublessor hereby subordinates any lien rights it may have in the Personal Property (defined below) under the

5

Sublease, and all rights of levy, possession or sale it may have in the Personal Property, for unpaid rent or other payments due and payable to the Lessee-Sublessor, to the security interest and lien of the Mortgagor in the Personal Property under the Mortgage and other security agreements and financings statements; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall the subordination of Personal Property include the subordination of the Lessee-Sublessor’ interest in any buildings, structures and improvements placed, installed or constructed on, within, under, over or across the Premises or the Lessee Sublessor’s interest in the leased premises. As used herein, “Personal Property” means all goods, materials, supplies, chattels, furniture, inventory, equipment, machinery, accounts, and other personal property of the Sublessee-Mortgagor, whether now owned or hereafter acquired by the Sublessee-Mortgagor, and the proceeds and products thereof, and all replacements, substitutions, additions and accessions thereto; provided that any real property and improvements on the land are not included as part of this definition.

Mortgagee or its agents may, at no expense to the Sublessee-Mortgagor, in accordance with the terms of agreements between Mortgagee and Sublessee-Mortgagor, enter onto the leased premises at any time or times in which the leased premises are open to the public and take possession of, sever or remove the Personal Property or any part thereof, and said Personal Property upon severance and/or removal may be sold, transferred or otherwise disposed of by Mortgagee free and discharged of all liens, claims, demands, rights or interests of the Sublessee-Mortgagor. Mortgagee, or its representatives, may advertise and conduct public auctions or private sales of the Personal Property at the premises, and the Sublessee-Mortgagor shall not interfere with any such auction or sale.

Mortgagee agrees to make such repairs caused by any severance and/or removal of the Personal Property to the extent reasonably necessary to restore the leased premises to its condition immediately prior to such removal. Except as above stated with respect to repairs, Mortgagee shall not be liable for any diminution in value of the premises caused by the absence of personal property actually removed or by any necessity of replacing such removed personal property.

The Lessee-Sublessor agrees not to take any action to terminate the right of Sublessee-Mortgagor to occupy the leased premises or to have the Personal Property located on the leased premises removed without giving Mortgagee written notice of the same and an opportunity to cure any default for a period of time no less than the Cure Period. During such time Mortgagee shall be entitled to cure or cause to be cured any default upon which such termination is based upon the same terms as Sublessee-Mortgagor is entitled to effect such cure. The Lessee-Sublessor will permit Mortgagee to remain on the leased premises for a period of up to ninety (90) days following receipt by Mortgagee of written notice of such termination and direction that the Personal Property be removed, provided that within ten (10) days of its receipt of such notice Mortgagee notifies the Lessee-Sublessor of its wish to maintain occupancy of

6

the leased premises, and the period of such occupancy. Mortgagee, upon giving such notice, shall be obligated to pay to the Lessee-Sublessor the rents, installments or other amounts due the Lessee-Sublessor with respect to the leased premises for the period of Mortgagee’s occupancy. Mortgagee’s right to occupy the leased premises pursuant to the preceding two sentences shall be extended, at Mortgagee’s request and subject to payment by Mortgagee as aforesaid, for any period Mortgagee is prohibited from selling the Personal Property due to the imposition of the automatic stay under the Bankruptcy Code. In the event Mortgagee is not seeking to enforce its lien on the real property, but is only enforcing its security interest in the Personal Property, Mortgagee shall not be liable to the Lessee-Sublessor for any unpaid or unperformed obligations of Sublessee-Mortgagor to the Lessee-Sublessor for the period prior to the effective date of Mortgagee accepting occupancy pursuant to the foregoing provisions, nor shall Mortgagee be liable for any such obligations arising after its period of occupancy.

IV.        Miscellaneous.

As used herein, the terms “Lessee-Sublessor”, “Sublessee-Mortgagor “and “Mortgagee” shall mean and include the Lessee-Sublessor, the Sublessee-Mortgagor and the Mortgagee named above and their respective heirs, executors, personal representatives, successors in trust and assigns. Where there is more than one Lessee-Sublessor, Sublessee-Mortgagor or Mortgagee, the use of the singular shall be construed to include the plural wherever the context shall so require. The use of any gender herein shall include all genders.

This instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatories to the original or the same counterparts. In making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. For all purposes, duplicate unexecuted pages of the counterparts may be discarded and the remaining pages assembled as one document.

IT IS UNDERSTOOD that, except as specifically provided herein, should there be any conflict between the terms of the Sublease and the terms of this Consent, the former shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, the Sublessor and the Sublessee-Mortgagor have executed these presents on this 21st day of August        , 2012.

SUBLESSOR:		NATURAL ENERGY LABORATORY OF HAWAII AUTHORITY

		By	/s/ Illegible
ILLEGIBLE
Its Executive Director

[ILLEGIBLE]

Deputy Attorney {general
Dated:	8/27/12

SUBLESSEE-MORTGAGOR:		CYANOTECH CORPORATION,
a Nevada corporation

		By	/s/ Brent Bailey
BRENT BAILEY
Its President

		By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

8

STATE OF CALIFORNIA	)
COUNTY OF Los Angeles	) ss:
)

On this 14th day August          , 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz
Notary Public, State of California
My commission expires: 10/2/2014

9

STATE OF CALIFORNIA	)
COUNTY OF Los Angeles	) ss:
)

On this 14th day August       , 2012, before me appeared JOLE DEAL, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz
Notary Public, State of California

My commission expires: 10/2/2014

10

STATE OF HAWAII BUREAU
OF CONVEYANCES RECORDED September 7, 2012 8:01 AM Doc No(s) A-46330412

\\\ \\\\\\\\\\\\\\\\\\\\\\\\	/s/ NICKI ANN THOMPSON
1 5/7 TAW	REGISTRAR
B-32121746

LAND COURT SYSTEM	)	REGULAR SYSTEM
Return by Mail ( ) Pickup (X) To:
Pacific Rim Bank		DEPT. OF LAND AND NATURAL RESOURCES
Two Waterfront Plaza		LAND DIVISION
500 Ala Moana Blvd #2A	FAM: 4006436
Honolulu 96813	TGE: T21010711
4006436
ANN OSHIRO- ESCROW OFFICER
Total Number of Pages: 3
Aggregate loan		Tax Map Key No. (3)7-3-043:063
Sum U.S. $5,500,000.00

CONSENT TO MORTGAGE OF SUBLEASE No. K-4

UNDER GENERAL LEASE NO. S-5619

CONSENT is hereby given by the STATE OF HAWAII, by the Board of Land and Natural Resources, acting pursuant to Section 171-22, Hawaii Revised Statutes, as amended, Lessor under:

1.              unrecorded General Lease No. S-5619 dated July 13, 2001, leased to Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as “Lessee,” whereby said general lease was amended by that certain unrecorded Amendment of General Lease No. S-5619 dated December 11, 2006; and

2.              said General Lease No. S-5619 was sublet by that certain unrecorded Sublease No. K-4 dated December 29, 1995, between the Natural Energy Laboratory of Hawaii Authority, as “Sublessor,” and Cyanotech Corporation, a Nevada corporation, as “Sublessee,” <;1nd said sublease was amended by that certain unrecorded Supplemental Agreement No. 1 to Amend Sublease K-4 dated November 21, 1996, and further amended by that certain unrecorded Cyanotech Corporation Supplemental Agreement No. 2 to Modify Sublease No. K-4 dated December 29, 1995, dated March 9, 2012, but effective February 1, 2012, whereby Short Form Sublease No. K-4 dated April 21, 2000, was recorded in the State of Hawaii, Bureau of Conveyances by Document No. 2000-056138; and

3.              Nondisturbance and Attornment Agreement dated October 15, 2008, by and between the State of Hawaii, by its Board of Land and Natural Resources, and Cyanotech Corporation, a Nevada corporation, was recorded in the State of Hawaii, Bureau of Conveyances by Document No. 2008-065170;

to the Mortgage, Security Agreement and Financing Statement dated August 14, 2012, recorded in the Bureau of Conveyances of the State of Hawaii as Document No.       ’ by and between CYANOTECH CORPORATION, a Nevada corporation, whose address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740, as “Mortgagor,” and PACIFIC RIM BANK, a Hawaii corporation, whose address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, as “Mortgagee,” and Mortagor and NUTREX HAWAII, INC., a Hawaii corporation, whose address is 73-4460 QUEEN KAAHUMANU HIGHWAY, SUITE 102, KAILUA-KONA, HAWAII 96740 as “Borrowers,” and to any foreclosure and sale thereunder of the Sublessee’s interest, the Sublessee’s successors and assigns, in and to Sublease No. K-4 under General Lease No. S-5619; SUBJECT, HOWEVER, to the provisions of Section 171-21, Hawaii Revised Statutes, as amended, relating to rights of holder of security interest.

IT IS UNDERSTOOD that, except as provided herein, should there be any conflict between the terms of General Lease No. S-5619, as amended, Sublease No. K-4, as amended, and the terms of the mortgage dated August 14, 2012, the general lease shall control; and, FURTHER, that except as provided herein, this Consent shall not waive any of the terms, covenants and conditions of the general lease and, also, that no further mortgage of the general lease shall be made without the written consent of the Chairperson of the Board of Land and Natural Resources or the Board of Land and Natural Resources being first obtained and endorsed thereon.

2

IN WITNESS WHEREOF, the STATE OF HAWAII, by its Board of Land and Natural Resources, has caused the seal of the Department of Land and Natural Resources to be hereunto affixed and these presents to be duly executed this 29th day of August, 2012

STATE OF HAWAII

Approved by the Board
of the Board of Land and		By	/s/ Illegible
Natural Resources on		for WILLIAM J. AILA, JR.
May 12, 2012.		Chairperson
Board of Land and
Natural Resources
APPROVED AS TO FORM:

/s/Linda L.W. Chow
LINDA L.W. CHOW
Deputy Attorney General

Dated:	August 16, 2012

3

STATE OF HAWAII BUREAU
OF CONVEYANCES RECORDED September 7, 2012 8:01 AM Doc No(s) A-46330413

\\\ \\\\\\\\\\\\\\\\\\\\\\\\	/s/ NICKI ANN THOMPSON
1 8/7 TAW	REGISTRAR
B- 32121746

LAND COURT SYSTEM )	REGULAR SYSTEM
Return by Mail ( ) Pickup (X):	To:
Pacific Rim Bank	DEPT. OF LAND AND NATURAL RESOURCES
Two Waterfront Plaza	LAND DIVISION
500 Ala Moana Blvd #2A
Honolulu 96813
Total Number of Pages: 3
Tax Map Key No. (3)7-3-043:063

FAM:4006436
TGE:T21010711
ANN OSHIRO-ESCROW OFFICER

ESTOPPEL CERTIFICATE

KNOW ALL MEN BY THESE PRESENTS:

That, as of this 29th day of August, 2012, the / STATE OF HAWAII, by its Board of Land and Natural Resources, hereinafter referred to as the “Lessor,” certifies to PACIFIC RIM BANK, a Hawaii corporation, whose address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, as “Mortgagee,” that to the best of Lessor’s knowledge:

(1)            The Lessor has leased unrecorded General Lease No. S-5619 dated July 13, 2001, to Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as “Lessee,” said general lease was amended by that certain unrecorded Amendment of General Lease No. S-5619 dated December 11, 2Q06; and

(2)            The Lessee has subleased an area within General / Lease No. S-5619, by that certain unrecorded Sublease No. K-4 dated December 29, 1995, between the Natural Energy Laboratory of Hawaii Authority, as “Sublessor,” and Cyanotech Corporation, a Nevada corporation, as “Sublessee,” as amended by that certain

)
)
)
)
)	THE ORIGINAL OF THE DOCUMENT
)	RECORDED AS FOLLOWS:
)	STATE OF HAWAII
)
)	BUREAU OF CONVEYANCES

)	DATE	TIME.
)	DOCUMENT NO.
)
)
)
LAND COURT SYSTEM )	REGULAR SYSTEM
Return by Mail ( ) Pickup (X)	To:
PACIFIC RIM BANK
Two Waterfront Plaza	DEPT. OF LAND AND NATURAL RESOURCES
500 Ala Moana Blvd, #2A	LAND DIVISION
Honolulu, Hawaii 96813
Total Number of Pages: 3
Tax Map Key No.(3)7-3-043:063

ESTOPPEL CERTIFICATE

KNOW ALL MEN BY THESE PRESENTS:

That, as of this 29th day of August, 2012, the STATE OF HAWAII, by its Board of Land and Natural Resources, hereinafter referred to as the “Lessor,” certifies to PACIFIC RIM BANK, a Hawaii corporation, whose address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813, as “Mortgagee,” that to the best of Lessor’s knowledge:

(1)            The Lessor has leased unrecorded General Lease No. S-5619 dated July 13, 2001, to Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as “Lessee,” said general lease (was amended by that certain unrecorded Amendment of General Lease No. S-5619 dated December 11, 2006; and

(2)            The Lessee has subleased an area within General Lease No. S-5619, by that certain unrecorded Sublease No. K-4 dated December 29, 1995, between the Natural Energy Laboratory of Hawaii Authority, as “Sublessor,” and Cyanotech Corporation, a Nevada corporation, as “Sublessee,” as amended by that certain unrecorded Supplemental Agreement No. 1 to Amend Sublease K-4 dated November 21, 1996, and further amended by that certain unrecorded Cyanotech Corporation Supplemental Agreement No. 2 to Modify Sublease No. K-4 dated December 29, 1995, dated March 9, 2012, but effective February 1, 2012;

(3)            Short Form Sublease No. K-4 dated April 21, 2000, was recorded in the State of Hawaii, Bureau of Conveyances by Document No. 2000-056138; and

(4)            Nondisturbance and Attornment Agreement dated October 15, 2008, by and between the State of Hawaii, by its Board of Land and Natural Resources, and Cyanotech Corporation, a Nevada corporation, was recorded in the State of Hawaii, Bureau of Conveyances by Document No. 2008-065170; and

(5)            As far as Lessor is aware, the Lessee is not in default in any respect as of this date nor has any event occurred which with the passage of time or the giving of notice would constitute a default;

(6)            There are no claims for damages, rents due, or other liability which Lessor is aware of against Lessee arising out of General Lease No. S-5619 or performance of the terms, covenants or conditions of the lease; and

(7)            General Lease No. S-5619, as amended, is in full force and effect and has not been modified, supplemented, extended or amended as of this date. Excepting however, that the Board of Land and Natural Resources at its meeting held on May 25, 2012, did approve amendment to General Lease No. S-5619 to establish annual lease rent at FOUR HUNDRED EIGHTY AND N0/100 DOLLARS ($480.00) plus fifty percent (50%) of the net operating income for the period July 3, 2011 through July 2, 2021, and to modify the “Character of use” provision to include telecommunication purposes on the demised premises and to extend the lease term for an additional twenty (20) years for a total of sixty-five years, resulting in a new termination date of July 2, 2066.

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IN WITNESS WHEREOF, the STATE OF HAWAII, by its Chairperson of the Board of Land and Natural Resources, has caused the seal of the Department of Land and Natural Resources to be hereunto affixed and have caused these presents to be executed the day, month and year first above written.

STATE OF HAWAII

		By	/s/ [ILLEGIBLE]
for WILLIAM J. AILA, JR.
Chairperson
Board of Land and
Natural Resources

APPROVED AS TO FORM:

/s/Linda L.W. Chow
LINDA L.W. CHOW
Deputy Attorney General
Dated:	August 16, 2012

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) made on August 14, 2012, by and between NUTREX HAWAII, INC., a Hawaii corporation, whose mailing address IS 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740 (hereafter called the “Debtor”), and PACIFIC RIM BANK, a Hawaii corporation, whose mailing address is Two Waterfront Plaza, 500 Ala Moana Boulevard, Suite 2A, Honolulu, Hawaii 96813 (hereafter called the “Secured Party”),

WITNESSETH:

To secure the repayment of a loan made by the Secured Party to the Debtor and CYANOTECH CORPORATION, a Nevada corporation (hereinafter collectively called the “Borrower”) in the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $5,500,000.00), together with interest thereon, which loan is evidenced by those certain Promissory Notes of even date herewith executed by the Borrower, and payable to the Secured Party, the provisions of such Notes and any modifications, extensions or renewals thereof being secured hereby, being incorporated herein by reference, and being hereinafter referred to individually and collectively as the “Note”;

AND ALSO to secure the performance and observance by the Debtor and Borrower of all of the covenants, conditions and agreements required to be performed by the Debtor under this Agreement, the Mortgage, Security Agreement and Financing Statement (hereinafter called the “Mortgage”) executed by CYANOTECH CORPORATION, as mortgagor, and the Secured Party concurrently herewith, and the Term Loan Agreement (hereinafter called the “Loan Agreement”) executed by the Borrower and the Secured Party concurrently herewith and under any other documents or instruments executed concurrently herewith by the Debtor and Borrower (the Note, the Mortgage, the Loan Agreement and this Security Agreement being hereinafter collectively called the “Loan Documents”), and the payment by the Borrower to the Secured Party of all sums expended or advanced by the Secured Party pursuant to any term or provision of any of the Loan Documents, the provisions of which documents and all amendments thereto being incorporated herein by reference;

AND ALSO to secure the payment by the Borrower to the Secured Party of all other sums now or hereafter loaned or advanced by the Secured Party to the Borrower, or expended by the Secured Party for the account of the Debtor or Borrower, or otherwise owing by the Borrower to the Secured Party, directly or indirectly, on any and every account whatsoever;

THE DEBTOR DOES HEREBY grant, assign, convey, transfer, deliver and set over to the Secured Party, its successors and assigns, absolutely and forever, the following described property, TOGETHER WITH a security interest, as that term is defined in the Uniform Commercial Code (Chapter 490, Hawaii Revised Statutes, as amended), in such property, whether now owned or hereafter acquired, upon the terms and conditions hereinafter set forth:

FIRST: All of Debtor’s right, title and interest in and to all personal property of any kind, including without limitation all goods, all equipment, machinery, office equipment, software, building materials, furniture, appliances, fixtures and trade fixtures, together with all parts, components, fittings, attachments, accessories, special tools, devices, appurtenances, accessions, renewals, replacements and reconstructions of all or any part thereof, either now owned or hereafter acquired, and wherever located, and all proceeds thereof.

SECOND: All of Debtor’s right, title and interest in and to all present and future accounts (as those terms are respectively defined in Section 490:9-102, Hawaii Revised Statutes, as amended, or hereafter defined under the Uniform Commercial Code (“UCC”)), including without limitation health-care-insurance receivables, all contracts arising from Debtor’s business (the “Contracts”), receivables, invoices and general intangibles, now or hereafter entered into or owned by Debtor and in all proceeds thereof.

THIRD: All of Debtor’s right, title and interest in and to all goods comprising Debtor’s inventory, including raw materials, work in process and material used or consumed in Debtor’s business and stock in trade, either in possession of the Debtor, warehouseman, bailee or any person, including all inventory acquired by return or repossession and all products and all proceeds of such inventory.

FOURTH: All of Debtor’s right, title and interest in and to all instruments, whether negotiable or non-negotiable, securities, and all other investment documents and other writings evidencing a right to the payment of money, documents, such as documents of title and receipts and chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, as well as the proceeds of all such instruments, documents and chattel paper.

FIFTH: All of Debtor’s right, title and interest in and to all binders or policies of insurance of any kind (the “Insurance Policies”), covering premises which may be used or occupied by Debtor, and all binders or policies of insurance covering any of the personal property of the Debtor and any and all

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riders, amendments, extensions, renewals, supplements or revisions of such binders or policies, Insurance Policies, insurance claims and the proceeds thereof.

The Contracts and the Insurance Policies are hereinafter sometimes collectively called the “Contracts”. All articles of property described hereinabove are hereinafter sometimes collectively called the “Personal Property”. The Contracts and the Personal Property are herein sometimes collectively called the “Collateral”.

TOGETHER WITH all right, title and interest of the Debtor in, and to use, lease or dispose of, the Collateral as well as any proceeds deriving from such Collateral;

TO HAVE AND TO HOLD the same unto the Secured Party and its successors and assigns, absolutely and forever, as security as aforesaid;

UPON CONDITION that if the Borrower shall well and truly pay to the Secured Party the principal amount of the Note, with interest and other charges, if any, according to its provisions and effect and shall discharge any and all obligations that now or hereafter may be or become owing, directly or indirectly, by the Borrower and Debtor to the Secured Party under the Loan Documents on any and every account, whether or not the same are matured, of which obligations the books of the Secured Party shall be prima facie evidence, and if the Borrower and Debtor shall fully and faithfully perform and observe all of the covenants, conditions and agreements to be performed and observed by the Debtor and Borrower in the Loan Documents, including this Security Agreement, and any and every other instrument or document secured hereby, and if the Debtor shall pay the cost of release, the Secured Party will, upon request of the Debtor, release the Collateral from the security interest created by this Agreement and these presents shall be void, it being understood, however, that an affidavit, certificate, letter or statement of any officer of the Secured Party showing that any part of the indebtedness remains unpaid or any terms, covenants, conditions, and agreements remain unperformed shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Security Agreement.

Subject to the terms hereof, until the happening of an “Event of Default” as defined in the Loan Agreement, the Debtor shall be entitled to use and to possess the Collateral.

BUT, if any “Event of Default” as defined in the Loan Agreement shall occur which is not timely cured, then the Secured Party, without obligation to do so and without releasing or waiving any of its rights, shall have the right, power and authority, without notice, presentment or demand to declare the unpaid principal amount of the Note and any other indebtedness secured hereby, whether matured or not, together with any interest thereon accrued

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and unpaid, to be immediately due and payable, and such indebtedness and interest shall thereupon become and be immediately due and payable, and shall bear interest until fully paid at the rate specified in the Note to be paid in the event of default, and the Secured Party may, at its option, without notice and irrespective of whether declaration of default is required to be delivered to any party named in the Loan Documents or other instrument or obligations securing the Note or secured hereunder or whether remedies under other security instruments have been exercised, exercise all right and remedies contained in the Loan Documents, including this Security Agreement, or any other security instruments and obligations and shall have all rights and remedies available to the Secured Party under the Uniform Commercial Code or other applicable laws.

Without limiting the generality of the foregoing, upon the occurrence of an Event of Default which is not timely cured:

(a)                                         The Secured Party may, at the Secured Party’s option and at the Debtor’s expense, either in the Secured Party’s own right or in the name of the Debtor and in the same manner and to the same extent that the Debtor might reasonably so act if this Security Agreement had not been made, (i) demand, sue for, collect, recover, receive and otherwise enforce payment of all proceeds and other sums due and payable from the Collateral, the Debtor hereby requesting and instructing all other parties to the Contracts or liable to the Debtor in connection with the Collateral to make all payments then due or which may thereafter become due thereunder or thereby to the Secured Party, and the Debtor further agreeing that the receipt by the Secured Party of any such payments shall be a complete release and discharge of the obligor or obligors thereof to the extent of the payment or payments so made; (ii) do all things requisite, convenient or necessary to enforce the performance and observance of any and all other covenants, agreements, conditions, terms and provisions of the Contracts, and to exercise all the rights, remedies and privileges of the Debtor contained in the Contracts or arising from the Collateral or any part thereof, including, but not limited to, the making, modifying, amending, enforcing, cancelling, surrendering or accepting the surrender of, terminating or extending any of the Contracts now or hereafter in effect, and also including the compromising, waiving, excusing, or in any manner releasing or discharging of any obligation of any party to or arising from the Collateral; (iii) take possession of the books, papers and accounts of the Debtor, wherever located, relating to the Collateral; (iv) receive, and the Debtor will forthwith surrender to the Secured Party, the possession of the Collateral, and, to the extent permitted by law, the Secured Party may itself or by such officers or agents as it may appoint (A) manage or operate the Collateral or any part thereof, (B) exclude the Debtor, its agents and servants therefrom, (C) make, enforce, modify and accept the

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surrender of any Contracts or leases covering all or any portion of the Property, (D) obtain and evict tenants, fix or modify purchase prices or rents, fill any and all vacancies and lease the Property or Personal Property, or any part thereof, and (E) do all acts, including the making of contracts, which the Secured Party deems necessary for the care or management of the Property or Personal Property; (v) sue or otherwise collect and receive monies; and (vi) do all other things requisite, convenient or necessary to require the other parties to the Contracts to perform the same or which the Secured Party deems proper to protect the security given hereunder.

(b)                                         The Secured Party may foreclose this Security Agreement in the manner now or hereafter provided or permitted by law, including treatment of the Collateral as real property subject to judicial foreclosure pursuant to Chapter 667, Hawaii Revised Statutes, as amended, and shall have the immediate right to receivership on ex parte order and without bond pending foreclosure, and may sell, assign, transfer or otherwise dispose of the Collateral at public or private sale, in whole or in part, and the Secured Party may, in its own name or as the irrevocably appointed attorney-in-fact of the Debtor, effectually assign and transfer the Collateral, or any part thereof, absolutely and execute and deliver all necessary assignments, deeds, conveyances, bills of sale and other instruments with power to substitute one or more persons or corporations with like power; and, if the Secured Party so instructs the Debtor, the Debtor shall assemble, without expense to the Secured Party, all of the Collateral at a convenient place on the Island of Hawaii, at the Secured Party’s option, and the Debtor shall ratify and confirm any such sale or transfer by delivering all proper instruments to such persons or corporations as may be designated in any such request. Any such foreclosure sale, assignment or transfer shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against the Debtor and all persons and entities lawfully claiming by or through or under the Debtor. Any such sale may be adjourned from time to time. The Secured Party shall give the Debtor notice of any public or private sale as may be required by the UCC and in any event no less than ten (10) days. Upon any sale, the Secured Party may bid for and purchase the Collateral, or any part thereof, and upon compliance with the terms of sale, may hold, retain and possess and dispose of the Collateral, in its absolute right without further accountability, and any purchaser, including the Secured Party, at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, commissioner’s compensation and other charges, in paying purchase money, tum in the Note, including interest and charges thereon, in lieu of cash, up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

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In case of any Event of Default which is not timely cured, neither the Debtor nor anyone claiming by, through or under the Debtor, to the extent the Debtor may lawfully so agree, shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any of the Collateral is situated in order to prevent or hinder the enforcement of this Security Agreement, or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat; and the Debtor in the Debtor’s own right and for all who may claim under the Debtor, hereby waives, to the full extent that the Debtor may lawfully do so, the benefit of all such laws and any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any enforcement of the lien hereof and agrees that the Secured Party or any court having jurisdiction to foreclose such lien may sell the Collateral in parts or as an entirety. The Secured Party may apply the proceeds of any such sale first, to the costs and expenses of such sale and all proceedings in connection therewith, including counsel fees; next, to the payment of any disbursements made by the Secured Party for taxes or assessments or other charges prior to the security interest of this Security Agreement which the Secured Party shall deem it expedient to pay; next, to the repayment of any other disbursements made by the Secured Party according to the terms hereof; and next, to the payment of the unpaid principal or any interest or other charges on the Note, and any other obligations of the Debtor under the Loan Documents; and the remainder, if any, shall be paid over to the Debtor. If such proceeds shall be insufficient to discharge the entire indebtedness owing by the Debtor under this Security Agreement, the Loan Documents and any other instrument or obligation secured hereunder, the Secured Party may have any other legal recourse against the Debtor for the deficiency.

Nothing in this Agreement or the Note shall affect or impair the right, which is unconditional and absolute, of the holder of the Note to enforce payment of the principal or any interest on the Note and all fees, charges and other sums due under the Loan Documents at or after the date therein expressed as the date when the same shall become due, or the obligation of the Debtor secured hereunder, which is likewise unconditional and absolute, to pay such amounts at the respective times and places therein expressed.

A.                                          DEBTOR’S WARRANTIES. The Debtor warrants and represents to the Secured Party as follows:

1.                                      The Debtor is a party to each of the Contracts and is the absolute and sole owner of the interest in and to the Collateral subject to this Security Agreement and Permitted Liens (as defined in the Term Loan Agreement executed concurrently herewith), and, subject to the terms thereof, with full right and title to assign the same to the Secured Party and to grant the Secured Party a security interest in the same and the sums due or to become due thereunder; the Debtor has to date fully and faithfully performed and observed all of the terms, obligations, covenants, conditions and warranties to be performed and observed by the Debtor

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thereunder and no event has occurred and is continuing which constitutes, or with notice or the passage of time would constitute, a default thereunder; the Contracts are genuine, valid, subsisting and enforceable upon all parties thereto according to their terms; the Debtor has not alienated, assigned, pledged, transferred, mortgaged or otherwise encumbered any of the rights or interests of the Debtor in the Collateral, including the sums due or to become due thereunder, except for Permitted Liens; there have been no amendments or modifications to any of the Contracts; no financing statement or any other lien or encumbrance covering any of the Collateral is on file in the Bureau of Conveyances of the State of Hawaii, or is otherwise outstanding, except for Permitted Liens; the other parties to the Contracts have no offsets, counterclaims or defenses against the Debtor, whether arising out of the Contracts or otherwise; no payments of any kind required thereunder have been anticipated, discounted, waived, released or set-off; no parties thereto have been discharged, excused or released; no claims under the Contracts have been compromised; the Debtor has not accepted any payments under any of the Contracts, except as permitted by the terms thereof; all payments thereunder are current; and nothing in any of the Contracts would prevent the Secured Party from enforcing any of the rights and remedies that the Debtor might have if this Security Agreement had not been executed.

2.                                      The Debtor is the lawful owner or lessee of the Personal Property and has the right to the use and possession of the Personal Property and has good right to grant or convey the same as security under this Security Agreement; the Personal Property is free and clear of any lien or right prior to or on a parity with the lien of this Security Agreement, except as noted above; the Debtor will, on behalf of the Secured Party, defend forever against any claims or demands thereon made by all persons; and there exist no offsets, counterclaims or defenses to the Debtor’s rights therein or thereto.

3.                                      The Debtor’s exact and correct legal name is as set forth in the first paragraph of this Security Agreement. The Debtor is registered and in good standing in the State of Hawaii.

B.                                          DEBTOR’S COVENANTS. The Debtor hereby covenants and agrees with the Secured Party as follows:

1.                                      Payment of Taxes, Assessments, Etc. The Debtor will punctually pay and discharge, or cause to be paid and discharged from time to time as the same shall become due, all taxes, rates, assessments, impositions, duties and other charges of every description to which the Collateral, or any part thereof, may during the term of this Security Agreement become liable by authority of law, other than such taxes and other obligations subject to Permitted Protests (as defined in the Tern Loan Agreement executed concurrently herewith). The Debtor will, upon request, deposit copies of the receipts therefor with the Secured Party at least thirty (30) days prior to the final date such taxes, rates, assessments,

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impositions, duties and other charges may be paid without penalty, other than such taxes and other obligations subject to Permitted Protests.

2.                                      Preservation of Contracts. Other than in the Debtor’s ordinary course of business, without the prior written consent of the Secured Party, the Debtor will not: (a) modify, change, alter, extend, terminate, cancel, tender or accept surrender of any of the Contracts; (b) reduce, discount, compromise, settle, waive, release or set-off the amount of any sums payable thereunder, vary the terms of payment or otherwise change, alter or modify the same, or consent to the subordination of interest of any part thereto, or waive, excuse, condone or in any manner release or discharge any party thereunder of or from their respective obligations, covenants, conditions and agreements required to be performed; (c) execute any agreement which would prevent the Secured Party from acting as the Debtor, as provided herein; nor (d) alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein or thereto, including the sums due or to become due thereunder, other than pursuant to Permitted Liens.

3.                                      Performance. The Debtor will fully and faithfully abide by, observe and discharge, perform and enforce the performance of the terms, obligations, covenants, conditions, agreements and warranties required to be performed and observed under each of the Contracts, in respect of the Personal Property and under the Loan Documents, including this Security Agreement, and any other instrument secured hereunder, and will give prompt notice to the Secured Party of any default thereunder, whether by the Debtor or by any party thereto, together with an accurate and complete copy of any notice either received or sent by the Debtor. The Debtor will not anticipate, discount, compromise, settle, waive, release or set off any sums due under the Contracts or in respect of the Personal Property or receive any sums in any manner inconsistent with the provisions of the Contracts or this Security Agreement.

4.                                      Indemnification. The Debtor will indemnify and hold and save the Secured Party harmless from and against any and all liability, loss, damage or expense of whatever kind or nature, including attorneys’ fees, which the Secured Party may at any time sustain or incur hereunder, including, but not limited to, any claims or demands whatsoever which may be asserted against the Secured Party as a result of any failure on the part of the Debtor to perform, observe or discharge its obligations under any of the Contracts or involving any of the Collateral, other than any of the foregoing arising from Secured Party’s gross negligence or willful misconduct. Prior to the actual entry and taking possession of any property by the Secured Party, this Security Agreement shall not operate to place responsibility upon the Secured Party for the control, care, management or repair of any property constituting security hereunder.

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5.                                      Enforcement and Collection. The Debtor will, at no cost to the Secured Party, diligently enforce and secure the performance and observance of each and every obligation, covenant, condition, and agreement of the other parties under all the Contracts.

6.                                      Duplicate Originals. At the request of the Secured Party, the Debtor will furnish to the Secured Party a duplicate original of each Contract now existing or hereafter executed by the Debtor.

7.                                      Litigation. The Debtor will appear in and defend any action or proceeding at law or in equity affecting in any manner all or part of the Collateral; and in such event the Debtor will pay all costs, charges and expenses, including cost of evidence of title and attorneys’ fees incurred, and will fully indemnify the Secured Party from and against any loss, damage or expense, including attorneys’ fees, sustained or incurred by the Secured Party as a result of any failure on the part of the Debtor to comply with its obligations under this paragraph.

8.                                      Liens. The Debtor will maintain the valid security interest of the Secured Party in the Collateral and the sums due thereunder, free and clear of all liens, claims and encumbrances that may be, or are threatened to be, made prior to or on a parity with the security interest of the Secured Party herein, except for Permitted Liens, liens for taxes or assessments not yet payable or payable without penalty so long as payable, and liens subject to Permitted Protests. The Debtor will not claim any credit on interest payable on the Note or on any other payment secured hereby for any portion of the taxes assessed against the Collateral, and the provisions of any law entitling the Debtor to such credit are hereby expressly waived by the Debtor to the extent they may be lawfully waived. The Debtor will not release any liens on its assets without at least thirty (30) days’ prior written notice to the Secured Party.

9.                                      Further Assurances. The Debtor authorizes the Secured Party to file financing statements describing the Collateral, continuation statements, amendments and any other related documents. The Debtor will assist in the preparation of and will execute and acknowledge from time to time, alone or with the Secured Party, and deliver, file or record any further instruments, including security agreements, financing or continuation statements, mortgages or other instruments, and do such further acts as the Secured Party may reasonably request to confirm, establish, continue, maintain and perfect the security interest created by this Security Agreement and to subject the Collateral to the lien hereof, including all renewals, additions, substitutions, replacements or betterments thereto and all proceeds therefrom, and otherwise to protect the same against the rights and interests of third parties, and to execute all documents and perform all acts necessary to enforce the Contracts and to make the same binding, the Debtor agreeing to pay the cost of preparing, filing and recording the same.

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10.                               Acknowledgment of Debt. The Debtor, within ten (10) days after request by the Secured Party in writing, will furnish to the Secured Party, or to any proposed assignee of this Security Agreement, a written statement duly acknowledged of the amount due under this Security Agreement and the Note and due under any material Contract, and whether any offsets, counterclaims or defenses exist against the secured debt.

11.                               Personal Property. The Debtor agrees: (a) to keep all Personal Property intact and in good condition, order and repair; (b) at the Debtor’s own expense to replace any portion thereof which may be broken or become obsolete or worn out or unfit for use; (c) to comply with all laws, rules and regulations made by governmental authority and applicable thereto; (d) not to commit or suffer any strip or waste of the Personal Property; and (e) not to alienate, assign, pledge, transfer or encumber any of the rights or interests of the Debtor therein and thereto, except for Permitted Liens.

12.                               Insurance. The Debtor will, in the name and for the benefit of the Secured Party, during the term of this Security Agreement, keep all of the Personal Property insured against hazards of such type or types and in such amount or amounts and form of policy as the Secured Party may from time to time reasonably require and will deposit the policies with the Secured Party. The Debtor further agrees to keep paid in advance all premiums and costs of all insurance required hereunder and, upon demand of the Secured Party, will furnish evidence of payment of such premiums. The Debtor, not less than thirty (30) days prior to the expiration date of each policy, shall deliver to the Secured Party a renewal policy or policies, accompanied by evidence of payment satisfactory to the Secured Party. All insurance required hereunder shall be effected under valid and enforceable policies issued by insurance companies authorized to do business in the State of Hawaii, the Debtor hereby acknowledging receipt of written notice from the Secured Party that the Debtor is free to procure any such insurance from any insurance company so authorized. The Secured Party shall not be responsible for such insurance or for the collection of any insurance monies, or for the insolvency of any insurer or insurance underwriter. The amount collected from any fire or other insurance policy may be applied by the Secured Party upon any indebtedness secured hereby and in such order as the Secured Party may determine, or, at the option of the Debtor, the entire amount so collected, or any part thereof, may be applied to the restoration of the Personal Property, without being deemed a payment on any of the indebtedness secured hereby. Such application or restoration shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice. No lien upon any of such policies of insurance, or upon any refund or return premium which may be payable on the cancellation or termination thereof, shall be given to anyone other than the Secured Party, except by proper endorsement affixed to such policy and approved by the Secured Party. In the event of loss or physical damage to the Personal Property, the Debtor shall give immediate notice thereof by mail to the Secured Party, and the Secured Party may make proof of loss if the same is not made promptly by the Debtor. In the event of foreclosure of this Security Agreement, or other transfer of title to the Collateral in the

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extinguishment of the indebtedness secured hereby, all right, title and interest of the Debtor in and to any insurance policies then in force shall pass to the purchaser or the grantee. All such policies or other contracts for such insurance issued by the respective insurers shall, to the extent obtainable, be without contribution and contain an agreement by the insurer that the policy or other contract shall not be cancelled or materially changed without at least thirty (30) days’ prior written notice to the Secured Party.

13.                               Change in Status. The Debtor will not change its location or place of organization or its name without at least thirty (30) days’ prior written notice to the Secured Party. The Debtor shall keep the Secured Party timely advised with respect to any such changes, and the Secured Party shall have no affirmative obligation to know about any such changes.

C.                                MUTUAL COVENANTS. The Debtor and the Secured Party mutually covenant and agree each with the other as follows:

I.                                        Secured Party Not Obligated To Perform. Neither the acceptance of this Security Agreement by the Secured Party, nor the exercise of any rights hereunder by the Secured Party, shall be construed in any way as an assumption by the Secured Party of any obligations, responsibilities or duties of the Debtor arising from the Collateral assigned hereunder or otherwise bind the Secured Party to the performance of any of the terms and provisions contained in any of the Contracts or of any obligations respecting the Personal Property, it being expressly understood that the Secured Party shall not be obligated to perform, observe or discharge any obligation, responsibility, duty or liability of the Debtor under any of the Collateral, including, but not limited to, appearing in or defending any action, expending any money or incurring any expenses in connection therewith.

2.                                      Right of Secured Party To Defend Action Affecting Security. The Secured Party may, at the Debtor’s expense, appear in and defend any action or proceeding at law or in equity purporting to affect the Secured Party’s security interest under this Security Agreement.

3.                                      Right of Secured Party To Prevent or Remedy Default. If the Debtor shall fail to perform any of the covenants, conditions and agreements required to be performed and observed by the Debtor under the Loan Documents, including this Security Agreement, the Contracts, or any other instruments secured hereby, or in respect of the Personal Property, the Secured Party (a) may, but shall not be obligated to, take action the Secured Party deems necessary or desirable to prevent or remedy any such default by the Debtor or otherwise to protect the security interest of the Secured Party under this Security Agreement, and (b) shall have the absolute and immediate right to enter in and upon or take possession of the Property, Collateral or any part thereof to such extent and as often as the Secured Party, in its sole

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discretion, deems necessary or desirable in order to prevent or to cure any such default by the Debtor, or otherwise to protect the security of this Security Agreement. The Secured Party may advance or expend such sums of money for the account of the Debtor, as the Secured Party in its sole discretion deems necessary for any such purpose.

4.                                      Secured Party’s Expenses. All advances, costs, expenses, charges and attorneys’ fees which the Secured Party may make, pay or incur under any provision of this Security Agreement for the protection of its security or for the enforcement of any of its rights hereunder, or in foreclosure proceedings commenced and subsequently dismissed, or in any dispute or litigation in which the Secured Party or the holder of the Note may become involved by reason of or arising out of the Loan Documents, including this Security Agreement, or any other instrument secured hereby, or the Collateral or the care and management of the Collateral, shall be paid by the Debtor to the Secured Party, upon demand, and shall bear interest until paid at the rate specified by the Note to be paid in the event of default thereunder, all of which obligations shall be additional charges upon the Collateral and be equally secured hereby.

5.                                      Secured Party’s Right of Set-Off. Upon the occurrence of any Event of Default, or if the Secured Party shall be served with garnishee process in which the Debtor shall be named as defendant, whether or not the Debtor shall be in default hereunder at the time, the Secured Party may, but shall not be required to, set off any indebtedness owing by the Secured Party to the Debtor against any indebtedness secured hereby, without first resorting to the security hereunder and without prejudice to any other rights or remedies of the Secured Party or its security interest herein.

6.                                      No Waiver. In case the Secured Party shall have proceeded to enforce any right or remedy hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, the Debtor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been taken. No failure or delay on the part of the Secured Party in exercising any right, remedy or power under this Security Agreement or in giving or insisting upon strict performance by the Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. The Secured Party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Debtor of any and all of the terms and provisions of this Security Agreement to be performed by the Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of the Secured Party contained in the Loan Documents, including this Security Agreement, shall not cure or waive any default, or affect any notice of default or invalidate any acts done pursuant to such notice. No waiver by the Secured Party of any breach or default of or by any party hereunder,

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shall be deemed to alter or affect the Secured Party’s rights hereunder with respect to any prior or subsequent defaults.

7.                                      Remedies. No right or remedy herein reserved to the Secured Party is intended to be exclusive of any other right or remedy, but each and every such remedy shall be cumulative and is not in lieu of but shall be in addition to any other rights or remedies given under this Security Agreement. Any and all of the Secured Party’s rights and remedies may be exercised from time to time and as often as such exercise is deemed necessary or desirable by the Secured Party.

8.                                      Right of Secured Party To Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any person, including the Debtor, for the payment of any indebtedness secured hereby, or the lien of this Security Agreement on the Collateral, or the remainder thereof, for the full amount of any indebtedness unpaid, the Secured Party may from time to time, without notice or without affecting or impairing any of the Secured Party’s rights under this Security Agreement: (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness or accept a renewal note or notes to evidence such an extension or alteration, (c) accept additional security therefor of any kind, including (but not limited to) deeds of trust or mortgages, (d) alter, substitute or release from any security interest or lien held by the Secured Party any property securing the indebtedness secured hereby to its several securities therefor in such order and manner as it may deem fit, (e) join in granting any easement or creating any restriction thereon, or (f) join in any extension, subordination or other agreement affecting this Security Agreement or the lien or charge thereof.

D.                                MISCELLANEOUS

1.                                      Terms Commercially Reasonable. The terms of this Security Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code.

2.                                      Definitions. The terms “advances”, “costs” and “expenses” shall include, but shall not be limited to, attorneys’ fees whenever incurred. The terms “indebtedness” and “obligations” shall mean and include, but shall not be limited to, all claims, demands, obligations and liabilities whatsoever, however arising, whether owing by the Debtor individually or as a partner, or jointly or in common with any other party, and whether absolute or contingent, and whether owing by the Debtor as principal debtor or as a co-maker or as endorser, liquidated or unliquidated, and whenever contracted, accrued or payable. In this Security Agreement, whenever the context so required, the neuter gender includes the masculine or feminine, and the singular number includes the plural and vice versa.

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3.                                      Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provisions of this Security Agreement.

4.                                      Change, Amendment, Etc. No change, amendment, modification, cancellation or discharge or any provision of this Security Agreement shall be valid unless consented to in writing by the Secured Party.

5.                                      Assignment of Secured Party’s Interest. The Secured Party shall have the right to assign its interest in this Security Agreement to any subsequent holder of the Note.

6.                                      Parties in Interest. As and when used herein, the term “Debtor” shall mean and include the Debtor and its successors and permitted assigns, and the term “Secured Party” shall mean and include the Secured Party herein named and its successors and assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of the Debtor, the Secured Party and their respective successors and permitted assigns. Where there is more than one entity identified as the “Debtor”, the obligations of each such entity shall be joint and several.

7.                                     Applicable Laws; Severability. This Security Agreement shall be governed by and shall be construed and interpreted under and pursuant to the laws of the State of Hawaii. If any provision of this Security Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Security Agreement shall remain unaffected.

8.                                     Notices. All notices, demands or documents which are required or permitted to be given or served hereunder shall be deemed to be delivered when a record has been (a) personally delivered, (b) received by telecopy, (c) received through the Internet, or (d) sent by registered or certified mail addressed as follows:

To:	NUTREX HAWAII, INC.
73-4460 Queen Kaahumanu Highway, Suite 102
Kailua-Kona, Hawaii 96740
Attention:

	with a copy to:	Gregory Nasky
Goodsill Anderson Quinn & Stifel LLP
1009 Alakea Street, Suite 1800
Honolulu, Hawaii 96813

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To:	PACIFIC RIM BANK
	Two Waterfront Plaza
	500 Ala Moana Boulevard, Suite 2A
	Honolulu, Hawaii	96813

Such addresses may be changed from time to time by the addressee by serving notice as provided above. Service of such notice or demand shall be deemed complete upon the earlier of the date of actual delivery or the third day after the date of mailing if mailed in Hawaii.

9.                                      Waiver Of Right To Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

10.                               Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

11.                               Terms and Conditions of This Security Agreement Supplement Other Loan Documents. The terms and conditions of this Security Agreement applicable to the Debtor and the covenants, representations and warranties of the Debtor under this Security Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Debtor or other parties under the Loan Agreement and the covenants, representations and warranties of the Debtor hereunder merely supplement and do not supplant or supersede provisions of similar effect or subject matter in the other Loan Documents.

- - - THE NEXT PAGE IS THE SIGNATURE PAGE - - -

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IN WITNESS WHEREOF, the Debtor and the Secured Party have executed these presents on the day and year first above written.

NUTREX HAWAII, INC.,
a Hawaii corporation

By	/s/ Brent Bailey
BRENT BAILEY
Its President

By	/s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

Debtor

PACIFIC RIM BANK

By	/s/ Melvin Tanaka
Melvin Tanaka
Its Senior Vice President

Secured Party

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ACKNOWLEDGMENT

State of California
County of Los Angeles }

On August 14th, 2012 before me,	Yelena Osadchaya Notary Public
(insert name and title of the officer)

personally appeared Jole Deal who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal
Signature	/s/ Yelena Osadchaya	(Seal)

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

On this 14th day of August, 2012, before me appeared BRENT BAILEY, to me personally known, who being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Michael Senz
Notary Public, State of California

My commission expires:10/2/2014

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[redacted]

STATE OF HAWAII
BUREAU OF CONVEYANCES
RECORDED

September 7, 2012 8:01 AM

Doc No(s) A-46330411

/s/ NICKI ANN THOMPSON
REGISTRAR

1 4/7 TAW
B-32121746

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

3 pages

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: NUTREX HAWAII, INC.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 73-4460 Queen Kaahumanu Hwy, Suite 102		CITY: Kailua-Kona	STATE: HI	POSTAL CODE: 96740	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: corporation	1f. JURISDICTION OF ORGANIZATION: Hawaii	1g. ORGANIZATIONAL ID #, if any: 82136 D1	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: PACIFIC RIM BANK				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: Two Waterfront Plz, 500 Ala Moana, Ste 2A	CITY: Honolulu	STATE: HI	POSTAL CODE: 96813	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All of Debtor's personal property now owned or hereafter acquired, including, but not limited to, the personal property more particularly described in Exhibit "A" attached hereto and incorporated by reference herein.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☑ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02) International Association of Commercial Administrators (IACA)